AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2007
                           REGISTRATION NO. 333-133820

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ZONE 4 PLAY, INC.
                 (Name of small business issuer in its charter)

          NEVADA                       5812                     98-0374121
  (State or jurisdiction         (Primary Standard          (I.R.S. Employer
   of incorporation or       Industrial Classification     Identification No.)
       organization)               Code Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
                                 (302) 691-6177
          (Address and telephone number of principal executive offices)

                    Uri Levy, Acting Chief Executive Officer
                                 103 Foulk Road
                              Wilmington, DE 19803
                                 (302) 691-6177
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                           Edwin L. Miller, Jr., Esq.
                           Howard E. Berkenblit, Esq.
                                 Z.A.G./S&W LLP
                             One Post Office Square
                                Boston, MA 02109
                                Tel: 617-338-2800
                                Fax: 617-338-2880

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
     From time to time after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form SB-2 is being filed to include information from the Registrant's Annual Report on Form 10-KSB, filed with the Commission on March 30, 2007, and the Registrant's Quarterly Report on form 10-QSB for the period ending March 31, 2007, filed with the Commission on May 21, 2007.

                                ZONE 4 PLAY, INC.
                     UP TO 20,103,243 SHARES OF COMMON STOCK

This prospectus relates to the public offering of an aggregate of up to 20,103,243 shares of common stock which may be sold from time to time by the selling stockholders of Zone 4 Play, Inc. named in this prospectus. Of these shares, 10,497,485 shares of common stock are issuable upon exercise of warrants held by the selling stockholders.

The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 14. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

We have paid the expenses of preparing this prospectus and the related registration expenses but we will not receive any proceeds from the sale of our shares by the selling stockholders.

Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol "ZFPI.OB.". The last reported sales price for our common stock on July 9, 2007 was $0.09 per share.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 18, 2007.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Prospectus Summary                                                          1
Risk Factors                                                                3
Forward Looking Statements                                                 12
Use of Proceeds                                                            12
Selling Stockholders                                                       12
Plan of Distribution                                                       16
Legal Proceedings                                                          17
Directors and Executive Officers                                           17
Security Ownership of Certain Beneficial Owners and Management             19
Description of Securities                                                  21
Indemnification for Securities Act Liabilities                             21
Business                                                                   22
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                                    39
Description of Property                                                    47
Certain Relationships and Related Transactions                             47
Market for Common Equity and Related Stockholder Matters                   47
Executive Compensation                                                     49
Legal Matters                                                              51
Experts                                                                    51
Additional Information                                                     51
Index to Consolidated Financial Statements                                F-1

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section contained elsewhere in this prospectus, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Zone4Play,", the "Company," "we," "us," and "our" refer to Zone 4 Play, Inc. and its subsidiaries.

                                ZONE 4 PLAY, INC.

We are a software and technology developer and provider to companies that service the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over mobile devices, TV and the internet. Our software provides and supports play-for-fun and play-for-real interactive games. We offer five core solutions to companies that offer play-for-real gaming, namely:

(i) Multiplayer blackjack tournaments, or Blackjack Software: 24/7 availability of a variety of blackjack tournaments games based on a peer-to-peer technology allowing users to compete against each other and not against the "house".

(ii) Mobile gaming: the provision of services on mobile devices, including fixed odds games, multiplayer games, sports betting services, scratch cards and exchange betting.

(iii) Interactive TV gaming: the provision of software and technology currently supporting fixed odds games.

(iv) Participating TV gaming: the provision of services via the interaction of television broadcasts and mobile text messages, IVR (interactive voice response) lines or Java interaction.

(v) Online gaming: the provision of fixed odds and casino games over the internet.

We also provided marketing services related to our Blackjack Software business and potentially other games thorough our subsidiary Get21 Limited, or Get21, which used Golden Palace Ltd. for the full operation of the service which includes payment, processing, customer support, fraud and collusion prevention and other services.

Effective July 15, 2007, we have decided to cease the marketing services provided for gaming applications marketing activities due to cash flow difficulties.

We have recently re-prioritized our operations and currently plan to focus on two products: the Winner Channel and our Blackjack Software.

Our technology allows our customers to generate additional revenue from their existing infrastructure and user base by allowing a subscriber to switch from one platform, such as Interactive TV, mobile, internet or participating TV to another platform using a single account with the same account balance and user information. In addition, our technology allows mobile service providers, TV broadcasters and channels to provide additional content, as well as an increased variety of services, to their customers.

Our shares of common stock are currently traded on the OTC Bulletin Board under the trading symbol "ZFPI.OB".

Our principal executive offices are located at 103 Foulk Road, Wilmington, DE 19803 and our telephone number is (302) 691-6177.

                                  THE OFFERING

Common stock outstanding
before the registration             32,304,448

Common stock offered by
selling stockholders                Up to 20,103,243 shares. This number
                                    includes 10,497,485 shares of common stock issuable upon exercise of outstanding warrants by the selling stockholders.

Common stock to be outstanding
after the offering                  Up to 42,801,933 shares.

Use of proceeds                     We will not receive any proceeds from the
                                    sale of the common stock hereunder. We will receive proceeds from the exercise of outstanding warrants. See "Use of Proceeds" for a complete description.

OTCBB Symbol                        ZFPI.OB.

                                  RISK FACTORS

                          RISKS RELATED TO OUR BUSINESS

Our business involves a high degree of risk, and our securities are highly speculative. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in our common stock.

IF WE ARE UNABLE TO OBTAIN FINANCING NECESSARY TO SUPPORT OUR OPERATIONS, WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN.

We have generated revenues since inception but they were not an adequate source of cash to fund future operations. Historically we have relied on private placement issuances of equity.

It is likely that we will need to raise additional working capital to fund our ongoing operations and growth. The amount of our future capital requirements depends primarily on the rate at which we increase our revenues and correspondingly decrease our use of cash to fund operations. Cash used for operations will be affected by numerous known and unknown risks and uncertainties including, but not limited to, our ability to successfully market our products and services and the degree to which competitive products and services are introduced to the market. As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock.

There can be no assurance that acceptable financing to fund our ongoing operations can be obtained on suitable terms, if at all. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our stockholders could lose their entire investment in our company.

OUR BRIEF OPERATING HISTORY MAKES OUR FUTURE SUCCESS UNCERTAIN.

We have a brief operating history. In 2001, we began our business of developing, commercializing and marketing games software and technologies. We are continuing to develop our business, enhance and extend our product suite and build our organization. Our brief operating history makes our success uncertain. As a result of our brief operating history, it is difficult to accurately forecast our revenues, and we have limited meaningful historical financial data upon which to base planned operating expenses and new business revenue.

WE HAVE INCURRED LOSSES SINCE OUR INCEPTION, AND THERE IS NO ASSURANCE THAT PROFITABLE OPERATIONS, IF ACHIEVED, CAN BE SUSTAINED.

We have not yet realized a profit, and we do not expect to be profitable in the near future. We cannot assure you that we will ever achieve profitability. At March 31, 2007, we had an accumulated deficit of $14,756,203. We expect to incur substantial costs that may not be offset by increased revenues. These costs include the following: continued brand development, marketing and other promotional activities; continued product development, upgrading and maintenance of our software; increased administrative costs related to infrastructure and business support systems, the expansion of our product offerings and the continued enhancements to our technologies; and development of strategic business relationships.

EVEN IF WE ACHIEVE A SUBSTANTIAL INCREASE IN OPERATING REVENUES, OUR OPERATING RESULTS ARE LIKELY TO BE DIFFICULT TO PREDICT AND ARE LIKELY TO FLUCTUATE SUBSTANTIALLY.

Our operating results are likely to fluctuate significantly due to a variety of factors, many of which are outside of our control. Factors that may harm our business or cause our operating results to fluctuate include the following:

o    the ability of customers to obtain players and grow their games business;

o    the mix of games and other products developed by us;

o    our inability to obtain new customers and strategic partners;

o    our inability to adequately maintain, upgrade and develop our technologies;

o    technical difficulties with respect to the use of our software;

o the ability of our competitors to offer new or enhanced games technologies, services or products;

o    price competition;

o    adverse regulatory developments in the business of games for pay;

o    our inability to license additional games from third parties; and

o the amount and timing of operating costs and capital expenditures relating to commercializing our technologies.

LACK OF CONTINUED ACCEPTANCE OF OUR PRODUCTS WILL AFFECT OUR BUSINESS.

Poor market acceptance of our products or other unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible. Initially, our success may be limited by our limited experience in marketing online gaming technologies, our limited international marketing experience and our lack of brand recognition.

Our Blackjack Software licensing fees revenue model will be dependent upon the revenues of our customers. If our technology and games are not widely accepted by our future customers' subscribers, our financial condition and results of operations will be materially and adversely affected.

We typically enter into agreements with our new customers under which they offer our applications to subscribers and we receive a percentage of our customers' related revenues. The subscribers are charged a one-time, monthly or per-use subscription fee for the application. It is expected that our customers will retain a percentage of the fee and remit the balance to us. If our technology and games are not widely accepted by our customers' subscribers, our financial condition and results of operations will be materially adversely affected.

WE HAVE FINANCED OUR OPERATIONS PRIMARILY THROUGH THE SALE OF EQUITY SECURITIES AND MAY BE UNABLE TO CONTINUE TO DO SO.

Since inception through March 31, 2007, we have incurred a cumulative deficit of $14,756,203 and have raised net proceeds from the sale of equity securities of approximately $12,945,961. We may need to continue to finance our operations with the sale of equity securities. If we do, so, our shareholders will experience dilution to their percentage interest in us, which may be substantial, and the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. For example, in March 2006, we raised an aggregate of $6,520,000 through the sale of 8,234,485 units comprising of one share of our common stock and one warrant, to certain accredited investors. If we unable to obtain future financing, we may have to substantially curtail or cease operations or find a merger partner on terms which, if available at all, may be unfavorable.

WE DERIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM A LIMITED NUMBER OF CUSTOMERS.

In 2006, we derived approximately 84% of our revenues from three major customers: Golden Palace Ltd (51%); Two Way TV Australia (21%) and Two Way Media Ltd (12%).

ERRORS OR DEFECTS IN OUR SOFTWARE PRODUCTS COULD DIMINISH DEMAND FOR OUR PRODUCTS AND REDUCE OUR OPERATING RESULTS.

Our software products are complex and may contain errors that could be detected at any point in the life of the product. We cannot assure you that errors will not be found in new products or releases after shipment. This could result in diminished demand for our products, delays in market acceptance and sales, diversion of development resources, injury to our reputation or increased service and warranty costs. If any of these were to occur, our operating results could be adversely affected.

MOBILE GAMING, INTERACTIVE TV GAMING AND PARTICIPATING TV GAMING ARE NEW PLATFORMS AND MAY NOT GAIN POPULARITY.

The market for our products and platforms on which they operate may not grow. Consumer behavior may change and consumers may lean towards technologies and/or leisure activities which are not within our sphere of activity.

WE ARE EXPOSED TO FLUCTUATIONS IN CURRENCY EXCHANGE RATES.

A significant portion of our business is conducted outside the United States. Although a majority of our revenues are transacted in U.S. Dollars, we are exposed to currency exchange fluctuations in other currencies such as the British pound and the New Israeli Shekel. Moreover, a portion of our expenses in Israel and UK are paid in Israeli currency (NIS) and pounds, which subjects us to the risks of foreign currency fluctuations. Our primary expenses paid in NIS are employee salaries and lease payments on our Israeli facilities.

RAPID TECHNOLOGICAL CHANGES MAY ADVERSELY AFFECT OUR FUTURE REVENUES AND PROFITABILITY.

The software industry is subject to rapid technological change. We need to anticipate the emergence of new hardware and software technologies, assess their market acceptance, and make substantial development and related investments. New technologies in software programming or operations could render our technology obsolete or unattractive to our customers, thereby limiting our ability to recover development costs and potentially adversely affecting our future revenues and profitability. Because a feature of our technology is its ability to operate across platforms, we must continuously monitor the development of new platforms and changes in existing platform technologies in order to keep our software from becoming obsolete.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.

The interactive games industry is new, rapidly evolving and intensely competitive. The competition among developers of games software is increasing rapidly. Currently, we compete with a number of competitors, many of which have similar product offerings. Many of our competitors have substantially greater financial, marketing and other resources than us and offer a broader range of services than us. Some of our competitors have longer operating histories and have established customer relationships. The possibility of the very largest software providers entering into new markets is always a competitive threat in the software industry. Many of these software providers are known for their aggressive marketing tactics.

Our competitors may be able to develop technologies more effectively or may be able to license their technologies on more favorable terms given their larger customer base. Competitors may also adopt more aggressive pricing or licensing policies than us, which may hinder our ability to penetrate the market and license our technologies.

In addition, increased competition is likely to result in price reductions, reduced gross margins and an increased number of competitors competing for market share, any of which could seriously harm our ability to generate revenues and our results of operations. We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty, and our competitors may sell their software at reduced prices.

OUR PRODUCTS WILL BECOME OBSOLETE IF WE DO NOT UPGRADE AND IMPROVE OUR PRODUCTS AND DEVELOP NEW TECHNOLOGIES.

The success of our products and our ability to sublicense our technologies and to develop a competitive advantage in the market will depend on our ability to improve our products and develop new and innovative technologies. Our operations will be at risk if our products are not continually upgraded and improved. The high technology industry is characterized by a consistent flow of new product and service offerings, which may render existing products and services obsolete.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PREVENT OTHERS FROM INFRINGING ON OUR TECHNOLOGIES.

Our success is heavily dependent upon proprietary technology. To protect our proprietary technology, we rely principally upon copyright and trade secret protection. There can be no assurance that the steps taken by us in this regard will be adequate to prevent misappropriation or independent third-party development of our technology. Further, the laws of certain countries in which we intend to license our technologies or products may be inadequate to protect us. We do not include in our software any mechanism to prevent or inhibit unauthorized use, but we generally require the execution of an agreement that restricts unauthorized copying and use of our products. If unauthorized copying or misuse of our products were to occur, our business and results of operations could be materially adversely affected. While the disclosure and use of our proprietary technology, know-how and trade secrets are generally controlled under agreements with the parties involved, we cannot assure you that all confidentiality agreements will be honored, that others will not independently develop similar or superior technology, that disputes will not arise concerning the ownership of intellectual property, or that dissemination of our proprietary technology, know-how and trade secrets will not occur.

INTELLECTUAL PROPERTY CLAIMS AGAINST US CAN BE COSTLY AND COULD IMPAIR OUR BUSINESS.

We believe that our products and technology do not infringe patents or other proprietary rights of third parties. There can be no assurance however those third parties will not claim that our current or future products infringe such rights of third parties. We expect that software developers will increasingly be subject to such claims as the number of products and competitors providing games software and services grow and overlap occur. Any such claim, with or without merit, could result in costly litigation or require us to enter into royalty or licensing agreements in order to obtain a license to continue to develop and market the affected products. There can be no assurance that we would prevail in any such action or that any license (including licenses proposed by third parties) would be made available on commercially acceptable terms, if at all. If we become involved in litigation over proprietary rights, it could consume a substantial portion of our managerial and financial resources, which could have a material adverse effect on our business and financial condition.

OUR ABILITY TO LICENSE OUR TECHNOLOGY WILL BE ADVERSELY AFFECTED IF OUR TECHNOLOGY'S SECURITY MEASURES FAIL.

Our technologies incorporate security and authentication protections designed to allow licensees to protect certain personal information of players, such as credit card numbers, player information and player account balances. We cannot predict that whether events or developments will result in a compromise or breach of the technology we use to protect a player's personal information. If the security measures in our software fail, licensees may lose many customers and our ability to license our technologies will be adversely affected.

Furthermore, the servers and computer systems of licensees may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could disrupt their operations and their ability to pay us licensing fees. Any material failure of such systems may have a material affect on our business. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. We cannot assure you that we can prevent all security breaches.

ERRORS OR DEFECTS IN OUR SOFTWARE PRODUCTS COULD DIMINISH DEMAND FOR OUR PRODUCTS, INJURE OUR REPUTATION AND REDUCE OUR OPERATING RESULTS.

Our software products are complex and may contain errors that could be detected at any point in the life of the product. We cannot assure you that errors will not be found in new products or releases after shipment. This could result in diminished demand for our products, delays in market acceptance and sales, diversion of development resources, injury to our reputation or increased service and warranty costs. If any of these were to occur, our operating results could be adversely affected.

WE MAY NEED TO CHANGE THE MANNER IN WHICH WE INTEND TO CONDUCT A PORTION OF OUR BUSINESS IF GOVERNMENT REGULATION INCREASES.

A portion of our business involves the licensing of software used to conduct games-for-pay, or gambling the Internet and otherwise. The regulation of the gambling industry is complex, intensive and constantly changing. The adoption or modification of laws or regulations relating to Internet gambling could adversely affect the manner in which we currently conduct this portion of our business. Many countries are currently struggling with issues surrounding Internet gambling. More specifically, they are considering the merits, limitations and enforceability of prohibition, regulation or taxation of wagering and games transactions that are transacted over the Internet. There are significant differences of opinion and law. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws that may impose additional burdens on us. Laws and regulations directly applicable to games, communications or commerce over the Internet are becoming more prevalent.

The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In order to comply with new or existing laws regulating online commerce, we may need to modify the manner in which we do business, which may result in additional expenses. We may need to hire additional personnel to monitor our compliance with applicable laws.

We are not aware of any regulations or laws that prohibit the development and the licensing of Internet games software that may potentially be used in violation of applicable statutes. It is possible that our planned activities, even though we currently do not operate Internet casinos or otherwise directly engage in the gambling business, may be alleged to violate an applicable statute based on an interpretation of the statute or based on a future change of law or interpretation or enforcement policy. Such allegations could result in either civil or criminal proceedings brought by governmental or private litigants. As a result of such proceedings, we could incur substantial litigation expense, fines, diversion of the attention of key employees, and injunctions or other prohibitions preventing us from engaging in various anticipated business activities. Such an outcome would have a material adverse effect on our business and our results of operations.

BECAUSE WE INTEND TO OPERATE IN MULTIPLE INTERNATIONAL MARKETS, WE ARE SUBJECT TO ADDITIONAL RISKS.

We currently sell our software products in a number of countries and we intend to enter additional geographic markets. Our business is subject to risks, which often characterize international markets, including:

o    potentially weak protection of intellectual property rights;

o    economic and political instability;

o    import or export licensing requirements;

o    trade restrictions;

o    difficulties in collecting accounts receivable;

o    longer payment cycles;

o    unexpected changes in regulatory requirements and tariffs;

o seasonal reductions in business activities in some parts of the world, such as during the summer months in Europe;

o    fluctuations in exchange rates; and

o    potentially adverse tax consequences.

IF WE ARE NOT ABLE TO MANAGE GROWTH OF OUR BUSINESS, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE NEGATIVELY AFFECTED.

We believe that rapid growth and expansion could cause significant strains on our managerial, operational, financial and other resources. Any failure to manage the anticipated growth and expansion of our business could have a material adverse effect on our financial condition.

THE LOSS OF OUR KEY MANAGEMENT PERSONNEL MAY ADVERSELY AFFECT OUR BUSINESS.

We depend on a relatively small number of key employees, especially Uri Levy, our acting Chief Executive Officer and Chief Financial Officer, the loss of any of whom could have an adverse affect on the financial performance of our business. Even though we have an employment agreement with Mr. Levy, we cannot assure you that he will continue his service with us.

IF WE ARE UNABLE TO HIRE AND RETAIN SKILLED PERSONNEL, OUR BUSINESS AND FINANCIAL RESULTS WILL BE NEGATIVELY AFFECTED.

Our success depends to a significant extent on our ability to identify, hire and retain skilled personnel. The software industry is characterized by a high level of employee mobility and aggressive recruiting among competitors for personnel with technical, marketing, sales, product development and management skills. We may not be able to attract and retain skilled personnel or may incur significant costs in order to do so. If we are unable to attract additional qualified employees or retain the services of key personnel, our business and financial results could be negatively impacted.

OUR OFFICERS, DIRECTORS AND FOUNDING SHAREHOLDERS CONTROL A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK. ACCORDINGLY, OUR OUTSIDE SHAREHOLDERS MAY NOT COLLECTIVELY OWN ENOUGH SHARES TO SIGNIFICANTLY INFLUENCE MATTERS THAT ARE VOTED UPON BY OUR SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Our officers, directors and founding shareholders own approximately 19% of our issued and outstanding stock. We do not have cumulative voting in the election of directors. Thus, purchasers of our common stock may not be able to affect the election of any directors to our Board of Directors.

                        RISKS RELATED TO OUR COMMON STOCK

THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR STOCK PRICE MORE VOLATILE. THEREFORE, YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES.

The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. Securities traded on the OTC Bulletin Board typically have low trading volumes. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for our shareholders to sell our common stock. In addition, unlike NASDAQ and the various international stock exchanges, there are few corporate governance requirements imposed on OTC Bulletin Board-traded companies.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED. THIS MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF YOUR SHARES.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written statement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in its market value.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                     RISKS RELATED TO OUR LOCATION IN ISRAEL

POTENTIAL POLITICAL, ECONOMIC AND MILITARY INSTABILITY IN ISRAEL MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Our principal offices and operations are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and the Palestinians, which has adversely affected the peace process and has negatively influenced Israel's relationship with its Arab citizens and several Arab countries. Such ongoing hostilities may hinder Israel's international trade relations and may limit the geographic markets, where we can sell our products. Furthermore, the United States Department of State has issued advisories regarding travel to Israel, impeding the ability of travelers to attain travel insurance. Furthermore, during July and August of 2006 there have been hostilities between Israel and the Hezbollah terrorist organization operating in Lebanon, and the north of Israel has been hit by rockets launched from Lebanon. Any hostilities involving Israel or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could adversely affect our operations.

OUR RESULTS OF OPERATIONS COULD BE NEGATIVELY AFFECTED BY THE OBLIGATIONS OF OUR PERSONNEL TO PERFORM MILITARY SERVICE.

Our operations could be disrupted by the absence for significant periods of one or more of our executive officers, key employees or a significant number of other employees because of military service. Some of our executive officers and some of our male employees in Israel are obligated to perform military reserve duty, which could accumulate annually from several days to up to two months in special cases and circumstances. The length of such reserve duty depends, among other factors, on an individual's age and prior position in the army. In addition, if a military conflict or war occurs, these persons could be required to serve in the military for extended periods of time. Any disruption in our operations as the result of military service by key personnel could harm our business

UNDER CURRENT ISRAELI LAW, WE MAY NOT BE ABLE TO ENFORCE COVENANTS NOT TO COMPETE AND THEREFORE MAY BE UNABLE TO PREVENT OUR COMPETITORS FROM BENEFITING FROM THE EXPERTISE OF SOME OF OUR FORMER EMPLOYEES.

Israeli courts have required employers seeking to enforce non-compete undertakings against former employees to demonstrate that the former employee breached an obligation to the employer and thereby caused harm to one of a limited number of legitimate interests of the employer recognized by the courts such as, the confidentiality of certain commercial information or a company's intellectual property. We currently have non-competition clauses in the employment agreements of most of our employees. The provisions of such clauses prohibit our employees, if they cease working for us, from directly competing with us or working for our competitors. In the event that any of our employees chooses to work for one of our competitors, we may be unable to prevent our competitors from benefiting from the expertise of our former employees obtained from us, if we cannot demonstrate to the court that a former employee breached a legitimate interest recognized by a court and that we suffered damage thereby.

IT COULD BE DIFFICULT TO ENFORCE A U.S. JUDGMENT AGAINST OUR OFFICERS, OUR DIRECTORS AND US.

All of our executive officers and directors are non-residents of the United States, and virtually all of our assets and the assets of these persons are located outside the United States. Therefore, it could be difficult to enforce a judgment obtained in the United States against us or any of these persons.

                           FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "intends," "plan" "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of our markets and business outlook are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the growth of the interactive game market and other factors, including general economic conditions and regulatory developments, not within our control. The factors discussed herein, and expressed from time to time in our filings with the Securities and Exchange Commission and in the "Risk Factors" section above could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this filing, and, except as required by law, we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we issue to the selling stockholders upon exercise of outstanding warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

                              SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of April 23, 2006, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders. The selling stockholders acquired their securities (1) through the December 1, 2003 Stock Purchase Agreement, pursuant to which we acquired 100% of the issued and outstanding common stock of Zone 4 Play, Inc., a Delaware corporation; or
(2) pursuant to private transactions exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, that were completed on March 24, 2006, or the March 24, 2006 financing, pursuant to which the Company sold an aggregate of 6,234,485 units at a price of $.725 per unit for aggregate gross proceeds of $4,520,000. Each unit is comprised of one share of our common stock and a warrant to purchase one share at an exercise price of $1.125 per share for a period of 36 months; or (3) pursuant to private transactions exempt from registration pursuant to Section 4(2) of the Securities Act, that were completed on March 30, 2006, or the March 30, 2006 financing, pursuant to which the Company sold an aggregate of 2,000,000 units sold at a price of $1.00 per unit, for aggregate gross proceeds of $2,000,000. Each unit is comprised of one share of our common stock and a warrant to purchase one share at an exercise price of $1.35 per share for a period of 36 months; or (4) as compensation for services rendered to us by our former Chief Executive Officer and President, Shimon Citron; or (5) as consideration for advisory services provided to us by Mr. Ori Sasson and Mr. Jonathan Medved. The information provided in this section with respect to each selling stockholder has been provided by those selling stockholders. We believe the selling stockholders have sole voting and investment power over their shares of common stock, except as indicated below. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

                                                                                                                 SHARES BENEFICIALLY
                                                      SHARES BENEFICIALLY OWNED                                      OWNED AFTER
                                                        PRIOR TO THE OFFERING       TOTAL SHARES OFFERED (1)      THE OFFERING (1)
                                                       ------------------------     -------------------------     ------------------
                      NAME                             NUMBER       PERCENT (2)     NUMBER        PERCENT (2)     NUMBER     PERCENT
               -----------------                       ------       -----------     ------        -----------     ------     -------
Lilly Gold (3)                                        137,932             *        137,932             *             0         0%
Alan Franco (4)                                        27,586             *         27,586             *             0         0%
Taj Bayless (5)                                       275,864             *        275,864             *             0         0%
Adam L. Rothstein (6)                                 473,448           1.5%       303,448             *       170,000         *
Madison Value Ventures GPII (7)                       689,656           2.1%       689,656           2.1%            0         0%
Walham Investments Group Inc. (8)                   2,758,620           8.2%     2,758,620           8.2%            0         0%
Orinda Capital (9)                                  4,965,518          14.3%     4,965,518          14.3%            0         0%
Jonathan W. Medved (10)                               275,862             *        275,862             *             0         0%
Merav Abbe Irrevocable Trust (11)                     137,932             *        137,932             *             0         0%
Scot Cohen (12)                                       137,932             *        137,932             *             0         0%
Dave Games Invest Corporation Inc. (13)             2,758,620           8.2%     2,758,620           8.2%            0         0%
Smithfield Fiduciary LLC (14)                       1,000,000           3.1%     1,000,000           3.1%            0         0%
Cranshire Capital L.P (15)                            500,000           1.5%       500,000           1.5%            0         0%
Nancy Abbe Trust (16)                                  50,000             *         50,000             *             0         0%
Colman Abbe (17)                                       50,000             *         50,000             *             0         0%
Iroquois Master Fund Ltd. (18)                        950,000           2.9%       950,000           2.9%            0         0%
Richard K. Abbe Custodian for Talia Abbe (19)          33,332             *         33,332             *             0         0%
Richard K. Abbe Custodian for Bennett Abbe (20)        33,334             *         33,334             *             0         0%
Richard K. Abbe Custodian for Samantha Abbe (21)       33,334             *         33,334             *             0         0%
Bruce Bernstein (22)                                  100,000             *        100,000             *             0         0%
Aroon Dalamal (23)                                     50,000             *         50,000             *             0         0%
Joshua Silverman (24)                                  50,000             *         50,000             *             0         0%
Scot Cohen (25)                                       100,000             *        100,000             *             0         0%
Phillip W. Mirabelli (26)                              50,000             *         50,000             *             0         0%
WO Special Opportunities LLC (27)                   1,000,000           3.1%     1,000,000           4.2%            0         0%
Shimon Citron (28)                                  2,864,323           8.9%       714,323           3.1%    2,150,000       6.7%
Citron Investments Ltd.(29)                         1,863,000           5.5%     1,863,000           5.5%            0         0%
Pinchas Gershon (30)                                2,706,950           8.4%       656,950           2.0%    2,050,000       6.4%
Ori Sasson (31)                                       200,000             *        200,000             *             0         0%
Jonathan W. Medved (32)                               200,000             *        200,000             *             0         0%
TOTAL                                              24,473,243          57.2%    20,103,243          55.1%    4,370,000      13.5%

* Less than 1%.

(1) Assumes that all securities registered will be sold and that all shares of common stock underlying the warrants will be issued.

(2) Applicable percentage ownership is based on 32,304,448 shares of common stock outstanding as of April 23, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of April 23, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 23, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) The shares were acquired in the March 24, 2006 financing. Includes 68,966 shares issuable upon exercise of outstanding common stock purchase warrants.

(4) The shares were acquired in the March 24, 2006 financing. Includes 13,793 shares issuable upon exercise of outstanding common stock purchase warrants.

(5) The shares were acquired in the March 24, 2006 financing. Includes 137,932 shares issuable upon exercise of outstanding common stock purchase warrants.

(6) The shares were acquired in the March 24, 2006 financing. Includes 151,724 shares issuable upon exercise of outstanding common stock purchase warrants.

(7) The shares owned by Madison Value Ventures GPII were acquired in the March 24, 2006 financing. Jacob Gold makes the investment decisions on behalf of Madison Value Ventures GPII and has voting control over the securities beneficially owned by Madison Value Ventures GPII. Includes 344,828 shares issuable upon exercise of outstanding common stock purchase warrants.

(8) The shares owned by Walham Investments Group Inc. were acquired in the March 24, 2006 financing. George Rosenberg, representing Occidental Trust Corporation, makes the investment decisions on behalf of Walham Investments Group Inc. and has voting control over the securities beneficially owned by Walham Investments Group Inc. Includes 1,379,310 shares issuable upon exercise of outstanding common stock purchase warrants.

(9) The shares owned by Orinda Capital were acquired in the March 24, 2006 financing. Ori Sasson makes the investment decisions on behalf of Orinda Capital and has voting control over the securities beneficially owned by Orinda Capital. Includes 2,482,759 shares issuable upon exercise of outstanding common stock purchase warrants.

(10) The shares were acquired in the March 24, 2006 financing. Includes 137,931 shares issuable upon exercise of outstanding common stock purchase warrants.

(11) The shares owned by Merav Abbe Irrevocable Trust were acquired in the March 24, 2006 financing. Colman Abbe as a Trustee makes the investment decisions on behalf of Merav Abbe Irrevocable Trust and has voting control over the securities beneficially owned by Merav Abbe Irrevocable Trust. Includes 68,966 shares issuable upon exercise of outstanding common stock purchase warrants.

(12) The shares were acquired in the March 24, 2006 financing. Includes 68,966 shares issuable upon exercise of outstanding common stock purchase warrants.

(13) The shares owned by Dave Games Invest Corporation Inc. were acquired in the March 24, 2006 financing. Mr. Emmanuel Aim makes the investment decisions on behalf of Dave Games Invest Corporation Inc. and has voting control over the securities beneficially owned by Dave Games Invest Corporation Inc. Includes 1,379,310 shares issuable upon exercise of outstanding common stock purchase warrants.

(14) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and has voting control and investment discretion over securities held by Smithfield Fiduciary LLC, which were acquired in the March 30, 2006 financing. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC. Includes 500,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(15) The shares owned by Cranshire Capital L.P were acquired in the March 30, 2006 financing. Michael P. Kopin, president of Downsview Capital, Inc., the general partner of Cranshire Capital L.P makes the investment decisions on behalf of Cranshire Capital L.P and has voting control over the securities beneficially owned by Cranshire Capital L.P. Includes 250,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(16) The shares owned by Nancy Abbe Trust were acquired in the March 24, 2006 financing. Colman Abbe makes the investment decisions on behalf of Nancy Abbe Trust and has voting control over the securities beneficially owned by Nancy Abbe Trust. Includes 25,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(17) The shares were acquired in the March 30, 2006 financing. Includes 25,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(18) The shares owned by Iroquois Master Fund Ltd. were acquired in the March 30, 2006 financing. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares. Includes 475,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(19) The shares were acquired in the March 30, 2006 financing. Richard K. Abbe is custodian for Talia Abbe and has voting and investment control over the securities beneficially owned by Talia Abbe. Includes 16,666 shares issuable upon exercise of outstanding common stock purchase warrants.

(20) The shares were acquired in the March 30, 2006 financing. Richard K. Abbe is custodian for Bennett Abbe and has voting and investment control over the securities beneficially owned by Bennett Abbe. Includes 16,667 shares issuable upon exercise of outstanding common stock purchase warrants.

(21) The shares were acquired in the March 30, 2006 financing. Richard K. Abbe is custodian for Samantha Abbe and has voting and investment control over the securities beneficially owned by Samantha Abbe. Includes 16,667 shares issuable upon exercise of outstanding common stock purchase warrants.

(22) The shares were acquired in the March 30, 2006 financing. Includes 50,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(23) The shares were acquired in the March 30, 2006 financing. Includes 25,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(24) The shares were acquired in the March 30, 2006 financing. Includes 25,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(25) The shares were acquired in the March 30, 2006 financing. Includes 50,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(26) The shares were acquired in the March 30, 2006 financing. Includes 25,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(27) The shares owned by WO Special Opportunities LLC were acquired in the March 30, 2006 financing. Morris Wolfson makes the investment decisions on behalf of WO Special Opportunities LLC and has voting control over the securities beneficially owned by WO Special Opportunities LLC. Includes 500,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(28) The shares owned by Shimon Citron were acquired pursuant to the December 1, 2003 Stock Purchase Agreement. Mr. Citron served as Chief Executive Officer and President of the Company until May 8, 2007.

(29) Consists of shares of the Company's common stock issuable upon exercise of a stock option which vests in the following manner: 1,500,750 shares on July 1, 2006, two equal installments of 155,250 shares, one vests on October 1, 2006 and one vests on January, 1, 2007 and an installment of 51,750 shares on April 1, 2007. Citron Investments Ltd. is owned by Shimon Citron. This option was issued to Citron Investments Ltd. in consideration for services provided by Mr. Citron to us.

(30) The shares owned by Pinchas Gershon were acquired pursuant to the December 1, 2003 Stock Purchase Agreement.

(31) Includes 200,000 shares issuable upon exercise of outstanding common stock purchase warrants. These warrants were issued to Ori Sasson in consideration for his services as our advisor.

(32) Includes 200,000 shares issuable upon exercise of outstanding common stock purchase warrants. These warrants were issued to Jonathan Medved in consideration for his services as our advisor.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately-negotiated transactions;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    through the writing of options on the shares;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, or the rules and regulations thereunder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we may be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We and the selling stockholders have each agreed to indemnify the other against certain liabilities, including certain liabilities arising under the Securities Act, or, in the alternative, that each party will be entitled to contribution in connection with those liabilities. We will bear all fees and expenses incurred in connection with the registration of the securities, except that selling stockholders will pay all broker's commissions and, in connection with any underwritten offering, underwriting discounts and commissions.

                                LEGAL PROCEEDINGS

On May 8, 2007, the board of directors removed Mr. Citron from his positions as Chief Executive Officer and President of our company. The Chief Financial Officer has been appointed as acting Chief Executive Officer and President of the Company in addition to his current position as Chief Financial Officer. On the same day Mr. Citron has filed a lawsuit against the Company and its directors in the Israeli Labor Court, to prevent his dismissal.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors:

NAME                   AGE      CAPACITIES IN WHICH SERVED         IN CURRENT POSITION SINCE
Uri Levy               37       Acting Chief Executive Officer     May 2007
                                Chief Financial Officer            December 2003
Shimon Citron          51       Director                           2001
Shlomo Rothman         61       Director                           February  2004
Oded Zucker            41       Director                           February 2004
Adiv Baruch            43       Director                           January 2006

Officers are elected annually by the board of directors (subject to the terms of any employment agreement) at our annual meeting, to hold such office until an officer's successor has been appointed, unless an officer sooner dies, resigns or is removed by the board. Some of our directors and executive officers also serve in various capacities with our subsidiaries. There are no family relationships among any of our directors and executive officers. Directors are elected by the stockholders or, in the event of vacancy, by the directors of the Company.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

URI LEVY, ACTING CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER. Mr. Levy joined us as Chief Financial Officer in December 2003. On May 8, 2007, Mr. Levy was appointed Acting Chief Executive Officer in addition to his position as Chief Financial Officer. Prior to joining us, Mr. Levy was Vice President, Finance of Loram Ltd., a company engaged in the business of real estate, from June 2002 until December 2003, and as a controller of EasyRun Communications Software Systems from 1999 until June 2003. Mr. Levy is a Certified Public Accountant in Israel and has a LL.M. Degree from the Bar Ilan University in Ramat Gan, Israel.

SHIMON CITRON, DIRECTOR. Mr. Citron founded Zone4Play in 2001 and he has held the positions of Chief Executive Officer and director since Zone4Play's inception and until May 8, 2007 when he ceased to be Chief Executive Officer. From 1999 to 2001, Mr. Citron was the founder and President of Gigi Media Ltd., a private company based in Israel engaged in the business of the development of Internet search engines. From 1994 to 1999, he managed his own private investments in a number of startup companies in Israel.

SHLOMO ROTHMAN, DIRECTOR. Mr. Rothman has been a member of our board of directors since January 2004. Since February 2002, Mr. Rothman has been the President and Chief Executive Officer of S.R. Consulting Ltd., a private company that provides financial services, investment banking, mergers and acquisitions and project financing. From 1987 until 2002, Mr. Rothman was Senior Deputy General Manager of the First International Bank in Israel, a Safra bank in Israel. From 1987 to 1999, he was the Head of Marketing, Capital Markets and Investments Divisions of the First International Bank. From 1999 until 2002, Mr. Rothman was also the head of the Retail and Commercial Banking Division of the First International Bank. Mr. Rothman was a Director of the Tel Aviv Stock Exchange from 1989 until 2000 and a Director of Maalot-Israeli Rating Co. from 1995 until 2000. He is currently a Director of the Menorah-Gaon Investment House Ltd. and Edmond de Rothschild-Portfolio Management Ltd., both located in Israel.

ODED ZUCKER, DIRECTOR. Mr. Zucker has been a member of our board of directors since January 2004. Mr. Zucker has been the United Kingdom Senior Vice President for Prudential Bache Inc. since 1995. He was also a co-founder of the Israeli operations for Prudential Bache. Mr. Zucker is a registered representative with the New York Stock Exchange and the NASD. Mr. Zucker is also a Director of Nisko Projects Electronics and Communication Ltd., which currently trades on the Tel Aviv Stock Exchange in Israel.

ADIV BARUCH, DIRECTOR. Mr. Baruch is the President and Chief Executive Officer of BOS Better On-Line Solutions Ltd. In addition, Mr. Baruch is actively involved as the Chairman of the Israeli Export Institute Hi-Tech and Telecom Division. Prior to joining BOS Mr. Baruch served as Executive Vice President Business Development of Ness Technologies, the largest IT firm in Israel, and is considered one of the founding members of the company. Mr. Baruch is also a former partner and active director of IPEX, acquired by Ness. Mr. Baruch has served in the capacity of founder, executive, and director for several IT companies and Internet start-ups, and was significantly involved in the M&A process and in assisting these companies in their global expansion.

AUDIT COMMITTEE FINANCIAL EXPERT

During fiscal 2006, our Audit Committee was comprised of Mr. Rothman and Mr. Adiv Baruch. Using the NASDAQ stock market marketplace rules definition of an independent director, our board of directors determined that Shlomo Rothman and Adiv Baruch both qualify as independent directors. Our board of directors has determined that Mr. Rothman and Mr. Baruch both satisfy the definition of an "audit committee financial expert" as set forth in Item 401(e) of Regulation S-B promulgated by the SEC. Our Audit Committee held one (1) meetings during fiscal year 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock as of March 29, 2007 by each person known to us to own beneficially more than 5% of the total number of shares of our common stock outstanding as of such date, each of our directors, and the officers named in the summary compensation table under the heading "Executive Compensation" of this prospectus; and all executive officers and directors as a group.

                                                      AMOUNT AND NATURE OF       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP(2)   OF CLASS(3)
5% BENEFICIAL OWNERS AND CHIEF EXECUTIVE OFFICER:
Uri Levy (4)                                                 300,000                *

Shimon Citron (5)                                          5,221,772             15.3%

Pini Gershon                                               2,706,950              8.4%

Sedna Capital (6)
200 Park Avenue, 39th Floor
New York, NY 10166                                         1,858,768              5.8%

Orinda Capital (7)
11 El Sueno, Orinda, CA 94563                              4,965,518             14.3%

Walham Investments Group Inc (8)
c/o Patton Moreno and Asvat (BVI) Ltd.
P.O. Box 3174, Road Town, Tortola,
British Virgin Islands                                     2,758,620              8.2%

Dave Games Invest Corporation Inc.(9)
c/o 24 Ramban Street, Jerusalem, Israel                    2,758,620              8.2%

Smithfield Fiduciary LLC (10)
ayman Islands, British West Indies                         2,064,200              6.4%

OTHER DIRECTORS:

Ronen Zadok (11)                                              80,109                *

Liron Edrey (12)                                              80,109                *

Adiv Baruch (13)                                             264,087                *

Shlomo Rothman                                               128,174                *

Oded Zucker                                                  128,174                *

All directors and current executive officers as a
group (8 persons) (14)                                     6,585,878             16.9%

* Less than 1%

(1) Unless otherwise provided, all addresses are c/o Zone 4 Play, Inc. at the address set forth on the cover page of this annual report on Form 10-KSB.

(2) Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named.

(3) Applicable percentage of ownership is based on 32,319,301 shares of our common stock outstanding as of the March 29, 2007, plus any common stock equivalents and options or warrants held by such holder which are presently or will become exercisable within 60 days after the Record Date.

(4) Includes warrants to acquire 300,000 shares.

(5) Includes an option to purchase 1,863,000 shares at an exercise price of $1.15 per share. Also includes 494,449 shares owned by Yariv Citron, son of Shimon Citron. Yariv Citron has reached the age of 18 and Mr. Citron disclaims any beneficial ownership of Yariv Citrons's shares.

(6) Paul Yook and Rengan Rajaratnam are the managing members of Sedna Capital Management LLC and report shared investment power over these shares, plus 5,500 shares of common stock over which Rengan Rajaratnam reports sole voting and investment power. The information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by the beneficial owner on February 14, 2007, describing the holdings of the beneficial owner as of December 31, 2006.

(7) Includes warrants to acquire 2,482,759 shares.

(8) Includes warrants to acquire 1,379,310 shares. The information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by the beneficial owner on August 14, 2006, describing the holdings of the beneficial owner as of December 31, 2006.

(9) Includes warrants to acquire 1,379,310 shares. The information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by the beneficial owner on January 22, 2007, describing the holdings of the beneficial owner as of March 20, 2006.

(10) Includes warrants to acquire 500,000 shares. Smithfield Fiduciary LLC is the beneficial owner of and shares the voting and investment power with respect to 500,000 shares of our common stock and warrants to purchase an additional 500,000 shares of our common stock. Highbridge International LLC is the beneficial owner of and shares the voting and investment power with respect to 1,564,200 shares of our common stock. In addition, each of Highbridge International LLC, Highbridge Master L.P., Highbridge Capital Corporation, Highbridge Capital L.P., Highbridge GP, Ltd., Highbridge GP, LLC, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca may be deemed the beneficial owner of the 500,000 shares of our common stock and warrants to purchase an additional 500,000 shares of our common stock owned by Smithfield Fiduciary LLC and 1,564,200 shares of our common stock owned by Highbridge International LLC. The information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by the beneficial owner on February 14, 2007, describing the holdings of the beneficial owner as of December 31, 2006.

(11) Ronen Zadok resigned from our board on May 8, 2007.

(12) Liron Edrey resigned from our board on July 11, 2007.

(13) Includes warrants to acquire 200,000 shares.

(14) See preceding footnotes. On May 15, 2007, Haim Tabak was removed from his position as Chief Operating Officer.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

CAPITAL STRUCTURE

Our authorized capital consists of 75,000,000 shares of common stock, par value $.001 per share and no shares of preferred stock. As of June 14, 2007, we had 32,319,031 shares of common stock outstanding. Stockholders: (i) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to stockholders upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

DIVIDEND POLICY

Our proposed operations are capital intensive and we need working capital. Therefore, we will be required to reinvest any future earnings in our operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Zone 4 Play, Inc. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

(a) The person conducted himself or herself in good faith;

(b) The person reasonably believed:

(1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

(2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

(c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreements, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

BUSINESS

OVERVIEW

We are a software and technology developer and provider to companies that service the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over mobile devices, TV and the internet. Our software provides and supports play-for-fun and play-for-real interactive games. We offer five core solutions to companies that offer play-for-real gaming, namely:

(i) Multiplayer blackjack tournaments ("Blackjack Software"): 24/7 availability of a variety of blackjack tournaments games based on a peer-to-peer technology allowing users to compete against each other and not against the "house".

(ii) Mobile gaming: the provision of services on mobile devices, including fixed odds games, multiplayer games, sports betting services, scratch cards and exchange betting.

(iii) Interactive TV gaming: the provision of software and technology currently supporting fixed odds games.

(iv) Participating TV gaming: the provision of services via the interaction of television broadcasts and mobile text messages, IVR (interactive voice response) lines or Java interaction.

(v) Online gaming: the provision of fixed odds and casino games over the internet.

We also provided marketing services related to our Blackjack Software thorough our subsidiary Get21 Limited ("Get21"), which used Golden Palace Ltd for the full operation of the service which includes payment, processing, customer support, fraud and collusion prevention and other services. Effective July 15, 2007, we have decided to cease the marketing services provided for gaming applications marketing activities due to cash flow difficulties.

We have recently re-prioritized our operations and currently plan to focus on two products: the Winner Channel and our Blackjack Software .

Our technology allows our customers to generate additional revenue from their existing infrastructure and user base by allowing a subscriber to switch from one platform, such as Interactive TV, mobile, internet or participating TV to another platform using a single account with the same account balance and user information. In addition, our technology allows mobile service providers, TV broadcasters and channels to provide additional content, as well as an increased variety of services, to their customers.

We were incorporated under the laws of the State of Nevada on April 23, 2002, as Old Goat Enterprises, Inc. (the "Predecessor"). On February 1, 2004, the Predecessor issued the shareholders of Zone 4 Play, Inc., a Delaware corporation ("Zone4Play Delaware"), 10,426,190 shares of common stock, in consideration for the entire share capital of Zone4Play Delaware. Immediately after the issuance, the shareholders of Zone4Play Delaware held 58% of the issued and outstanding share capital of the Predecessor, and subsequently changed its name to Zone 4 Play, Inc., a Nevada corporation. The transaction was accounted for as a reverse acquisition, whereby the Predecessor was treated as the acquired company and Zone4Play Delaware as the acquirer. The historical financial statements of Zone4Play Delaware became our historical financial statements. We conduct our operations through our wholly owned subsidiaries, Zone4Play (Israel) Ltd., an Israeli corporation incorporated in July 2001, Zone4Play (UK) Limited, a United Kingdom corporation incorporated in November 2002, and Zone4Play Delaware. On April 27, 2005, pursuant to an agreement with NetFun Ltd., we increased our ownership percentage of the issued and outstanding share capital of MIXTV Ltd. from 50.1% to 100%. On July 11, 2006, we formed a wholly owned subsidiary in the Isle of Man, named Gaming Ventures plc ("Gaming"). Gaming has two wholly owned subsidiaries, RNG Gaming Limited ("RNG") and Get21, both of which are Isle of Man companies.

On July 12, 2006, Zone4Play Delaware and Gaming entered into an agreement under which our wholly owned subsidiary Gaming purchased from Zone4Play Delaware all right, title and interest in its intellectual property rights and assets related to its newly developed Blackjack Software on a "going concern" and "as is" basis, in exchange for a secured promissory note in the principal amount of $2.25 million. The purchase price was based on an appraisal report made by an independent appraiser. This promissory note has a term of five years. Principal is payable in five equal annual installments of $450,000 and carries an annual interest of US Libor +1.5%. On July 17, 2006, Gaming entered into an agreement with RNG under which Gaming assigned all of its rights in the Blackjack Software to RNG in consideration for all outstanding and issued ordinary shares of RNG.

The purpose of RNG is to exploit the Blackjack Software and related intellectual property and further develop this software and potentially other gaming software. RNG is expected to license its software to third parties in exchange for revenue shares and license fees.

Get21's business model was to provide marketing services related to the BJ Software business and potentially other games. Get21 has outsourced to Golden Palace the full operation of the service which includes payment, processing, customer support, fraud and collusion prevention and other services.

Effective July 15, 2007, we have decided to cease the marketing services provided for gaming applications marketing activities due to cash flow difficulties.

On September 14, 2006, Gaming, RNG, and Golden Palace Limited ("Golden Palace"), entered into an agreement, which was amended on January 10, 2007, under which Golden Palace has agreed to invest $600,000 in RNG in return for 20% of the ordinary shares of RNG. Pursuant to terms of this agreement, Golden Palace has an option to acquire an additional 30% of the ordinary shares of RNG (but not more than 50% of RNG or more than the amount owned by Gaming) at a price of $100,000 per each additional percentage interest of the ordinary shares of RNG, if the option is exercised on or before September 14, 2008; $180,000 per each additional percentage interest of the ordinary shares of RNG, if the option is exercised upon RNG becoming a public traded company or upon the completion of a private placement of securities for consideration of not less than $4,000,000 to third parties, at a company valuation of $18,000,000. . Such option can be exercised by Golden Palace during a period commencing on the date of the agreement and terminating upon the earliest of: (1) September 14, 2008; (2) RNG becoming a public company; or (3) completion by RNG of a private placement for securities for consideration of not less than $4,000,000 by third parties, at a company valuation of $18,000,000.

Concurrently, Gaming, RNG and Golden Palace entered into a shareholders agreement under which Golden Palace has a right to appoint one of RNG's 4 directors (as long as Golden Palace owns 20% of RNG) and we have a right to appoint the 3 other directors. Upon Golden Palace becoming an owner of 50% of RNG, it will have the right to appoint an equal number of directors to the number we are entitled to appoint.

On October 31, 2006, RNG and Golden Palace entered into a software license agreement under which RNG has a granted Golden Palace a non transferable, limited license to use, perform, present and operate RNG's Blackjack Software for the purpose of displaying, managing and operating online gaming according to the terms and conditions of the agreement. In return, Golden Palace has agreed to pay RNG a total of $1,000,000 in license fees, integration costs, technical support fees and advanced royalty fees, as well as additional royalty fees equal to 15% of the fees charged by Golden Palace from players who participate in the blackjack game. According to the terms of the agreement, the Blackjack Software shall not be used in the U.S. and/or offered for use to U.S. residents, and Golden Palace has agreed to take certain actions to ensure that the Blackjack Software is unavailable for U.S. residents.

On November 9, 2006, Get21 and Golden Palace entered into a sublicense and software agreement under which Golden Palace granted Get21 a world wide, non exclusive, non transferable sublicense to user interface portion of the multiplayer blackjack and poker gaming software ("Player Software") and to grant players the right to use the Player Software. According to the terms of the agreement, Get21 is responsible for performing all marketing and promotional functions with respect to bringing players through the URL web address www.get21.com and www.get21poker.com ("URL") to online gaming multiplayer blackjack and poker rooms ("Gamerooms") which are operated by Golden Palace. Get21 and Golden Palace shall share the revenues generated from players who played in the Gamerooms through the URL according to the terms specified in the agreement.

Effective July 15, 2007, we have decided to cease the marketing services provided for gaming applications marketing activities through our subsidiary Get21 due to cash flow difficulties.

On August 4, 2006, Gaming filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 20-F, which is now effective. As a result, Gaming is now a separate reporting entity with the SEC that has the reporting obligations of a foreign private issuer, despite it being our wholly owned subsidiary. As disclosed in our Current Report on Form 8-K filed with the SEC on June 20, 2006, we intend to declare a dividend of Gaming's shares on a one-for-one pro rata basis to our shareholders as of a record date to be determined by our Board of Directors.

Our shares of common stock are currently traded on the OTC Bulletin Board under the trading symbol "ZFPI.OB".

THE MARKET

The interactive entertainment market has emerged as a result of the growth and technological advancement in the communications industry. One of the key segments of the interactive entertainment market is online gaming which has experienced growth since its emergence in the early 1990s. Estimates and growth rates of the online gaming market vary. The upper end of these estimates suggests that the online gaming market generated gross winnings in excess of US$10.0 billion in 2005. Nevertheless, estimates suggest that the penetration of online gaming compared to traditional land-based gaming remains low. We believe that growth in the online gaming market will be driven by the increased availability of the internet and broadband connectivity, increased branding and marketing efforts by online gaming operators, the availability of alternative distribution platforms.

It is the anticipated expansion of alternative distribution platforms that we are seeking to exploit with our software and technology. Internet gaming is the most developed interactive gaming platform, and although still relatively new, most interactive gaming operators already have an internet offering. In relation to gaming, other platforms such as mobile applications, Interactive TV and participating TV are still in their early stages and are the primary focus of the Company.

ONLINE GAMING MARKET/MULTIPLAYER BLACKJACK TOURNAMENTS MARKET

Industry sources estimate that the global revenues of "brick-and-mortar casinos" were $70 billion in 2004 and are expected to grow to $100 billion by 2009. With additional revenues coming from sports betting and lotteries, the gaming market generated an estimated $247 billion in 2004 and is expected to reach revenues of over $300 billion by 2009. With $10 billion in revenues, the online gaming market is estimated to have generated 4.6% of the global betting market revenues in 2005 and is predicted to reach 7% of market revenues by 2009. Gaming market revenues are expected to keep growing at a compound annual growth rate (CAGR) of 5% in coming years, while the online gaming market is expected by industry sources to grow at a much more rapid pace of 20% to 25% to accumulate to an estimated market size of $23 billion in 2009.

The online gaming market is divided into segments according to game types, reflecting different gamer characters and tastes; however, some of the market segments, such as blackjack, attract gamers of different gaming choices.

The P2P emerging segment, which currently includes mostly poker, is predicted to grow from a market share of 22%, which reflects $1.44 billion in year 2005, to 38% and $9 billion by year 2009. (Poker reflects $6 billion.) Poker operators are now targeting more casual gamers which are considered the mass market. As more casual gamers and less affluent nations enter the poker players market ARPC (Average Revenue Per Customer) per annum is expected to fall from an average of $762 in 2004 to $619 in 2008. Consequently, poker operators are constantly looking for new ways to attract casual players (U.S. and non-U.S. players) to the international P2P networks on the one hand, while increasing the ARPC on the other hand.

P2P blackjack is simpler and more intuitive than poker and therefore may be more attractive to casual gamers who do not play online poker.

Blackjack is the most popular casino game outside of the U.S. As part of the poker network efforts to diversify their client portfolio risk, networks adjust their offerings to new non-U.S. markets. Introducing another P2P game which shares the proven poker revenue model on the same poker network is expected to increase ARPC and allow network operators to better compete in the player acquisition market. Better ARPC means more revenue sharing affiliate marketing partners and better marketing budgets. These factors promote growth in the particular P2P network. High network liquidity is the principal factor to generate player trust and player interest. P2P poker showed a compound annual growth rate of more then 334% in the four years since it emerged as an independent market segment. We believe that blackjack has the potential to be the most popular P2P game after poker.

The online gaming market is one of the fastest-growing and most profitable online businesses. It has experienced rapid growth in recent years, fueled by the growth of broadband penetration throughout the world, increasing consumer confidence in the safety and security of online payment systems, increasing customer demand, and ongoing investments by online gaming operators in product development and marketing.

Online gaming has a number of advantages for players: it is convenient and easily accessible at any time, day or night, and relatively anonymous. Casino websites provide a wide variety of games, including free-play games that encourage players to experience online gaming for the first time. According to an industry research report, the worldwide market for online gaming has grown from virtually no revenue in 1995 to approximately $6 billion in 2003 and increased to over $8 billion in 2004. Forecasters expect this market to grow by an additional 20% to 25% in each of 2005 and 2006. According to one specialist gaming consultancy, the online gaming market will continue to grow rapidly in the coming years, reaching $15 billion in 2007 and $22 billion in 2009.

MOBILE GAMING MARKET

Mobile gaming is in its infancy. However, as a distribution channel it is beginning to finally emerge due to technological advancements (e.g., 3G) as well as more robust relationships between the content originators, the operators and the end user. As a result the availability and demand for interactive mobile content such as news, sports and information services, images, and music, is growing rapidly. Juniper Research estimates that the global mobile content market was worth $10.3 billion in 2004 and is expected to rise to $59.1 billion by 2009, a CAGR of 42%.

The growth of the mobile content market is largely being driven by the emergence of innovative content providers providing a growing array of compelling content to the end user. The emergence of this distribution channel and the potential market opportunity that it offers - there are currently 1.5 billion global mobile users - has not gone unnoticed by the gaming providers. As a result, providers of gaming services, both online and land-based, are seeking ways to exploit the mobile distribution platform for gaming, to add additional revenue channels.

According to Juniper Research, the global mobile gambling market was worth $468 million in 2004. This represents less than 5% of the online gaming market. However, Juniper Research estimates that mobile gaming revenues, even allowing for limited growth in the US (due to regulatory constraints), are expected to exceed $19 billion by 2009, almost on a par with online gaming. This translates into an average annual growth rate of 110%.

Sports-betting is currently estimated to be the largest of the three sectors of the mobile gaming market, representing 47% ($218 million). Juniper Research estimates that the mobile lottery market, currently less than 25% of the total, will be the biggest mobile gaming winner, rising to 40% of revenue by 2009. The rationale for this assumption is the overall ubiquity of lotteries amongst the adult population and the general government apathy towards lotteries versus other forms of gambling, resulting in them becoming established more quickly in a greater number of markets. We believe that with the advent of next generation network technologies (e.g, 3G) and more advanced graphic technologies on handsets, mobile gaming services will become more akin to the gambling experiences offered online.

INTERACTIVE TV MARKET

Interactive TV enables two-way communications using a television as a display. Uses include entertainment, information retrieval, education and shopping. One of the consequences of the growth of Interactive TV is that interactive entertainment channels and services are becoming increasingly popular. These channels and services create new forms of revenue streams that are driven not exclusively from traditional advertising but primarily from the monetization of the interactivity, for example, paying to play games and wagering on games.

PARTICIPATING-TV MARKET

The emergence of cellular infrastructure has given solutions for issues like always-on connectivity and availability, and provided with potentially good answers for questions of dependence of availability on location and timing. The convergence of wireless and TV serving technologies has created a rare opportunity for the `Cellularifiaction of TV' - enabling enhanced and enriched TV experience. This convergence of cross media content provides the ability to embed additional program data such as home audience cellular-based interaction into live feeds or prerecorded shows and programs.

Wireless entertainment and communications have grown in very rapid pace in certain European countries. Wireless operators are evaluating key application services and new content while TV and new media producers are excited about reaching their audiences in new ways.

Cross Media formats represent challenges to broadcasters as well as producers. New content formats that cross over the broadband web, linear or interactive television and fixed or mobile devices typically come packaged with software tools, content management tools and other elements that require going beyond the regular television program buying and selling that the broadcasters are used to dealing with.

SMS texting and other user interactions in response to television programming or to influence television programming have gained a lot of popularity lately. Entertainment, sports and Fixed-Odds services will be at the heart of demand for such services. `Getting the audience involved' experience lets viewers interact with one another or with content associated with reality shows, regular shows, advertisement or fixed-odds games by sending in messages that are displayed or accumulated on the television screen.

Television is a highly effective medium through which to market mobile entertainment services, which are now a significant part of the mobile content sector. Research and Markets forecasts that the mobile content market will generate in the region of $78 billion in revenues worldwide by 2007, up from $16.7 billion in 2003. A number of companies produce and broadcast interactive formats. These operators focus on the sale of their formats and/or on buying airtime to promote them. They tend to focus on a single genre such as interactive quiz shows and formats and do not have the extensive portfolio of live interactive formats.

The growth of special interest cable and satellite television channels in the digital broadcast environment has resulted in audiences and revenues being spread over an increasing number of channels. For example, in the UK, one of the most competitive markets in the world, Ofcom issued 162 new licenses to broadcast television services in 2004, and over 370 channels are now available to UK audiences. Competition for customers is thus intense and, as a result, traditional television broadcasting models, which are based on advertising revenue, are coming under pressure. Broadcasters are seeking to find new ways of winning audience share and generating revenue streams, while seeking to reduce the operational costs of providing new formats and services. Among early participation television applications, voting and polling demonstrated the potential of the new medium. This is evidenced by the success of programs such as Big Brother and Pop Idol.

The market has grown rapidly since its inception. In 2003, the 900 million messages sent in the European SMS-TV market generated an estimated $400 million shared by broadcasters, mobile operators, and technology providers. According to a report in the McKinsey Quarterly (McKinsey & Company), the addition of SMS boosts the viewership of popular free-to-air television shows by up to 20 percent and can encourage ratings growth of approximately 50 to 100 percent for niche cable and satellite channels.

OUR BUSINESS

PLAY-FOR-REAL

We currently provide five core solutions for play-for-real gaming mobile gaming, interactive TV gaming, participating TV gaming, online gaming and multiplayer blackjack tournaments gaming. We also provide marketing services to our Blackjack Software in order to attract online gamblers to gambling websites. Though we continue to operate in all of these areas, we recently decided to focus primarily on the Winner Channel and on our Blackjack Software related marketing services.

MULTIPLAYER TOURNAMENTS BLACKJACK

Our indirect subsidiary RNG has signed a non-exclusive license agreement with industry leader Golden Palace Ltd to offer non-U.S. customers the Blackjack Software service. The agreement allows for Golden Palace poker players to be integrated into a single E-Cash wallet, to enhance the cross-marketing opportunities between Golden Palace poker players and the new multiplayer blackjack tournament service. As a result, Golden Palace online poker players will be able to participate in the game by using their existing account without the need to re-register. We intend to further develop the Blackjack Software, and we intend to develop other products in the future. We have developed a patent application for the Blackjack Software which is currently pending with the U.S. Patent and Trademark Office.

Get21, our other indirect subsidiary has launched online multiplayer Blackjack tournaments to non-U.S. players. The Get21 service (www.get21.com), allowed Internet users to participate in multiplayer Blackjack tournaments rather than playing against the 'house'. Get21 used the services of Golden Palace Ltd under a service agreement to provide operating services to non-US players and to share the same players' community. In exchange for these services, Golden Palace received a minority percentage share of net revenues generated by Get21's multiplayer Blackjack tournaments.

Effective July 15, 2007, we have decided to cease the marketing services provided for gaming applications marketing activities due to cash flow difficulties.

MOBILE GAMING

Mobile gaming is in its infancy. However, as a distribution channel, mobile is beginning to gain momentum due to handset and network technological advancements (e.g. 3G) as well as user acceptance. We are at the forefront of this market, extending interactive gaming technologies to the mobile world and enabling gaming service providers to do the same.

Our mobile solutions are compatible with in excess of 100 different mobile handsets. We offer both proprietary white label games as well as popular branded games that our software specifically adapts to work on the mobile platform. The game applications interface with Java, SMS, WAP and Brew protocols. Our mobile solutions offer high levels of security integrating state of the art SSL encrypted protocols and encryption keys allowing secure access to account management features, such as deposits and withdrawals. By combining our server-based solution ("ZoneITS") with our mobile solution, we are able to deliver a complete cross-operator/cross-media environment - i.e. real time interaction between mobile, iTV, satellite and online based gaming operations - enabling a single-account, cross platform gaming experience.

Our current offerings to our mobile gaming operator customers include certain fixed odds games (such as roulette, dice, keno, hi-lo), virtual horseracing, casino games and exchange betting.


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We offer an end-to-end (server side and clients), plug-and-play, trusted and unique gaming solution for the mobile device market empowering:

     o Gaming operators, willing to extend their existing services to the next generation gambling medium; and

     o New gaming operators willing to adopt the mobile device medium as their primary gambling offering

Our customers for our play-for-real mobile gaming solutions are based in the U.K. where fixed odds betting is permitted if conducted by a licensed bookmaker. We have entered into a revenue-sharing agreement with Eurobet, which is a one of the largest book makers in the world, to provide fixed odds games via mobile devices. This service was officially launched in October 2005 and offers dice, keno, hi-lo and slots to existing Eurobet/Coral customers. We also provide fixed odds games on mobile devices to Two Way Media (operator of the Winner Channel, an interactive gaming TV channel in the U.K.), under a revenue-sharing agreement .. We have also launched new mobile betting service for Betfair users. Betfair supports 100,000 active users each week and is the world's leading betting exchange operator processing 5 million bets per day. The software is available to Betfair users under the brand 'Layback' and will provide access to Betfair's markets to players via mobile and PDA devices. This will enhance the 'anywhere, anytime' mobile betting experience for existing Betfair users, as well as for new customers to the Betfair exchange.

INTERACTIVE TV GAMING

iTV is evolving as a valuable distribution channel to enable gaming operators to reach their customers in the comfort of their own living rooms. Our iTV technology solution is compatible with 8 different global standards (including Open TV, TV/Scientific Atlanta, Microsoft TV, Liberate and NDS Core) that are operated on the largest middleware systems for either cable satellite or IPTV operators. As such we estimate that our iTV solution can reach approximately 85% of the iTV market. Our iTV technology has been deployed in the UK on Sky, NTL and Telewest (Through Two Way Media operator of the Winner Channel) to provide interactive fixed odds games on TV on a revenue-sharing basis and by major cable and satellite service providers in the US, such as Cablevision Echostar and RCN.

Our iTV portfolio includes fixed odds and casino games (including Keno, Hi Lo, Dice, Roulette, Blackjack, Virtual Horse racing and several Slots versions), lottery and scratch cards as well as offering of multiplayer Texas Hold'em Poker, Blackjack and Bingo.

PARTICIPATING TV GAMING

We have developed technology that uses SMS, interactive voice recognition (IVR) lines and Java-based applications to bring interactive gaming to subscribers without a return path and enables the seamless delivery of interactive gaming services to analogue, digital, terrestrial, cable and satellite viewers without any reliance on the set-top box. We believe that our Participation TV solution is a real differentiator, opening up a completely new medium for interactive gaming. Our patent pending Participation TV solution uses SMS, mobile phone Java based applications and IVR lines to bring interactive gaming to subscribers regardless of the availability of a return-path and without any reliance on the set top box. It therefore offers an interactive gaming service to analogue, digital, terrestrial, cable or satellite TV viewers, therein significantly extending the potential market opportunity of the TV distribution channel as well as providing the opportunity to generate additional revenue from telephone and wireless data traffic.

The broadcasting component integrated with the Company's server component offers an end-to-end solution. Integration of all fixed odds activities takes place on the back-end systems between the Company and the gaming operator's back office.

Our portfolio of applications for launching real gambling channels includes fixed odds games, all of which are stand-alone interactive applications or are overlaid on broadcast programs. Currently the Company offers fixed odds games (roulette, hi-lo, dice and keno) and racing (horse racing, motor racing and greyhound racing), and a new version of poker enabling, for the first time, TV viewers to play any version of poker for real money. In addition, it enables TV viewers to participate in poker TV shows by betting during each hand on the results of the game.


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Our solutions are being broadcast on several channels in the UK though our agreement with Two Way Media (operator of the Winner Channel), such as Cellcast, Teletext and more.

ONLINE GAMING

We offer an online gaming solution to fully complement our existing product and service solutions. The market for online gaming is already significant and software developers in this market are well entrenched. Our ability to offer an online solution is invaluable as it is able to demonstrate our ability to offer a fully interoperable cross platform solution, that we believe is unique in the market. We provide end-to-end online gaming solutions, including branded and white label front end, middleware and back office solutions. The service includes extensive applications for Casino and fixed odds games, Lottery and scratch card services as well as Multi player games. We provide end-to-end online gaming solutions, including branded and white label front end, middleware and back office solutions. The service includes extensive applications for Casino and fixed odds games, Lottery and scratch card services, as well as Multi player games.

DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS

In 2006, we derived approximately 84% of our revenues from three major customers: Golden Palace Ltd(51%); Two Way TV Australia (21%) and Two Way Media Ltd (12%).

OUR STRATEGY

We have recently re-prioritized our operations and currently plan to focus on two products: the Winner Channel and our Blackjack Software.

Our aim is to strengthen our position as a developer of gaming technology to the mobile, Interactive TV, participating TV and internet markets with particular emphasize on the development of the Blackjack Software. The development of a diversified portfolio of high quality, innovative applications is critical to the business. We intend to:

o DOMINATE THE MULTIPLAYER BLACKJACK TOURNAMENTS MARKET. Our new solution is intended to enable gaming operators to supply their users with a scalable multiplayer service, based on our technologies.

o DEVELOP INNOVATIVE APPLICATIONS. We continue to devote significant resources to the development of high-quality, innovative applications and work with skilled content developers. As the interactive gaming landscape continues to evolve, we intend to extend our cross-platform solutions to accommodate advancements in network and device technology.

o EMPHASIZE OUR BRANDED TECHNOLOGY. We intend to broaden our applications to enhance the end user's experience, thereby offering our customers (e.g. mobile phone networks) the opportunity to increase their subscribers satisfaction, leading to a reduction in subscriber churn.

o WINNER CHANNEL PARTNERSHIP- We and Two Way Media Ltd, a leading interactive television company, have announced the intention to form a privately held company to house their consumer betting brand, 'The Winner Channel'. The Winner Channel platform has been operating in the UK for a year and has launched services on TV, mobile phones and the internet - providing customers opportunities to be on all platforms from a single account. In its first year of operation, the platform has established a strong presence in the UK market. It operates its own brand and white label gambling services for leading UK media companies including ntl:, the Sun Newspaper, Channel 4, Five, Teletext and Flextech Television, among others.


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The two companies have used the past 12 months to establish the technical and commercial infrastructure necessary to operate cross platform products. The new vehicle intends to capitalize on this, focusing on high end entertainment TV betting, using the television as the primary means of acquiring customers that can then be monetized through its other platforms.

We believe that the UK Gambling Act 2005 discussed below under "Government Regulation", scheduled to be implemented in September 2007, will allow the provision of remote gaming services, which will benefit the Winner Channel and us.

o EMPHASIZE OUR BUSINESS MODEL. We continue to highlight the revenue-share model's collaborative features for our customers. We believe that the revenue-share model incentivizes our customers to upgrade and enhance the capabilities of their applications.

o FACILITATE DISTRIBUTION AND SUPPORT. We continually promote all of our products in their relevant markets to enable the best market penetration and customer support. We place emphasis on getting the product right and supporting the product with the correct combination of technology, distribution and support.

OUR COMPETITIVE STRENGTHS

We believe that our competitive strengths include:

o UNIQUE, FIRST TO MARKET, PATENT PENDING PEER TO PEER ("P2P") BLACKJACK PRODUCT . Our P2P application is a unique product, first introduced to the market by us. We have filed a patent application with the U.S. Patent and Trademark Office with respect to the P2P application which is still pending. One of its unique aspects is that it allows for constant gaming opportunities and nonstop blackjack online events. A game is available whenever a player is looking for one. Players do not play against the house
     - players compete against each other allowing the most skillful player to win. We expect to be one of the leading software providers in the Multiplayer blackjack tournaments market.

o PROPRIETARY, AWARD-WINNING TECHNOLOGY AND COMMITMENT TO RESEARCH AND DEVELOPMENT. We invest in research and development to create applications and technologies that incorporate the advanced capabilities of next-generation networks. We have developed proprietary technologies that enable us to distribute our solutions across different platforms. We offer our cross-platform technologies through revenue-sharing arrangements with our customers. The cross-platform nature of our technologies allows us to remain neutral to the network choices made by our customers, and enables our customers to reach a larger number of subscribers. We have patent pending proprietary multiplayer blackjack product and a patent-pending participating TV solution.

o CUSTOMER RELATIONSHIPS AND DISTRIBUTION CHANNELS ACROSS MULTIPLE PLATFORMS. Service providers are our primary customers and the distributors of our applications. Over the past two years, we have established agreements to distribute our applications through major wireless operators, Internet service providers, and cable and satellite companies. We believe that we are able to build our distribution channels as a result of our focus on customer service, the quality of our applications and our ability to deploy those applications on a broad range of devices and networks. We believe that the time and difficulty involved in building a global distribution channel represents a significant barrier to entry for our potential competitors. We are first to market position in the participating TV gaming market and have an early mover in the mobile gaming and in the online multiplayer application market.

o DIVERSE PORTFOLIO OF ORIGINAL AND LICENSED PROPERTIES. We publish a diverse portfolio of interactive entertainment applications. Our applications span multiple categories and are based on intellectual property that we create and own, and well-established brands that we license from third parties. We believe that our approach to develop branded content for our platform has broad customer appeal and reduces our reliance on any particular application. In addition to introducing new applications, we continuously update our existing applications to take advantage of enhanced functionality of new media platforms.


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o    RECURRING REVENUE-GENERATING BUSINESS MODEL. Our business strategy emphasizes the collaborative nature of our approach to customers. We prefer to enter into revenue-share agreements with our customers, rather than license our technology. We believe this approach will continue to generate revenue long after the technology's initial release. The market data we collect from sales and usage of our applications also provides us with valuable insight into carrier and subscriber preferences and guides the development of future application.

OUR PRODUCTS AND TECHNOLOGY

We currently provide four layers of technology enabling the full range of services required to supply gaming solutions across multiple platforms. The four layers include: back office, game engines, middleware and front-end solutions. Customers can select the full solution from front end to back office, or can select a part of the service which is then integrated with their existing offering.

MULTIPLAYER TOURNAMENTS BLACKJACK SOFTWARE

Blackjack's simple rules and extremely visible play permit players to enter the game with little knowledge. At the same time, the unique blackjack tournament rules add skill elements to the traditional blackjack game and therefore attract professional and savvy players who implement complicated gaming strategies.

One of the unique aspects of our P2P application is that it allows for constant gaming opportunities and nonstop blackjack online events. A game is available whenever a player is looking for one. Players do not play against the house - players compete against each other allowing the most skillful player to win. Once a set number of players arrive, the game begins. Multi-table tournaments consist of a number of 5-player tables, allowing bigger prizes and a more exciting tournament.

We developed the Blackjack Software with the assistance of professional blackjack players. We believe that our new multi-player blackjack application may be an attractive product for major online casinos and sports books. Our blackjack product is the first on the market to combine a full range of multi-player blackjack games: Multi-table Sit & Go tournaments; Single table Sit & Go Tournaments; Heads-Up Blackjack; Blackjack Shootout tournaments; and daily Blackjack Special Tournaments.

Each player has to pay the same amount of money, "a buy-in", and the house fee in order to register for the game. The players choose the game with the amount of rounds they prefer and enter the table. All players receive an equal amount of chips. The chips are used as counters and are accumulated by beating the computer-generated dealer's hand. Each player determines the amount of chips to bet in every hand. The player who accumulates the most chips wins the pot.

BACK OFFICE - ZONEMAS

Our strategy is to provide gaming operators with all the software tools they need to deploy gaming services to their customers in the most efficient and lucrative manner. Whether connecting to existing enterprise operations or starting from scratch, our ZoneMAS is a robust, highly secure and cost-effective back-office suite that is specially designed to cater to the dynamic needs of gaming operators.

ZoneMAS is an advanced cross-platform back-office system that enables the delivery of betting services on numerous interactive platforms such as the internet, mobile, iTV, and broadcast TV, using a one-time registration process and a single account. ZoneMAS supports fixed odds games, lottery games, number games, bingo games and more. ZoneMAS is a cross-platform solution designed to meet these unique requirements. ZoneMAS includes advanced marketing and advertising tools, including a bonus system mechanism, VIP system, customer retention system, lifetime value mechanism, tournament systems, data mining and an in-house affiliation system.

ZoneMAS advanced features include:

o    Cross platform capabilities (Internet, mobile and iTV)

o    Familiar web-based interface that enables access from any browser


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o    State-of-the-art security systems for sites include SSL Personal Key management for every system access

o    User-friendly interfaces and features

o    Real-time reporting of trends, individual account analysis and performance

o    Marketing and advertising subsystems

o    Full third party support via an application program interface.

GAME ENGINES

The game engine is responsible for the gaming operations and includes the rules and logic of each game. The game engine includes a random number generator, gaming statistics, odds and other characteristics that enable gaming operations. Information from the game engine is displayed on the front end device that serves as an application program interface (API). The game engine operates as a separate server and communicates with the communications manager and the back office. The game engine can function as a single player server or as a multiplayer server.

o STAND-ALONE GAMES SERVER. This server's function is to manage the game logic of fixed-odds betting. The server supports the installation of games in a uniform protocol to connect with the back-office and different customers' interfaces. We developed several game engines for roulette, dice, keno, hi-lo, slots, bingo-keno, horse racing and more which have been successfully deployed for several years at different clients. The server also supports installation of games developed by third parties.

o MULTI-PLAYER GAMES SERVER. This server controls the multi-player games developed by us. The server operates two types of games: games where several players play against each other, like poker, and the server manages the game tables and the tournaments; and games where drawings take place every few minutes and can be observed by all participants, such as SMS TV.

MIDDLEWARE TECHNOLOGIES

We provide two middleware servers: ZoneITS, an interactive terminal server, and MIXTV, a broadcast video server.

o ZONEITS. ZoneITS is a designated server that is located on the customer's network and handles all incoming requests from mobile handsets, such as subscriber registration, access to applications and all Java-enabled interactivity. The server's architecture enables reliance on a single uniform protocol between the mobile client and terminal. The server is specifically designed to manage updated versions of handsets by providing information about the client's memory status and other resources. This allows all monitoring and repairs to take place in the server environment which eliminates the need for changing the basic code on the Java client. The architecture is designed to increase security and create an additional buffer between the client and the server, making the content transferred between mobile clients and the terminal uniformly encrypted. While no system is completely secure, we have devised numerous security measures designed to assist in the prevention of fraudulent activity and unauthorized access to its systems. We work on a four tier security protocol including obfuscation software (to deter copying of the software), protocol encryption, client server monitoring, firewalls and logging protections.

o MIXTV. Our products include games and virtual community tools to broadcast live. Our solutions are predominantly designed as mass-multiplayer games, with no limit to the number of players at one given moment. A wide spread audience can play the same game throughout as many platforms as the channel is deployed on. As these applications are video-streamed, they run on a number of different broadcast networks: analogue, digital, terrestrial, cable and satellite. This new patent-pending technology uses mobile text messaging to bring interactive gaming communities to subscribers without a return-path and creating a virtual community around the channel. The delivery of participating/SMS-TV requires a suite of software and hardware that delivers multi-mode solutions for broadcasters and other application service providers, by integrating into the existing infrastructure of both the broadcaster's control room and the operator's communications networks. The system comprises two main components, MIXTV Entertainment Server and MIXTV Director, that are together responsible for running the interactive solution, collecting the audience input and delivering all of the data as a video stream onto the television screen.


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FRONT END

Front end solutions have been developed for Interactive TV, mobile, internet and participating/SMS-TV. The front end solution includes all of the customer interface applications and is essentially the game the customers see on their televisions, computers or mobile phones.

RESEARCH AND DEVELOPMENT

We strive to develop the latest software and technology for the gaming market, and accordingly over 75% percent of our employees are involved in research and development. Research and development expenses for 2005 and 2006 were approximately $2,549,635 and $2,923,572 respectively, which represents approximately 54 percent and 41 percent of our total operating expenses for 2005 and 2006, respectively. We believe that research and development is one of the key reasons for our success and is crucial to our future prospects and it is our intention to continue to invest heavily in research and development in order to enhance our existing solutions and launch new products into the gaming market.

COMPETITION

The interactive gaming applications market is highly competitive and characterized by frequent product introductions, new technologies and evolving platforms. As demand for applications continues to increase, we expect new competitors to enter the market and existing competitors to allocate more resources to develop and market their applications. As a result, we believe competition in the interactive gaming market will intensify. The current and potential competition in the interactive gaming applications market includes major media companies, traditional video game publishing companies, service providers in interactive mobile, TV and internet markets, software applications providers, content aggregators and other pure-play interactive entertainment companies. Larger and more established companies are increasingly focused on developing and distributing wireless applications that directly compete with us. In addition, we expect that online gaming companies will themselves continue to develop applications that allow their products and services to be available on new distribution platforms.

MULTIPLAYER TOURNAMENTS BLACKJACK

Some of the leading software and system providers in the online gaming industry operate their own gaming websites while still providing their proprietary gaming systems to other operators. There are about 90 proprietary gaming systems offered by some 120 software and system providers; however, the market is dominated by 15 leading software vendors, including WorldGaming, MicroGaming, Playtech, RealTime Gaming, Boss Media, and others.

Major software vendors may provide their proprietary gaming platforms to dozens of operating websites simultaneously and have been offering a range of services including: gaming software, customer support, back office systems, and payment processing and hosting, allowing vendors to offer solutions ranging from specific software to `plug and play' gaming platforms.

For small to mid-size operators, in-house development is usually inefficient; therefore, in these cases, software licensing may often be the most appropriate solution.

Using standard gaming engines that can be customized to client needs allows the software vendors to offer their customer a distinctive user interface and different `skins'. Although most competitors seek to offer new and innovative games, there are practically only a few new games in the industry. The reason is that most of the software vendors choose to get more market share by adding new operators while focusing on developing back office functionalities, service and support to their operators.


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Vendors generate revenue streams through software and support licensing as well as customization, payment processing, hosting and other services that are partly fixed but are mainly calculated as a percentage of each licensee's level of activity.

P2P blackjack is a new concept that has been introduced by few operators, including: Global Player Casino, Game Account (a skill game company), blackjack.com, and RiverBelle Casino. All of these websites offer different kinds of multi-player blackjack, but none of them offers a tournaments blackjack application.

o    MOBILE

We compete with wireless content aggregators, who combine applications from multiple developers (and sometimes publishers) and offer them to carriers or through other sales channels. We generally differentiate ourselves in several key respects by funding development, providing design input and quality assurance for our applications, and owning the application copyright and thereby increasing revenues from application sale. We consider the primary competitors in the wireless market to be Chartwell Technologies, Boss Media, Micro Gaming, Phantom Fiber, Probability Games and Mfuse.

o    INTERACTIVE TV.

Currently, we consider the primary competitors in the Interactive TV market to be Visiware (provider of Interactive TV solutions), Pixel Technologies (provider of gaming solutions), Yoomedia (U.K.- based interactive entertainment provider), Static2358 (gaming applications developer of the OpenTV platform and owner of the "PlayJam" gaming channel), Visionik (developer of front end gaming graphics and presentation layers to the end user) and Betting Corp. (which develops server and gaming engines).

o    INTERNET.

There are numerous competitors in the internet market and we consider the primary competitors in the internet service provider market to be online gaming sites and outsourcing providers, such as Boss Media, Cryptologic, Orbis, Microgaming, RTG and Playtech. Many of these companies have their own in-house software developers and some have significantly greater capital resources and personnel than the Company.

o    PARTICIPATING TV.

Currently, to our knowledge, there are no competitors in the field of participating TV gaming.

INTELLECTUAL PROPERTY

We own the key intellectual property rights in the software developed for use in our operations. We rely on the protection of trademark, copyright and trade secret laws, contractual obligations and license agreements with our employees, customers, partners and others to protect our proprietary rights.

In order to protect our trademarks, we have registered "Zone 4 Play" as a trade mark in the U.S. in respect of computer games software. We have also made application for a U.S. trademark for "MIX TV."

We have also applied for patent protection in relation to our participating solution and the methodology of our multiplayer blackjack products, and these applications are currently being processed.

o On January 25, 2005, we filed a U.K. patent application entitled "Broadcasted Games".

o On June 24, 2005, we filed a U.S. utility patent application entitled "Multiplayer Card Tournaments and Methods" which was assigned to Gaming and than to RNG.

o On December 22, 2005, we filed a U.K. patent application entitled "Face up Holdem" which provides fixed odds wagering that employs computer-generated card dealings and automatically calculates the odds associated with each computer generated hand (CGH) to win a broadcasted poker game.


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GOVERNMENT REGULATION

The gaming industry is prohibited or restricted in some countries and highly regulated in others. In a number of countries the legal position is uncertain. In general terms, it is possible that, subject to the courts in the relevant countries being able to establish jurisdiction, online gaming and our activities in relation to it do or may constitute (in a manner and to a degree which varies between countries) a breach of the applicable criminal and/or civil legislation in the countries of residence of our registered players. This may potentially expose us, and/or our officers and directors, to fines and other sanctions (including imprisonment). That is why, we do not directly target individuals residing in the United States and mainly target online markets in Europe. We have no control over where and to residents of which country third party operators to which we may license the Blackjack Software, market their games or otherwise conduct operations, which can be all over the world.

Although the regulatory regime for land-based gaming operations is well-established in many countries, the gaming laws in such countries will not necessarily have been amended to take account of the internet, and the ability to offer gaming services online. Consequently, there is uncertainty as to the legality of online gaming in most countries. In several countries local regulators are willing to license and regulate local and often state-owned operators, but prohibit foreign operators, in some cases possibly to protect the tax and gaming revenues of the relevant government. Authorities in certain jurisdictions have taken indirect steps to restrict online gaming by seeking to prevent or deter banks, payment processors, media providers and other suppliers from transacting with and providing services to online gaming operators. The application or enforcement (or threat of enforcement) of gaming laws or regulations, or a change in sentiment by regulatory authorities on the enactment of new legislation prohibiting or restricting online gaming or services used by online gaming businesses or the taking of such indirect steps, may severely and adversely impact the business and financial position of online gaming companies. The legality of the customers themselves engaging in online gaming is also uncertain in a number of countries.

Nonetheless, customers in such countries have proved willing to engage in online gaming despite the fact that they may be prohibited by their domestic law from doing so. If online gaming were liberalized, or licensed and regulated, particularly in the U.S., online gaming companies would be likely to face increased competition from large land-based operators and internet companies that may not currently offer such services as a result of the regulatory restrictions.

U.S. GAMING REGULATION

On October 13, 2006, President Bush signed into law the "Security and Accountability for Every Port Act of 2006", which included the "Unlawful Internet Gambling Enforcement Act of 2006" (the "Act"). The Act prohibits credit card companies and other financial institutions from paying or receiving funds for the purpose of internet gambling. The Act also authorizes state and federal law enforcement officials to seek injunctions against persons who facilitate illegal internet gambling. The Act requires the Department of the Treasury and the Federal Reserve Board (FRB) to draft regulations to require each "designated payment system" to identify and block these restricted transactions through the establishment of policies and procedures.

The World Trade Organization (`WTO') has found that the U.S. legislative position on internet gambling is in violation of US trade commitments and the European Union's top financial regulator recently commented that the US position was `protectionist'. Whether this may prompt further action by the European Union (`EU') remains to be seen.


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INDIRECT PROHIBITION EFFORTS

U.S. laws are being used, or threatened to be used, by federal prosecutors, state attorneys general and other authorities against third parties who provide services to online gaming companies or who directly or indirectly facilitate online gaming operators such as licensees, internet service providers, software and technology providers, payment processors and internet portals to attempt to impede the growth of online gaming in the U.S. or prohibit the provision of services and supplies to the industry. These efforts may take various forms, including requests that online service providers `cease and desist' from offering a service within a particular jurisdiction, civil actions seeking to enjoin a service and demand a refund of gaming proceeds originating from a particular jurisdiction, or criminal indictments, alleging a violation of state, federal and/or local law. These efforts which raise legal and moral concerns about the industry may also have the effect of causing us to avoid dealing with the online gaming industry.

There have recently been a number of legal developments associated with the manner in which the business of gaming, and in particular, Internet gaming, is treated in the UK and Continental Europe. Some of these developments can be considered as positive and some as negative.

U.K. REGULATION OF ONLINE GAMING

On April 7, 2005, the UK Gaming Act 2005 (the "UK Act") was given Royal Assent. The UK Act introduces fundamental reforms of current gaming legislation, including online gaming. The UK Act envisages that a new single regulator, the "Gaming Commission", would be formed and that the remaining provisions of the UK Act will come into force from the second half of 2005 onwards, with the full regime to be in place by September 2007.

All current legislation specifically relating to gaming, including online gaming, none of which the we believe applies to our activities, will be repealed when the UK Act comes into force and most entities involved in the provision of gaming activities in the UK, including us, will be regulated by the Gaming Commission. The Gaming Commission will have comprehensive powers which are set out in the UK Act.

The UK Act makes provision for the licensing of online betting and gaming in the UK, which is defined as "remote gaming". However, the UK Act does not clearly specify what services and facilities will need to be licensed in the UK. There is, however, specific provision in the UK Act relating to the use of "remote gaming equipment", which is defined as including facilities for registration, payment and the hosting of a random number generator in connection with gaming businesses. Such definition is likely to include servers which host gaming websites or gaming software. An operator and/or supplier of such equipment will need to obtain a license in the UK or relocate all of the remote gaming equipment used in connection with its licensed activities outside Great Britain.

The UK Act makes it illegal to supply, in the course of business, computer software for remote gaming unless a license is held for such activity. As players can download gaming software from our promoted websites, it is possible that we may need to obtain a license, even though we neither own nor can alter any of the gaming software to which we provide access. Whether the UK Act will be interpreted in such a way as to require us to obtain a license for this reason is, at present, unclear. This part of the UK Act dealing with the supply of gaming software does not refer to any territorial application. Therefore, it is conceivable that it may apply to any person who, although having no physical presence in the UK, is deemed to supply gaming software from websites capable of being accessed in the UK.

All gaming operators with remote gaming equipment in the UK will have to obtain approvals and licenses from the Gaming Commission. We are not conducting any gaming operations in the U.K. and currently do not intend to seek a license from a Gaming Commission. We do intend, however, to provide marketing services to licensed gaming operators by acting as affiliate of such gaming operators and provide gambling marketing services in the U.K. to gaming operators through our websites such as www.get21.com and according to the various marketing methods described under the above heading: "Marketing Plan" under Item 4 of the Registration Statement on Form 20-F, as amended, filed by Gaming on August 4, 2006. There can be no certainty that should such licenses be required by one of our gaming operators, such gaming operator will be able to obtain such licenses on terms which are adequate for us in respect of our activities. The costs relating to such approvals and licenses and ongoing compliance with the new regulatory framework are as yet unknown. There are also provisions in the UK Act which restrict the ability to advertise in the UK unless the jurisdiction from which the gaming operator supplies its services is in the European Economic Area (which for these purposes specifically includes Gibraltar). It would also be unlawful for us to advertise any online gaming operator which is based in the UK and which does not have a license. As the licensing regime is not yet in operation, there is no guarantee that, should our key clients seek licenses, they will be granted.


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


At this stage, the extent to which online gaming companies with UK activities will be affected either by the UK Act or the regulatory framework it will introduce is not clear. In this regard, it should be noted that the UK Act proposes that the Secretary of State also be delegated broad additional powers, including the power to determine what constitutes remote communications equipment facilities. It is possible the Secretary of State will interpret such terms widely.

We have been granted a U.K. bookmaker license to operate fixed odds games.

FRANCE AND GERMANY

France and Germany in particular appear to moving towards imposing greater restrictions on internet gaming operators, both by virtue of proposed changes to legislation and through heightened enforcement measures. It is possible that adverse legal developments in these countries could have a material adverse impact on our business and operation.

ITALY AND SPAIN

With respect to Italy and Spain, recent willingness to regulate certain forms of internet gaming could be perceived as indicative of a liberalization of the internet gaming industry as a whole in those countries. However, at present, the form of regulation put forward by these jurisdictions has failed to create attractive market conditions for our licensees. As such, notwithstanding the fact that these markets may appear to be liberalizing, in practice, they have not liberalized in a manner, or to a degree, that is helpful to our business and operation.. The Company and its licensee remain at risk that Italy and Spain may take aggressive action against parties whose operations at are not licensed pursuant to the regulatory regimes established by these countries.

Countries such as Denmark and Sweden attempt to restrict the actions of gamblers and aim to curtail the supply of gaming products and services by attempting to limit such supply to domestic operators, often with links to the local government.

In Sweden, as revenues from domestic lotteries (and for these purposes, card games and other casino games are deemed to be lotteries) are only permitted to be used for the benefit of the public, it is not possible for a private company to obtain a license to operate an online gaming website. The Swedish Lottery Act applies to lotteries arranged in Sweden. The Swedish government recently considered amending the Lottery Act to prohibit foreign lotteries intended for participants in Sweden, but concluded that such a prohibition would be difficult to enforce. Since then, however, the Swedish government has announced that it intends to reconsider a possible ban on foreign online gaming businesses which operate in Sweden. Any resulting legislation may have an adverse impact on our business and operations.

Under the Swedish Lotteries Act, it is illegal in Sweden to promote a foreign operated gaming business. Promotion includes advertising in Swedish newspapers and magazines, placing banners on Swedish websites and running other similar advertising campaigns (the promotional activities undertaken by us to date would fall into this category). Accordingly, we are unable to undertake specific promotions in Sweden or to specifically target Swedish players and, as a result, our ability to operate in Sweden is restricted.

Under Danish law, any online gaming business (as well as any marketing or promotion of such business) aimed at the Danish market is illegal unless the business concerned has been granted a license from the Danish Ministry of Taxation. The extent to which a website is assessed as targeting the Danish market depends on an overall assessment of the activities offered and the content of the website concerned. Websites not specifically targeting the Danish market (e.g. where the content is not in Danish, no payments and/or winnings are calculated in Danish Kroner and no Danish language helpline is provided) will, in general, not be encompassed by the Danish prohibition provided the relevant websites are not hosted in Denmark. It is possible that the Danish Gaming Board or other relevant authority may object to our future marketing activities. We intend to take such steps as are required to ensure compliance with Danish law if any such objections arise.


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


OTHER LAWS AND REGULATIONS

The application to us of existing laws and regulations relating to such issues as taxation, quality of services, electronic contracting, consumer protection and intellectual property ownership and infringement (to the extent that they relate to internet businesses) is unclear. In addition, we may become subject to new laws and regulations directly applicable to our activities. Any new legislation applicable to us could expose us to substantial liability and expenses necessary to comply with these laws and regulations. There is a risk that criminal and civil proceedings, including class actions brought by or on behalf of public entities or private individuals, could be initiated against our company, our subsidiaries, our officers and directors, other members of our company and their directors, and others involved in providing facilities to the internet gaming industry.

EMPLOYEES

We have downsized our workforce and currently employ 17 employees, all of whom work full-time. None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be good.


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


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the audited and unaudited financial statements and notes thereto included elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the present assessment by our management.

OVERVIEW

The following discussion and analysis should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this annual report. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the present assessment by our management.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States generally accepted accounting principles (U.S. GAAP).

This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements" elsewhere in this annual report.

OUR BUSINESS

We are a software and technology developer and provider to companies that service the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over mobile devices, TV and the internet. Our software provides and supports play-for-fun and play-for-real interactive games (currently such play-for-real gaming solutions are only provided in the United Kingdom where fixed odds gaming are permitted by licensed bookmakers).

We enter into license and/or revenue-sharing agreements with our customers under which the customers use our software and technology to offer games to their subscribers and pay us a fixed fee and/or a percentage of the net revenues generated from those games.

We devote substantially all of our efforts toward conducting research, development and marketing of our technology. In the course of these activities, we have sustained operating losses and expect such losses to continue in the foreseeable future. To date, we have not generated sufficient revenues to achieve profitable operations or positive cash flow from operations. On March 31, 2007, we had a working capital surplus of $1,598,317 and an accumulated deficit of $14,756,203. There is no assurance that profitable operations, if ever achieved, will be sustained on a continuing basis. During the year ended December 31, 2006, we derived 84% of our revenues from three major customers.

We refer in this discussion to the fiscal years ended December 31, 2006 and December 31, 2005, as "2006," and "2005," respectively.

GOING CONCERN

We have generated revenues since inception but they were not an adequate source of cash to fund future operations. Historically we have relied on private placement issuances of equity.

It is likely that we will need to raise additional working capital to fund our ongoing operations and growth. The amount of our future capital requirements depends primarily on the rate at which we increase our revenues and correspondingly decrease our use of cash to fund operations. Cash used for operations will be affected by numerous known and unknown risks and uncertainties including, but not limited to, our ability to successfully market our products and services and the degree to which competitive products and services are introduced to the market. As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock.


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


There can be no assurance that acceptable financing to fund our ongoing operations can be obtained on suitable terms, if at all. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our stockholders could lose their entire investment in our company.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our consolidated financial statements are prepared in accordance with U.S. GAAP. In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosure. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time the consolidated financial statements are prepared. On a regular basis, management reviews our accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in Note 2 of the notes to the audited consolidated financials statements, "Significant Accounting Policies", for the year ended December 31, 2006, included elsewhere in this prospectus.

IMPAIRMENT OF LONG-LIVED ASSETS:

Our long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. As of December 31, 2006, no impairment losses have been identified.

REVENUE RECOGNITION

We account for revenues from software applications agreements in accordance with Statement of Position 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). The revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable.

SOP 97-2 specifies that extended payment terms in a licensing arrangement may indicate that the license fees are not deemed to be fixed or determinable. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer unless collection is not considered probable then revenue is recognized as payments are collected from the customer, provided that all other revenue recognition criteria have been met.


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


The arrangements that include multiple elements are usually arrangements where we sell software products and Post Contract Support (PCS). For these multiple elements, SOP 97-2 requires that the fair value of each component in a multiple element arrangement will be determined based on the vendor's specific objective evidence (VSOE) for that element, and revenue is allocated to each component based on its fair value. SOP 98-9 requires that revenue be recognized under the "residual method" when VSOE does not exist for all the delivered elements, VSOE of fair value exists for all undelivered elements, and all other SOP 97-2 criteria are met. Under the residual method, any discount in the arrangement is allocated to the delivered elements. The specific objective evidence for the PCS is established by the price charged on separate PCS renewal contracts. The revenue associated with the delivered elements is recognized using the residual method discussed above.

Revenues from software licenses that require significant customization, integration and installation that take a short period of time to complete are recognized in accordance with Statement of Position 81-1, "Accounting for Performance of Construction - Type and Certain Production Type Contracts" ("SOP 81-1"),using the complete contract accounting method. After delivery, if uncertainty exists about customer acceptance of the software, license revenue is not recognized until acceptance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contract. As of December 31, 2006, no such estimated losses were identified.

We're entitled to royalties from revenue sharing arrangements upon sublicensing of our products to end-users. Royalties from revenue sharing arrangements are recognized when such royalties are reported to us.

FOREIGN CURRENCY

Our revenues are generated in U.S. dollars ("dollar"). In addition a substantial portion of our costs are incurred in U.S. dollars. Our management believes that the dollar is the primary currency of the economic environment in which we are operate. Thus, our functional and reporting currency and certain of our subsidiaries is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All gains and losses of the remeasurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate.

The financial statements of Zone4Play (UK) Limited, whose functional currency has been determined to be its local currency, have been translated into dollars. All balance sheet amounts have been translated using the exchange rates in effect at each balance sheet date. Statement of operation amounts have been translated using the average exchange rate prevailing during the period. The resulting translation adjustments are reported as a separate component of accumulated other comprehensive loss in shareholder's equity.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Effective January 1, 2006, we adopted the provisions of SFAS No. 123 (revised
2004), "Share-Based Payment" ("SFAS 123(R)"), which requires us to measure all employee stock-based compensation awards using a fair value method and record the related expense in the financial statements. We elected to use the modified prospective method of adoption which requires that compensation expense be recorded in the financial statements over the expected requisite service period for any new options granted after the adoption of SFAS 123(R) as well as for existing awards for which the requisite service has not been rendered as of the date of adoption and requires that prior periods not be restated.


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


ACCOUNTING FOR INCOME TAXES

Significant judgment is required in determining our worldwide income tax expense provision. In the ordinary course of a global business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Some of these uncertainties arise as a consequence of cost reimbursement arrangements among related entities, the process of identifying items of revenue and expense that qualify for preferential tax treatment and segregation of foreign and domestic loss and expense to avoid double taxation. Although we believe that our estimates are reasonable, the final tax outcome of these matters may be different than the one which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income (loss) in the period in which such determination is made.

Our accounting for deferred taxes under SFAS No. 109, "Accounting for Income Taxes" ("Statement 109"), involves the evaluation of a number of factors concerning the realization of our deferred tax assets. In concluding that a valuation allowance is required, we primarily consider such factors as our history of operating losses and expected future losses in certain jurisdictions and the nature of our deferred tax assets. Management currently believes that it is more likely than not that the deferred tax regarding the carry forward of losses and certain accrued expenses will not be realized in the foreseeable future.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FAS 109" ("FIN 48") This financial interpretation clarifies the accounting for uncertainty in income taxes, and prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on various related matters such as derecognition, interest and penalties and disclosure. As applicable to us, the interpretation prescribed by FIN 48 became effective commencing January 1, 2007. We are currently evaluating the impact that the adoption of FIN 48 would have on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". This standard establishes a framework for measuring fair value and expands related disclosure requirements; however, it does not require any new fair value measurement. As applicable to us, this statement will be effective as of the year beginning January 1, 2008. We are currently evaluating the impact that the adoption of FAS 157 would have on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." This standard permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. As applicable to us, this statement will be effective as of the year beginning January 1, 2008. We are currently evaluating the impact that the adoption of FAS 159 would have on our consolidated financial statements.


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


RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2007 COMPARED TO THREE MONTHS ENDED MARCH 31, 2006 AND RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

REVENUES AND COST OF REVENUES

Total revenues for the three months ended March 31, 2007 increased by 58% to $290,833 from $184,361 for the three months ended March 31, 2006. The increase in revenues is mainly due to a new contract with Golden Palace Ltd for the license of our multiplayer tournaments blackjack, and for marketing services of our website www.get21.com, We also increased our revenues from existing customers such as Two Way Media Limited and Winner.com (UK) Ltd, through increased penetration of our products .

Cost of revenues for the three months ended March 31, 2007 increased by 36% to $133,166 from $97,616 for the three months ended March 31, 2006. The increase in the cost of revenues is primarily attributable to costs related to the marketing services provided by Get21.

Total revenues for 2006 increased by 56% to $1,656,379 from $1,062,420 in 2005. The increase in revenues due to new contract with Golden Palace Ltd for the license of our multiplayer tournaments blackjack, and for marketing services of our website www.get21.com, and an increase in revenues from existing customers such as Two Way TV Australia, Two Way Media Limited and Winner.com (UK) Ltd., and NDS Limited offset by licenses revenues to Cosmotrade Investment Ltd, CTE, and Cablevision that we had in 2005, and a decrease in revenues from the Gaming Channel.

Cost of revenues for 2006 increased by 42% to $426,052 from $299,958 for 2005. Gross profit increased by 61% for 2006 to $1,230,327 from $762,462 in 2005. The increase in the cost of revenues is attributable to amortization of the technology which was acquired on April 2005 by acquiring the minority shares in our SMS-TV subsidiary, MIXTV Ltd and to costs related to the marketing services provided by our indirect subsidiary Get21 Ltd.

RESEARCH AND DEVELOPMENT

Research and development expenses for the three months ended March 31, 2007 increased by 10% to $739,037 from $673,454 for the three months ended March 31, 2006. The increase is primarily attributable to our continuing efforts in the United Kingdom, which involve adapting our software to new systems and platforms (ITV, mobile, internet, and participation TV by our subsidiary, MixTV Ltd.), development of our multi player black jack tournaments application, recruitment of employees, increased general and administrative expenses allocated to the research and development department due to its growth, and due to decrease of the $US dollar exchange rate to the New Israeli Shekel ("NIS"), which increased the dollars amount of our NIS expenses.

Research and development expenses for 2006 increased by 15% to $2,923,572 from $2,549,635 for 2005. The increase is primarily attributable to our new projects in the United Kingdom, which involve adapting our software to new systems and platforms (ITV, mobile, internet, and participation TV by our subsidiary, MixTV Ltd.), development of our multi player black jack tournaments application, recruitment of employees, increased general and administrative expenses allocated to the research and development department due to its growth and due to accounting charges related to stock options under SFAS 123(R).

SALES AND MARKETING

Sales and marketing expenses for the three months ended March 31, 2007 increased by 270% to $627,872 from $169,795 for the three months ended March 31, 2006. The increase in sales and marketing expenses is primarily attributable to our marketing efforts through our get21.com site through Get21.

Sales and marketing expenses for 2006 increased by 202% to $2,618,371 from $867,473 for 2005. The increase in sales and marketing expenses is primarily attributable to a portion of the amortization of deferred compensation to stock options granted to our Chief Executive Officer in the amount of $926,036 and to accounting charges related to stock options under SFAS 123(R), and due to our marketing preparations for the launch of our get21.com site through our indirect subsidiary Get21

GENERAL AND ADMINISTRATIVE

General and administrative expenses for the three months ended March 31, 2007 increased by 10% to $274,521 from $250,022 for the three months ended March 31, 2006. The increase in general and administrative expenses is primarily attributable to amortization of stock-based compensation related to the general and administrative department and directors and to our legal expenses.

General and administrative expenses for 2006 increased by 60% to $2,098,142 from $1,308,735 for 2005. The increase in general and administrative expenses is primarily attributable ,to salary increases, additional expenses in relation to the possible admission of our shares to trade on AIM, a market operated by the London Stock Exchange plc, to a portion of the amortization of deferred compensation to stock options granted to our Chief Executive Officer in the amount of $231,509, to expenses related to evaluation of the spin off of our multi player black jack tournaments application and due to accounting charges related to stock options under SFAS 123(R).

FINANCIAL EXPENSES, NET

Financial (income) expenses, net for 2006 were $9,181 compared to $94 financial expenses. The increase in the financial income is primarily attributable to interest received from bank deposits offset by bank fees and exchange rates between the U.S. dollar and the NIS and the British pound.

NET LOSS AND NET LOSS PER SHARE

Net loss for the three months ended March 31, 2007 was $1,408,209 as compared to net loss of $1,003,857 for the three months ended March 31, 2006. Net loss per share for the three months ended March 31, 2007 was $0.045 as compared to $0.041 for the three months ended March 31, 2006. The net loss increased for the three months ended March 31, 2006 mainly due to the increase in the operating expenses and especially due to our marketing efforts through our get21.com site through Get21 offset by the share of Golden Palace as the minority shareholder in the loss of our indirect subsidiary RNG Gaming. Our weighted average number of shares of common stock used in computing basic and diluted net loss per share for the three months ended March 31, 2007 was 32,319,031 compared with 24,543,867 for the three months ended March 31, 2006. The increase was due to the issuance of additional shares in two private placements in March 2006.

We incurred a net loss of $6,424,951 ($0.21 per share) in 2006 compared to a net loss of $3,965,375 ($0.17 per share) in 2005. The increased net loss is primarily attributable to our increased operating expenses. Our weighted average number of shares of common stock outstanding at December 31, 2005 was 23,524,407 shares versus 30,400,789 shares at December 31, 2006. The increase is mainly attributable to the issuance of 8,234,485 shares of our common stock which were sold in two private placements in March 2006, to the issuance of 30,000 shares of our common stock which were issued to a service provider pursuant to a consulting contract and to 14,583 shares of our common stock issued pursuant to an option exercises by employees.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2007, total current assets were $2,989,908 and total current liabilities were $1,391,591. On March 31, 2007, we had a working capital surplus of $1,598,317 and an accumulated deficit of $14,785,848. We finance our operations and plan to continue doing so with a combination of stock issuances and revenues from product sales. We had working capital of $1,598,317 on March 31, 2007 compared with a working capital of $2,756,780 on December 31, 2006. Cash and cash equivalents on March 31, 2007 were $1,845,526, a decrease of $1,173,756 from the $3,019,282 reported on December 31, 2006. The decrease in cash is primarily attributable to the net loss in the three months ended March 31, 2007.

Operating activities used cash of $1,203,149 in the three months ended March 31, 2007. Cash used by operating activities in the three months ended March 31, 2007 results primarily from a net loss of $1,408,209, a $25,197 increase in accounts receivable, offset by a $150,758 of stock based compensation ,$173,421 of depreciation, of which $83,333 is related to amortization of acquired technology, and the rest of which is related to computers, and other equipment offset by decrease of $105,285 in accounts payable and $56,371 of increase in minority interests in losses of subsidiaries due to the share of Golden Palace as the minority shareholder in the loss of our indirect subsidiary RNG Gaming.

Operating activities used cash of $4,270,617 in the year ended December 31, 2006. Cash used by operating activities in the year ended December 31, 2006 results primarily from a net loss of $6,424,951, a $916,630 increase in account receivables, offset by a $1,823,842 increase in amortization of deferred compensation, $655,737 of depreciation and amortization, $471,862 increase in accrued expenses and other liabilities, and $79,750 of compensation related to issuance of common stock and warrants to a service providers.

Investing activities used cash of $10,935 in the three months ended March 31, 2007. Cash used by investing activities in the three months ended March 31, 2007 results from the purchase of computer and software equipment.

Investing activities used cash of $245,028 in the year ended December 31, 2006. Cash used by investing activities in the year ended December 31, 2006 results from the purchase of computer and software equipment and office furnishings.

Financing activities used cash amount of $39,949 during the three months ended March 31, 2007. Cash used by financing activities for the three month period ended March 31, 2007 results primarily from short term bank credit.

Financing activities generated cash of $6,932,615 during the year ended December 31, 2006. Cash provided by financing activities for the year ended December 31, 2006 results primarily from a stock issuance offset slightly by repayments of short term loans.

On January 27, 2005, we completed a private offering to accredited investors under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, pursuant to which we sold an aggregate of 2,659,998 shares of common stock, $0.01 par value per share, for aggregate gross proceeds of $3,989,999. We agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the common stock on or before February 17, 2005 for certain investors. The registration statement became effective on April 29, 2005 and therefore no liquidated damages needed to be paid.

On March 24, 2006, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, we completed an offering thatconsisted of 6,234,485 units sold at a price of $.725 per unit. Each unit is comprised of one share of our common stock (the "March 24 Shares") and a warrant to purchase one share at an exercise price of $1.125 per share for a period of 36 months ("March 24 Warrants"), to certain accredited investors ("March 24 Investors") for aggregate gross proceeds of $4,520,000.

On March 30, 2006, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, we completed an offering thatconsisted of 2,000,000 units sold at a price of $1.00 per unit. Each unit is comprised of one share of our common stock ("March 30 Shares") and a warrant to purchase one share at an exercise price of $1.35 per share for a period of 36 months (" March 30 Warrants"), to certain accredited investors ("March 30 Investors") for aggregate gross proceeds of $2,000,000.

We agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the March 24 Shares and March 30 Shares and the shares underlying the March 24 Warrants and March 30 Warrants. The registration statement became effective on June 6, 2006 and therefore no liquidated damages needed to be paid.

On September 14, 2006, Gaming, RNG, and Golden Palace Limited ("Golden Palace"), entered into an agreement, which was amended on January 10, 2007, under which Golden Palace has agreed to invest $600,000 in RNG in return for 20% of the ordinary shares of RNG. Pursuant to terms of this agreement, Golden Palace has an option to acquire an additional 30% of the ordinary shares of RNG (but not more than 50% of RNG or more than the amount owned by Gaming) at a price of $100,000 per each additional percentage interest of the ordinary shares of RNG, if the option is exercised on or before September 14, 2008; $180,000 per each additional percentage interest of the ordinary shares of RNG, if the option is exercised upon RNG becoming a public traded company or upon the completion of a private placement of securities for consideration of not less than $4,000,000 to third parties, at a company valuation of $18,000,000. Such option can be exercised by Golden Palace during a period commencing on the date of the agreement and terminating upon the earliest of: (1) September 14, 2008; (2) RNG becoming a public company; or (3) completion by RNG of a private placement for securities for consideration of not less than $4,000,000 by third parties, at a company valuation of $18,000,000 We currently hold 80% of RNG's share capital. RNG is accounted under the equity method and accordingly we consolidate its financial statements in which the minority interest represents Golden Palace current holdings. We have recorded the call option granted to Golden Palace as a derivative in the long -term liability section. The call option is being measured at fair value and it is marked to market in accordance with "Accounting for Freestanding Derivative Financial Instruments Indexed to, and Potentially Settled in, the Stock of a Consolidated Subsidiary" (EITF 00-6).

OUTLOOK

We believe that our future success will depend upon our ability to enhance our existing products and solutions and introduce new commercially viable products and solutions addressing the demands of the evolving markets. As part of the product development process, we work closely with current and potential customers, distribution channels and leaders in our industry to identify market needs and define appropriate product specifications. Our current anticipated levels of revenue and cash flow are subject to many uncertainties and cannot be assured. In order to have sufficient cash to meet our anticipated requirements for the next twelve months, we may be dependent upon our ability to obtain additional financing. The inability to generate sufficient cash from operations or to obtain the required additional funds could require us to curtail operations. We will attempt to reduce our operating expenses from $450,000 a month to below $250,000 per month and have already downsized our workforce. There can be no assurance that acceptable financing to fund our ongoing operations can be obtained on suitable terms, if at all. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our stockholders could lose their entire investment in our company.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

A majority of our revenues and a portion of our expenses are transacted in U.S. dollars and our assets and liabilities together with our cash holdings are predominately denominated in U.S. dollars. However, the bulk of our expenses are denominated in currencies other than the U.S. dollar, principally the British pound and the Israeli NIS. Increases in the volatility of the exchange rates of the British pound and the NIS versus the U.S. dollar could have an adverse effect on the expenses and liabilities that we incur when remeasured into U.S. dollars. We review our monthly expected non-U.S. dollar denominated expenditures and look to hold equivalent non-U.S. dollar cash balances to mitigate currency fluctuations and this has resulted in a foreign exchange expense of $14,332 and $58,655 in 2005 and 2006, respectively.

As a result of such currency fluctuations and the conversion to U.S. dollars for financial reporting purposes, we may experience fluctuations in our operating results on an annual and a quarterly basis going forward. We have not in the past, but may in the future, hedge against fluctuations in exchange rates. Future hedging transactions may not successfully mitigate losses caused by currency fluctuations. We expect to continue to experience the effect of exchange rate fluctuations on an annual and quarterly basis, and currency fluctuations could have a material adverse impact on our results of operations.

We invest our cash in high grade certificates of deposits, U.S. government and agency securities and corporate bonds. Cash held by foreign subsidiaries is generally held in short-term time deposits denominated in the local currency.

Interest income and gains from bank deposits were $67,836 in 2006 and $14,238 in 2005.

We are exposed primarily to fluctuations in the level of U.S. interest rates. To the extent that interest rates rise, fixed interest investments may be adversely impacted, whereas a decline in interest rates may decrease the anticipated interest income for variable rate investments.

We are exposed to financial market risks, including changes in interest rates. We typically do not attempt to reduce or eliminate our market exposures on our investment securities because the majority of our investments are short-term. We do not have any derivative instruments.

                             DESCRIPTION OF PROPERTY

On August 31, 2004, we entered into an agreement to lease premises located at Atidim Park in Tel-Aviv, Israel. This location consists of approximately 750 square meters of office space and the rent is approximately $7,500 per month, as of December 31, 2006. The term of this lease is for five years beginning December 1, 2004. The rent on this property increases once every 12 months by 5% of the space rate ($0.70 per sq/ft). We do not own or lease any real property elsewhere. In June 2006, we entered into an agreement to rent an additional 270 square meters at the same building on the same terms as the first agreement and for the same period which was terminated on April 1, 2007. We believe that our current space is adequate for our needs.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2005, we entered into an Interactive Fixed Odds Betting Services Agreement (the "Agreement") with Winner.Com (UK) Ltd. ("Winner") and Two Way Media Limited ("TWM"). TWM, which establishes fixed odds betting services on digital television, the Internet, mobile telecommunications networks and other digital platforms, engaged us and Winner to provide client-side game applications, server-side software for the management of such platforms and project management support and technical services using Winner's trademark and brand. Each party is entitled to a certain profit share, based on the kind of platform pursuant to which the profit was generated and the amount of profit generated. Shimon Citron, our director and former Chief Executive Officer, is a director and shareholder of Winner. Mr. Citron and his family beneficially own 60 percent of the outstanding shares in Winner. In 2006, we received $181,742 from TWM as a result of the Agreement. We did not receive any payments from Mr. Citron, his family or Winner in connection with the Agreement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

Our common stock began quotation on the Over-the-Counter Bulletin Board during the third quarter of 2003, and is currently quoted under the symbol "ZFPI.OB." The following sets forth the high and low bid quotations for the common stock as reported on the Over-the-Counter Bulletin Board for each quarter in the last two fiscal years and the first two quarters of fiscal year 2007. These quotations reflect prices between dealers, do not include retail mark-ups, markdowns, and commissions and may not necessarily represent actual transactions. The prices are adjusted to reflect all stock splits.

                                                            HIGH           LOW
     First Quarter Ended March 31, 2007                     $0.45         $0.16
     Second Quarter Ended June 30, 2007                     $0.17         $0.09
     Third Quarter through July 12, 2007                    $0.10         $0.09

     FISCAL YEAR ENDED DECEMBER 31, 2006
     First Quarter Ended March 31, 2006                     $1.11         $0.45
     Second Quarter Ended June 30, 2006                     $1.17         $0.71
     Third Quarter Ended September 30, 2006                 $0.85         $0.60
     Fourth Quarter Ended December 31, 2006                 $0.65         $0.35

     FISCAL YEAR ENDED DECEMBER 31, 2005
     First Quarter Ended March 31, 2005                     $1.84         $1.74
     Second Quarter Ended June 30, 2005                     $1.65         $1.48
     Third Quarter Ended September 30, 2005                 $1.20         $1.10
     Fourth Quarter Ended December 31, 2005                 $0.70         $0.68

     As of June 30, 2007, there were 73 stockholders of record of our common stock.

DIVIDEND POLICY

Historically, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any contractual arrangements and such other factors deemed relevant by our Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2006. Our only equity compensation is our 2004 Global Share Option Plan.

                                                                             NUMBER OF SECURITIES
                       NUMBER OF SECURITIES TO     WEIGHTED AVERAGE     REMAINING AVAILABLE FOR FUTURE
                      BE ISSUED UPON EXERCISE OF  EXERCISE PRICE OF         ISSUANCE UNDER EQUITY
                         OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    COMPENSATION PLANS (EXCLUDING
     PLAN CATEGORY       WARRANTS AND RIGHTS     WARRANTS AND RIGHTS   SECURITIES REFLECTED IN COLUMN (A))
     -------------       -------------------     -------------------   -----------------------------------
Equity compensation
plans approved by
security holders              7,653,046                  $1.01                    2,209,954

Equity compensation
plans not approved by
security holders                     --                     --                           --

Total                         7,653,046                  $1.01                    2,209,954


2004 GLOBAL SHARE OPTION PLAN

At the annual meeting of our stockholders held on June 20, 2005, our stockholders approved our 2004 Global Share Option Plan in substantially the form attached to the proxy statement filed with the SEC on April 29, 2005. The 2004 Global Share Option Plan is intended to provide incentives to our employees, directors and consultants by providing them with opportunities to purchase shares of our common stock. The 2004 Global Share Option Plan was effective as of its approval by our board of directors on November 23, 2004 and terminates at the end of ten years from such date. We have reserved 5,000,000 authorized but unissued shares of common stock to be issued under the 2004 Global Share Option Plan.

On May 4, 2006, our board of directors approved an amendment to our 2004 Global Share Option Plan, under which the number of shares reserved by us for the purpose of the Plan was increased from 5,000,000 to 8,000,000.

Our Board of Directors is authorized to administer the 2004 Global Share Option Plan. In doing so, our Board of Directors may: (i) designate optionees; (ii) determine the terms and provisions of respective option agreements (which need not be identical) including, but not limited to, the number of shares to be covered by each option, provisions concerning the time or times when and the extent to which the options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) accelerate the right of an optionee to exercise, in whole or in part, any previously granted option; (iv) interpret the provisions and supervise the administration of the 2004 Global Share Option Plan; (v) determine the fair market value of shares issuable under the 2004 Global Share Option Plan; (vi) designate the type of options to be granted to an optionee; and (vii) determine any other matter which is necessary or desirable for, or incidental to, the administration of the 2004 Global Share Option Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN FISCAL 2006

The following Summary Compensation Table sets forth information concerning compensation during fiscal 2006 for services in all capacities awarded to, earned by or paid to Mr. Citron, and Mr. Levy who served as our Chief Executive Officer and Chief Financial Officer, respectively throughout the period. Mr. Citron ceased to be our Chief Executive Officer on May 8, 2007. No other executive officers who were serving as our executive officers at the end of fiscal years 2006 received more than $100,000 in salary and bonus in fiscal years 2006, and there were no individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal years 2006.


NAME AND PRINCIPAL                                            OPTION
POSITION                  YEAR       SALARY       BONUS      AWARDS(1)   TOTAL
-------------------     --------   ----------  ---------    ---------   -------
Shimon Citron,
Chief Executive
Officer                     2006    190,408      305,727    1,157,545  1,653,680

Uri Levy,
Chief financial
Officer                     2006    114,318          -0-      111,130    225,448

(1) The dollar value recognized for the stock option awards was determined in accordance with SFAS123(R). For a disclosure of the assumptions made in the valuation please refer to footnote 2(i) in our financial statements filed under this prospectus.

OPTION GRANTS IN FISCAL 2006

On April 3, 2006, pursuant to Section 4(2) of the Securities Act of 1933, as amended, we issued to a company, which is owned by our then Chief Executive Officer, an option to buy 1,863,000 shares of our common stock with an exercise price of $1.15 per share in consideration for services provided by the Chief Executive Officer to us. The option vests in the following manner: 1,500,750 shares on July 1, 2006, 155,250 shares on October 1, 2006, 155,250 shares on January, 1, 2007 and 51,750 shares on April 1, 2007.

On April 3, 2006, we issued to our Chief Financial Officer 400,000 options pursuant to our 2004 Global Share Option Plan. The option vests in sixteen equal quarterly installments of 25,000 shares beginning on July 1, 2006.

On April 3, 2006, we issued to our then Chief Operating Officer 400,000 options pursuant to our 2004 Global Share Option Plan. The option vests in sixteen equal quarterly installments of 25,000 shares beginning on July 1, 2006.

COMPENSATION OF DIRECTORS

We have agreements with Shlomo Rothman and Oded Zucker, pursuant to which we have agreed to pay each of these two directors a director's fee of $7,000 per annum, payable in quarterly installments during the director's tenure on our board. In addition, we have agreed to pay them $750 per board meeting and to reimburse them for reasonable and necessary expenses incurred in connection with attendance at meetings of the board of directors and other Zone4Play business.

In accordance with a resolution unanimously approved by our board of directors on March 31, 2005, we granted to each of Messrs. Rothman and Zucker options to purchase 192,261 shares of our common stock, in each case pursuant to and in accordance with our 2004 Global Share Option Plan, as consideration for their service on our board of directors. The options granted to Messrs. Rothman and Zucker have an exercise price equal to $1.00 per share, have a term of ten (10) years, and are exercisable in three equal annual installments commencing on May 1, 2005.

Upon his appointment as a director of our company, we also agreed to grant Adiv Baruch an option to purchase up to 192,261 shares of our common stock under the terms of our 2004 Global Share Option Plan ("Option") at an exercise price per share of $1. The Option vests in three equal annual installments, whereby Mr. Baruch has the right to purchase 1/3 of the shares subject to the Option at the expiration of the first, second and third year respectively from the date of the agreement, provided that Mr. Baruch remains a member of the Board of Directors at such time. In the event of a termination of the agreement for cause at any time, the Option, to the extent not exercised, shall terminate and be cancelled and non-exercisable.

In April of 2006, in recognition of his services to us, we granted Adiv Baruch an additional 200,000 options to purchase 200,000 shares of our common stock at an exercise price of $0.725 per share for a period of 3 years.

On October 22, 2006, we granted to two of our non-employee directors, an option under the terms of our 2004 Global Share Option Plan, to purchase 113,537 shares of Common stock of our at an exercise price of $ 1.15 per share. Each director's right to exercise such option will vest in 2 equal annual installments during a period of three years commencing in 30.10.07 provided that our agreement with such director does not terminate earlier

On December 7, 2006, we granted to two of our non-employee directors, an option under the terms of our 2004 Global Share Option Plan, to purchase 192,261 shares of our common stock at an exercise price of $1 per share. Each director's right to exercise such option will vest in 3 equal annual installments during a period of three years commencing in April 3, 2006, provided that our agreement with such director does not terminate earlier..

     The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a non-employee director during the year ended December 31, 2006.

                          FEES EARNED OR          OPTION
NAME                       PAID IN CASH         AWARDS (1)           TOTAL
-----------------        -----------------  -------------------  ---------------
Shlomo Rothman (2)       $          7,000               77,097          84,097
Oded Zucker (3)          $          7,000               77,097          84,097
Adiv Barcuh (4)          $              0               20,925          20,925
Ronen Zadok (5)          $              0                9,598           9,598
Liron Edrey (6)          $              0                9,598           9,598

(1) The dollar value recognized for the stock option awards was determined in accordance with SFAS123(R). For a disclosure of the assumptions made in the valuation please refer to footnote 2(i) in our financial statements filed under this prospectus.

(2) Mr. Shlomo Rothman had 305,798 options outstanding as of December 31, 2006.

(3) Mr. Oded Zucker had 305,798 options outstanding as of December 31, 2006.

(4) Mr. Adiv Baruch had 392,261 options outstanding as of December 31, 2006.

(5) Mr. Ronen Zadok had 192,261 options outstanding as of December 31, 2006. Ronen Zadok resigned from our board on May 8, 2007.

(6) Mr. Liron Edery had 192,261 options outstanding as of December 31, 2006. Liron Edrey resigned from our board on July 11, 2007.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

On December 31, 2003, Zone 4 Play (Israel) Ltd., a wholly-owned Israeli subsidiary (the "Subsidiary") of our company, and Mr. Uri Levy, the Chief Financial Officer of the Company (the "Executive") entered into an employment agreement (the "Agreement"). Pursuant to the agreement the subsidiary agreed to pay the Executive an initial base salary of NIS 15,000 for the first 3 months of employment and thereafter NIS 20,000 per month. The Subsidiary shall also contribute each month an amount equal to 13.33% of the Executive's monthly salary as a managers' insurance for the benefit of the Executive and 2.5% of the Executive's monthly salary for disability insurance. The Subsidiary shall also contribute each month an amount equal to 7.5% of the Executive's monthly salary as a Continuing Education Fund for the benefit of the Executive and shall grant other benefits such as use of a car and cellular phone. On May 1, 2005 the parties amended the agreement in which the Executive shall be entitled to a base salary of NIS 25,000 as of May 1, 2005 and NIS 30,000 as of January 1, 2006.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Zone 4 Play, Inc. by Z.A.G./S&W LLP, Boston, Massachusetts.

                                     EXPERTS

The consolidated financial statements of Zone 4 Play, Inc. and its subsidiaries as of December 31, 2006 and the for year then ended, appearing in this Prospectus and the Registration Statement of which it is a part, have been audited by Ziv Haft, a member of the BDO Network, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Zone 4 Play, Inc. and its subsidiaries as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005, appearing in this Prospectus and the Registration Statement of which it is part, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm , as set forth in their report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

Zone4Play is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Commission's web site is http://www.sec.gov.

Zone4Play has filed with the SEC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                ZONE 4 PLAY, INC.
                              AND ITS SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

                                 IN U.S. DOLLARS

   Unaudited Interim Financial Statements For the Period Ended March 31, 2007

                                                                      PAGE
                                                                  ------------

CONSOLIDATED BALANCE SHEETS                                       F - 2 - F - 3

CONSOLIDATED STATEMENTS OF OPERATIONS                                 F - 4

CONSOLIDATED STATEMENTS OF CASH FLOWS                                 F - 5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        F - 6 - F - 10

       Audited Financial Statements For the Period Ended December 31, 2006

                                                                      PAGE
                                                                  ------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM               F - 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM               F - 12

CONSOLIDATED BALANCE SHEETS                                      F - 13 - F - 14

CONSOLIDATED STATEMENTS OF OPERATIONS                                 F - 15

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                         F - 16

CONSOLIDATED STATEMENTS OF CASH FLOWS                            F - 17 - F - 18

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                       F - 19 - F - 41

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                         MARCH 31,     DECEMBER 31
                                                                        ----------     ----------
                                                                           2007           2006
                                                                        ----------     ----------
                                                                        UNAUDITED        AUDITED
                                                                        ----------     ----------
    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                             $1,845,526     $3,019,282
  Trade receivables                                                        876,455      1,005,161
  Other accounts receivable, prepaid expenses , and related parties        267,927        164,648
                                                                        ----------     ----------

TOTAL current assets                                                     2,989,908      4,189,091
                                                                        ----------     ----------

SEVERANCE PAY FUND                                                         117,422        104,729
                                                                        ----------     ----------

PROPERTY AND EQUIPMENT, NET                                                619,887        699,040
                                                                        ----------     ----------

ACQUIRED TECHNOLOGY, NET                                                   357,308        440,641
                                                                        ----------     ----------

Total assets                                                            $4,084,525     $5,433,501
                                                                        ==========     ==========

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                         MARCH 31,        DECEMBER 31
                                                                       ------------      ------------
                                                                           2007              2006
                                                                       ------------      ------------
                                                                        UNAUDITED          AUDITED
                                                                       ------------      ------------
    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term bank credit                                               $     56,699      $     16,750
  Trade payables                                                            331,057           436,342
  Employees and payroll accruals                                            448,968           427,106
  Accrued expenses and other liabilities                                    554,867           552,113
                                                                       ------------      ------------

TOTAL current liabilities                                                 1,391,591         1,432,311
                                                                       ------------      ------------

  Minority Interest                                                          82,003           138,374
  Call option                                                               114,850           114,850
  Accrued Severance pay                                                     287,251           281,834
                                                                       ------------      ------------

TOTAL Long term liabilities                                                 484,104           535,058
                                                                       ------------      ------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY :
  Common stock of $ 0.001 par value:
  Authorized: 75,000,000 shares at March 31, 2007 and December 31,
    2006; Issued and outstanding: 32,319,031 shares
    at March 31, 2007 and December 31,2006, respectively                     32,318            32,318
  Additional paid-in capital                                             16,951,154        16,800,396
  Accumulated other comprehensive loss                                      (18,439)          (18,588)
  Deficit accumulated during the development stage                      (14,756,203)      (13,347,994)
                                                                       ------------      ------------

TOTAL stockholders' equity                                                2,208,830         3,466,132
                                                                       ------------      ------------

TOTAL liabilities and stockholders' equity                             $  4,084,525      $  5,433,501
                                                                       ============      ============

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS (EXCEPT SHARE DATA)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                      ---------------------------
                                                          2007           2006
                                                      -----------     -----------
                                                               UNAUDITED
                                                      ---------------------------
Revenues from software applications                   $   290,833     $   184,361
                                                      -----------     -----------

Cost of revenues                                          133,166          97,616
                                                      -----------     -----------

Gross profit                                              157,667          86,745
                                                      -----------     -----------

Operating expenses:
  Research and development                                739,037         673,454
  Selling and marketing                                   627,872         169,795
  General and administrative                              274,521         250,022
                                                      -----------     -----------

Total operating expenses                                1,641,430       1,093,271
                                                      -----------     -----------

Operating loss                                          1,483,763       1,006,526

Financial expenses, net                                     4,827           2,669
                                                      -----------     -----------

Other income                                               24,010               -

Minority interests in losses of subsidiaries               56,371               -
                                                      -----------     -----------

Net loss                                              $ 1,408,209     $ 1,003,857
                                                      ===========     ===========

Basic and diluted net loss per share                  $     0.044     $     0.041
                                                      ===========     ===========

Weighted average number of shares of Common stock
  used in computing basic and diluted net loss
   per share                                           32,319,031      24,543,867
                                                      ===========     ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS

                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                 ----------------------------
                                                                    2007             2006
                                                                 -----------      -----------
                                                                          UNAUDITED
                                                                 ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $(1,408,209)     $(1,003,857)
  Adjustments required to reconcile net loss to net
      cash used in operating activities:
    Depreciation and amortization                                    173,421          162,404
    Increase in trade and other accounts receivable
      prepaid expenses, and related parties                           25,197           48,110
    Stock-based compensation                                         150,758          179,643
    Decrease in trade payables                                      (105,285)         (94,410)
    Increase (decrease) in employees and payroll accruals             21,862           (5,738)
    Decrease in accrued expenses and other liabilities                 2,754          (26,684)
    Accrued severance pay, net                                        (7,276)           4,246
    Minority interests in losses of subsidiaries                     (56,371)
    Compensation related to issuance of common
      stock to a service provider                                          -           18,000
                                                                 -----------      -----------

Net cash used in operating activities                             (1,203,149)        (718,286)
                                                                 -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                 (10,935)          (5,019)
                                                                 -----------      -----------

Net cash used in investing activities                                (10,935)          (5,019)
                                                                 -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of shares and warrants, net                                     -        6,462,001
  Short-term bank credit, net                                         39,949           (7,703)
                                                                 -----------      -----------

Net cash provided by financing activities                             39,949        6,454,298
                                                                 -----------      -----------

Effect of exchange rate changes on cash and cash equivalents             379               84
                                                                 -----------      -----------

Increase (decrease) in cash and cash equivalents                  (1,173,756)       5,731,077
Cash and cash equivalents at the beginning of the period           3,019,282          604,035
                                                                 -----------      -----------

Cash and cash equivalents at the end of the period               $ 1,845,526      $ 6,335,112
                                                                 ===========      ===========

NON-CASH TRANSACTION
  Purchase of property and equipment                             $         -      $    80,081
                                                                 ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
  Cash paid during the period for:
  Interest                                                       $       463      $       680
                                                                 ===========      ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 1: GENERAL

     a. Zone4Play Inc. ("the Company") was incorporated under the laws of the State of Nevada on April 23, 2002 as Old Goat Enterprises, Inc. On February 1, 2004, the Company acquired Zone4Play, Inc. ("Zone4Play (Delaware))" (see b. below), which was incorporated under the laws of the State of Delaware on April 2, 2001, and subsequently changed the Company's name to Zone4Play, Inc., a Nevada corporation. The Company develops and markets interactive games applications for Internet, portable devices and interactive TV platforms.

          The Company conducts its operations and business with and through its subsidiaries, (1) Zone4Play (Delaware), (2) Zone4Play Limited, an Israeli corporation incorporated in July 2001, which is engaged in research and development and marketing of the applications, (3) Zone4Play (UK) Limited, a United Kingdom corporation, incorporated in November 2002, which is engaged in marketing of the applications, (4) MixTV Ltd., an Israeli corporation which develops and markets participation TV games applications., and (5) Gaming Ventures Plc ("Gaming") , a company incorporated in the Isle of Man .

          The Company's shares of common stock are currently traded on the OTC Bulletin Board under the trading symbol "ZFPI.OB."

     b. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from operations and negative cash flows from operations since inception. For the three months ended March 31, 2007 the Company incurred a loss from operations of $1,408,209, negative cash flows from operations of $1,203,149 and has accumulated deficit of $14,756,203 as of March 31, 2007.

          Despite its negative cash flows, the Company has been able to secure financing in order to support its operation to date, based on shares issuances. Management believes that, despite the financial hurdles and funding uncertainties going forward, it has under development a business plan that, if successfully funded and executed as part of a financial restructuring can significantly improve operating results. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

     c. According to the agreement between the Company and Zone4Play (Delaware), the Company issued 10,426,190 shares of common stock to the former holders of equity interest in Zone4Play (Delaware). The acquisition has been accounted for as a reverse acquisition, whereby the Company was treated as the acquiree and Zone4Play (Delaware) as the acquirer, primarily because Zone4Play (Delaware) shareholders owned a majority, approximately 58% of the Company's common stock, upon completion of the acquisition. Immediately prior to the consummation of the transaction, the Company had no material assets and liabilities, hence the reverse acquisition is treated as a capital stock transaction in which Zone4Play (Delaware) is deemed to have issued the common stock held by the Company shareholders for the net assets of the Company. The historical financial statements of Zone4Play (Delaware) became the historical financial statements of the Company.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 1:- GENERAL (CONT.)

     d. The Company and its subsidiaries are devoting substantially all of its efforts toward conducting research, development and marketing of its software. The Company's and its subsidiaries' activities also include raising capital and recruiting personnel. In the course of such activities, the Company and its subsidiaries have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiaries have not generated sufficient revenues and have not achieved profitable operations or positive cash flow from operations. The Company's accumulated deficit aggregated to $ 14,756,203 as of March 31, 2007. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

          The Company plans to continue to finance its operations with a combination of stock issuance and private placements and revenues from product sales.

     e.   Concentration of risk that may have a significant impact on the
          Company:

          The Company derived 94% of its revenues from four major customers (see
          Note 4b).

NOTE 2: BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments including non-recurring adjustments attributable to reorganization and severance and impairment considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. For further information, reference is made to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

     The interim condensed consolidated financial statements incorporate the financial statements of the Company and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

     The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2006 contained in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission ("SEC") on March 30, 2007, have been applied consistently in these unaudited interim condensed consolidated financial statements.

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES

     a. The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2006 are applied consistently in these consolidated financial statements.

     b. These financial statements should be read in conjunction with the audited annual financial statements of the Company as of December 31, 2006 and their accompanying notes.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (CONT.)

     c.   Accounting for stock-based compensation

          Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (revised
          2004) ("SFAS 123(R)"), "Share-Based Payment," and Staff Accounting Bulletin No. 107 ("SAB 107"), which was issued in March 2005 by the SEC. SFAS 123(R) addresses the accounting for share-based payment transactions in which the Company obtains employee services in exchange for equity instruments of the Company. This statement requires that employee equity awards be accounted for using the grant-date fair value method. SAB 107 provides supplemental implementation guidance on SFAS 123(R), including guidance on valuation methods, classification of compensation expense, income statement effects, disclosures and other issues.

          The following table shows the total stock-based compensation charge included in the Consolidated Statement of Operations:

                                                   THREE MONTHS ENDED
                                                        MARCH 31,
                                                  ---------------------
                                                    2007         2006
                                                  --------     --------
                                                 (UNAUDITED)  (UNAUDITED)
                                                  --------     --------

          Research and development expenses         57,777       79,887
          Sales and marketing expenses              11,529       27,122
          General and administrative expenses       81,452       72,634
                                                  --------     --------
          Total                                   $150,758     $179,643
                                                  ========     ========

          The fair value for these options was estimated at the grant date using a Black-Scholes option pricing model as allowed Under SFAS 123(R).

          A summary of the Company's share option activity to employees and directors, and related information is as follows:

                                                              THREE MONTHS ENDED MARCH 31,
                                                    -----------------------------------------------
                                                            2007                      2006
                                                    --------------------       --------------------
                                                         UNAUDITED                  UNAUDITED
                                                    --------------------       --------------------
                                                                   WEIGHTED                  WEIGHTED
                                                                   AVERAGE                   AVERAGE
                                                      NUMBER       EXERCISE      NUMBER      EXERCISE
                                                    OF OPTIONS      PRICE      OF OPTIONS      PRICE
                                                    ---------       ----       ---------       ----
                                                                      $                          $
                                                                    ----                       ----
Outstanding at the beginning of the year            7,653,046       1.01       2,194,522       0.68

Granted                                                     -          -         192,261       1.00
Forfeited                                                   -          -          40,000       0.70
                                                    ---------                  ---------

Outstanding at the end of the quarter               7,653,046       1.01       2,346,783       0.71
                                                    =========       ====       =========       ====

Options exercisable at the end of the quarter       4,009,491       0.95       1,136,521       0.63
                                                    =========       ====       =========       ====

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 3: SIGNIFICANT ACCOUNTING POLICIES (CONT.)

          The Company applies Emerging Issues Task Force 96-18, "Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services" ("EITF 96-18") with respect to options and warrants issued to non-employees.

NOTE 4: SEGMENTS, CUSTOMERS AND GEOGRAPHIC INFORMATION

     Summary information about geographic areas:

     The Company manages its business on the basis of one reportable segment (see Note 1 for a brief description of the Company's business) and follows the requirements of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information".

     a. The following is a summary of operations within geographic areas, based on the location of the customers:

                                   THREE MONTHS ENDED
                                        MARCH 31,
                                  ---------------------
                                    2007         2006
                                  --------     --------
                                     TOTAL REVENUES
                                  ---------------------

          England                 $ 88,891     $ 38,734
          Australia                 87,500       87,500
          Antigua and Barbuda       74,863            -
          United States             39,150       56,709
          Others                       429        1,418
                                  --------     --------

                                  $290,833     $184,361
                                  ========     ========

     b.   Major customer data as a percentage of total revenues:

                            THREE MONTHS ENDED
                                 MARCH 31,
                            ------------------
                             2007        2006
                            -------    -------

          Customer A             30%        47%
                            =======    =======
          Customer B             28%        14%
                            =======    =======
          Customer C             26%         -
                            =======    =======
          Customer D             10%        21%
                            =======    =======

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS

NOTE 5: RECENTLY ISSUED ACCOUNTING STANDARDS

     In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This standard establishes a framework for measuring fair value and expands related disclosure requirements; however, it does not require any new fair value measurement. As applicable to the Company, this statement will be effective as of the year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of SFAS. 157 would have on its consolidated financial statements.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." ("SFAS 159") This standard permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. As applicable to the Company, this statement will be effective as of the year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of SFAS 159 would have on its consolidated financial statements.

NOTE 6: SUBSEQUENT EVENTS

     On May 8, 2007, the board of directors removed the Chief Executive Officer and President from his positions. The Chief Financial Officer has been appointed as acting Chief Executive Officer and President of the Company in addition to his current position as Chief Financial Officer. On the same day the CEO has filed a lawsuit against the Company and its directors in labor court, to prevent his dismissal.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF

                                 ZONE4PLAY INC.

      We have audited the accompanying consolidated balance sheet of Zone4Play Inc. (the "Company") and its subsidiaries as of December 31, 2006 and the related consolidated statement, of operations changes in stockholder's equity and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2006 and the consolidated results of its operations and cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2I to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation effective January 1, 2006 to conform with FASB Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" In addition, as discussed in Note 1a to the consolidated financial statements, the Company ceased to report as a development stage enterprise in accordance with SFAS No.7" Accounting and Reporting by Development Stage Enterprises"

Tel Aviv, Israel
March 29 2007

                                                        /s/ Ziv Haft
                                                        ------------
                                                        Ziv Haft
                                             Certified Public Accountants (Isr.)
                                                       BDO Member Firm

[ERNST & YOUNG LOGO]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF

                                 ZONE4PLAY INC.

      We have audited the accompanying consolidated balance sheets of Zone4Play Inc. (the "Company") and its subsidiaries as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2005 and the consolidated results of their operations, and their cash flows for each of the two years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles

                                         /S/ KOST FORER GABBAY & KASIERER
                                         ------------------------------------
                                             KOST FORER GABBAY & KASIERER
                                             A Member of Ernst & Young Global

Tel-Aviv, Israel
April 10, 2006

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                                                                      DECEMBER 31,
                                                                               -------------------------
                                                                                   2006          2005
                                                                               -----------   -----------
      ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                   $ 3,019,282   $   604,035
   Trade receivables                                                             1,005,161       132,921
   Other accounts receivable, prepaid expenses and related parties (Note 3)        164,648       120,186
                                                                               -----------   -----------

TOTAL current assets                                                             4,189,091       857,142
                                                                               -----------   -----------

SEVERANCE PAY FUND                                                                 104,729       110,517
                                                                               -----------   -----------

PROPERTY AND EQUIPMENT, NET (Note 4)                                               699,040       724,828
                                                                               -----------   -----------

ACQUIRED TECHNOLOGY, NET (Note 5)                                                  440,641       773,973
                                                                               -----------   -----------

Total assets                                                                   $ 5,433,501   $ 2,466,460
                                                                               ===========   ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                                                                       DECEMBER 31,
                                                                               ----------------------------
                                                                                   2006            2005
                                                                               ------------    ------------
      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term bank credit (Note 6)                                             $     16,750    $     17,747
   Trade payables                                                                   436,342         430,037
   Employees and payroll accruals                                                   427,106         349,200
   Accrued expenses and other liabilities                                           552,113          80,251
                                                                               ------------    ------------

TOTAL current liabilities                                                         1,432,311         877,235
                                                                               ------------    ------------

LONG TERM LIABILITIES:

   Minority Interest                                                                138,374               -
   Call option (Note 9.b.11)                                                        114,850               -
   Accrued Severance pay                                                            281,834         304,545
                                                                               ------------    ------------

TOTAL long term liabilities                                                         535,058         304,545
                                                                               ------------    ------------

TOTAL liabilities                                                                 1,967,369       1,181,780

COMMITMENTS AND CONTINGENT LIABILITIES (Note 7)

STOCKHOLDERS' EQUITY (Note 9):
   Common stock of $ 0.001 par value:
   Authorized: 75,000,000 shares at December 31, 2006 and 2005; Issued and outstanding: 32,319,031 and 24,039,963 shares at December 31,
      2006 and 2005, respectively                                                    32,318          24,040
   Additional paid-in capital                                                    16,800,396       8,975,273
   Deferred stock compensation                                                            -        (774,952)
   Accumulated other comprehensive loss                                             (18,588)        (16,638)
   Accumulated deficit                                                          (13,347,994)     (6,923,043)
                                                                               ------------    ------------

                                                                               ------------    ------------

TOTAL stockholders' equity                                                        3,466,132       1,284,680
                                                                               ------------    ------------

TOTAL liabilities and stockholders' equity                                     $  5,433,501    $  2,466,460
                                                                               ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                                                                        YEAR ENDED
                                                                                       DECEMBER 31,
                                                                        --------------------------------------------
                                                                            2006            2005            2004
                                                                        ------------    ------------    ------------

Revenues:
   Sale of software applications                                        $  1,656,379    $  1,062,420    $    572,624
   Sale of software applications to related parties                                -               -         196,000
                                                                        ------------    ------------    ------------

Total revenues                                                             1,656,379       1,062,420         768,624
Cost of revenues                                                             426,052         299,958         127,944
                                                                        ------------    ------------    ------------

Gross profit                                                               1,230,327         762,462         640,680
                                                                        ------------    ------------    ------------

Operating expenses:
   Research and development                                                2,923,572       2,549,635       1,347,960
   Selling and marketing                                                   2,618,371         867,473         607,511
   General and administrative                                              2,098,142       1,308,735         565,190
                                                                        ------------    ------------    ------------

TOTAL operating expenses                                                   7,640,085       4,725,843       2,520,661
                                                                        ------------    ------------    ------------

Operating loss                                                             6,409,758       3,963,381       1,879,981

Financial (Income) expenses, net                                              (9,181)             94          40,896
                                                                        ------------    ------------    ------------

Loss before Taxes on Income                                                6,400,577       3,963,475       1,920,877
                                                                        ------------    ------------    ------------

Taxes on income                                                                    -           1,900               -
                                                                        ------------    ------------    ------------
                                                                           6,400,577       3,965,375       1,920,877

Minority interests in profits of subsidiaries                                 24,374               -               -

                                                                        ------------    ------------    ------------

Net loss                                                                $  6,424,951    $  3,965,375    $  1,920,877
                                                                        ============    ============    ============

Basic and diluted net loss per share                                    $       0.21    $      0.169    $      0.102
                                                                        ============    ============    ============

Weighted average number of common stock used in computing
   basic and diluted net loss per share                                   30,400,789      23,524,407      18,831,765
                                                                        ============    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                                                                                          ADDITIONAL    DEFERRED
                                                                               COMMON         SHARE         PAID-IN      STOCK
                                                                                STOCK        CAPITAL        CAPITAL   COMPENSATION
                                                                             -----------  -------------  -----------  ------------
                                                                                NUMBER       AMOUNT
                                                                             -----------  -------------

Balance as of December 31, 2003                                               10,426,190  $      10,426  $         -  $          -
Issuance of shares in respect of reverse shell acquisition                     7,550,000          7,550       86,450             -
Issuance of shares and warrants, net on April 1, 2004                          1,497,252          1,497    1,196,300             -
Issuance of shares to service provider on April 5, 2004                           44,348             45       39,869             -
Issuance of shares and warrants, net on August 17, 2004                        1,000,000          1,000      975,135             -
Issuance of shares to service provider on August 17, 2004                         22,222             22       11,978             -
Deferred stock compensation                                                            -              -    1,285,800    (1,285,800)
Amortization of deferred stock compensation                                            -              -            -       302,251
Foreign currency translation adjustments                                               -              -            -             -
Net loss                                                                               -              -            -             -
                                                                             -----------  -------------  -----------  ------------
Total comprehensive loss

Balance as of December 31, 2004                                               20,540,012         20,540    3,595,532      (983,549)

Issuance of shares to service provider on January 3, 2005                         50,000             50       68,950             -
Issuance of shares and warrants, net on January 2005                           2,659,998          2,660    3,843,996             -
Issuance of shares in respect of minority interest
  acquisition in subsidiary on March 10, 2005                                    625,000            625      999,375             -
Issuance of shares to service provider on April 20, 2005                          50,000             50       79,450             -
Grants of options to service provider on December 22, 2005                       114,953            115       80,352             -
Deferred stock compensation                                                            -              -      307,618      (307,618)
Amortization of deferred stock compensation                                            -              -            -       516,215
Foreign currency translation adjustments                                               -              -            -             -
Net loss                                                                               -              -            -             -
                                                                             -----------  -------------  -----------  ------------

Balance as of December 31, 2005                                               24,039,963         24,040    8,975,273      (774,952)
                                                                             ===========  =============  ===========  ============

Reclassification of deferred stock Compensation                                                             (774,952)      774,952
Issuance of shares to service provider in January 2006                            30,000             30       17,970
Issuance of shares and warrants, net in March, 2006                            8,234,485          8,234    6,346,856
Exercise of employees stock options                                               14,583             14        8,507
Issuance of warrants to service providers in December 2006                                                    61,750
  Stock - based compensation                                                                               1,823,842
Unrealized gain resulting from share issuance to minority
  shareholders in a subsidiary                                                                               341,150
Foreign currency translation adjustments                                                              -
Net loss
                                                                             -----------  -------------  -----------  ------------

Balance as of December 31, 2006                                               32,319,031  $      32,318  $16,800,396  $          -
                                                                             ===========  =============  ===========  ============

                                                                    ACCUMULATED                                       TOTAL
                                                                       OTHER                          TOTAL        STOCKHOLDERS'
                                                                   COMPREHENSIVE   ACCUMULATED    COMPREHENSIVE       EQUITY
                                                                   INCOME (LOSS)     DEFICIT          LOSS         (DEFICIENCY)
                                                                   -------------   ------------   -------------   -------------
Balance as of December 31, 2003                                    $           -   $   (947,182)  $           -   $    (936,756)
Issuance of shares in respect of reverse shell acquisition                     -        (89,609)                          4,391
Issuance of shares and warrants, net on April 1, 2004                          -              -                       1,197,797
Issuance of shares to service provider on April 5, 2004                        -              -                          39,914
Issuance of shares and warrants, net on August 17, 2004                        -              -                         976,135
Issuance of shares to service provider on August 17, 2004                      -              -                          12,000
Deferred stock compensation                                                    -              -                               -
Amortization of deferred stock compensation                                    -              -                         302,251
Foreign currency translation adjustments                                   5,521              -           5,521           5,521
Net loss                                                                       -     (1,920,877)     (1,920,877)     (1,920,877)
                                                                   -------------   ------------   -------------   -------------
Total comprehensive loss                                                                             (1,915,356)
                                                                                                  =============
Balance as of December 31, 2004                                            5,521     (2,957,668)                       (319,624)

Issuance of shares to service provider on January 3, 2005                      -              -                          69,000
Issuance of shares and warrants, net on January 2005                           -              -                       3,846,656
Issuance of shares in respect of minority interest
  acquisition in subsidiary on March 10, 2005                                  -              -                       1,000,000
Issuance of shares to service provider on April 20, 2005                       -              -                          79,500
Grants of options to service provider on December 22, 2005                     -              -                          80,467
Deferred stock compensation                                                    -              -                               -
Amortization of deferred stock compensation                                    -              -                         516,215
Foreign currency translation adjustments                                 (22,159)             -         (22,159)        (22,159)
Net loss                                                                       -     (3,965,375)     (3,965,375)     (3,965,375)
                                                                   -------------   ------------   -------------   -------------
                                                                                                     (3,987,534)
                                                                                                  =============
Balance as of December 31, 2005                                          (16,638)    (6,923,043)                      1,284,680
                                                                   =============   ============                   =============
Reclassification of deferred stock Compensation                                                                               -
Issuance of shares to service provider in January 2006                                                                   18,000
Issuance of shares and warrants, net in March, 2006                                                                   6,355,090
Exercise of employees stock options                                                                                       8,521
Issuance of warrants to service providers in December 2006                                                               61,750
 Stock - based compensation                                                                                           1,823,842
Unrealized gain resulting from share issuance to minority
  shareholders in a subsidiary                                                                                          341,150
Foreign currency translation adjustments                                  (1,950)                        (1,950)         (1,950)
Net loss                                                                             (6,424,951)     (6,424,951)     (6,424,951)
                                                                   -------------   ------------   -------------   -------------
                                                                                                  $  (6,426,901)
                                                                                                  =============
Balance as of December 31, 2006                                    $     (18,588)  $(13,347,994)                  $   3,466,132
                                                                   =============   ============                   =============

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                       -----------------------------------------
                                                                          2006            2005          2004
                                                                       -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                                            $(6,424,951)   $(3,965,375)   $(1,920,877)
   Adjustments required to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization                                         655,737        420,572         47,421
     Increase in trade and other accounts receivable
       and prepaid expenses                                               (916,930)       (35,924)      (161,023)
     Amortization of deferred compensation                               1,823,842        516,215        302,251
     Increase (Decrease) in trade payables                                 (45,284)       178,496        173,994
     Increase in employees and payroll accruals                             77,906         14,754        172,559
     Increase (decrease) in accrued expenses and other
       liabilities                                                         471,862       (107,913)      (117,307)
     Minority interests in profits of subsidiaries                          24,374
     Accrued severance pay, net                                            (16,923)        48,645         77,606
     Issuance of options and common stock as a
       compensation to service providers                                    79,750        228,967         51,914
                                                                       -----------    -----------    -----------

 Net cash used in operating activities                                  (4,270,617)    (2,701,563)    (1,373,462)
                                                                       -----------    -----------    -----------

 CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of property and equipment                                     (245,028)      (672,475)      (203,477)
                                                                       -----------    -----------    -----------

 Net cash used in investing activities                                    (245,028)      (672,475)      (203,477)
                                                                       -----------    -----------    -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:

   Issuance of shares in respect of reverse shell
     acquisition (1)                                                             -              -          4,391
   Proceeds from Issuance of shares and warrants, net                    6,355,090      3,846,656      2,173,932
   Proceeds from exercise of stock option                                    8,521              -              -
   Short-term bank credit, net                                                (996)         7,635        (26,741)
   Issuance in subsidiary to a minority shareholders                       570,000              -              -
   Repayment of short-term loans from stockholders and
     related parties                                                             -         (1,229)      (483,066)
                                                                       -----------    -----------    -----------

 Net cash provided by financing activities                               6,932,615      3,853,062      1,668,516
                                                                       -----------    -----------    -----------
 Effect of exchange rate changes on cash and cash
   equivalents                                                              (1,723)       (19,066)         2,618
                                                                       -----------    -----------    -----------

 Increase in cash and cash equivalents                                   2,415,247        459,958         94,195
 Cash and cash equivalents at the beginning of the
   period                                                                  604,035        144,077         49,882
                                                                       -----------    -----------    -----------

 Cash and cash equivalents at the end of the period                    $ 3,019,282    $   604,035    $   144,077
                                                                       ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

                                                                        YEAR ENDED
                                                        ------------------------------------------
                                                            2006           2005           2004
                                                        ------------   ------------   ------------

NON-CASH TRANSACTION
  Purchase of property and equipment                    $     51,589   $     35,146   $          -
                                                        ============   ============   ============

  Issuance of shares in respect of minority interest
     acquisition in subsidiary                          $          -   $  1,000,000   $          -
                                                        ============   ============   ============

  Gain on realization of shareholdings                  $    341,150   $          -   $          -
                                                        ============   ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
  Cash paid during the period for:
  Interest                                              $      2,041   $      2,152   $     13,691
                                                        ============   ============   ============

(1) On February 1, 2004, the Company was acquired by Zone4Play Inc. (Nevada) through a reverse shell purchase acquisition.

The accompanying notes are an integral part of the consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 1:  -  GENERAL

            a. Zone4Play Inc. ("the Company") was incorporated under the laws of the State of Nevada on April 23, 2002 as Old Goat Enterprises, Inc. On February 1, 2004, the Company acquired Zone4Play, Inc. ("Zone4Play (Delaware))" (see c. below), which was incorporated under the laws of the State of Delaware on April 2, 2001, and subsequently changed the Company's name to Zone4Play, Inc., a Nevada corporation. The Company develops and markets interactive games applications for Internet, portable devices and interactive TV platforms.

                  The Company conducts its operations and business with and through its subsidiaries, (1) Zone4Play (Delaware), (2) Zone4Play Limited, an Israeli corporation incorporated in July 2001, which is engaged in research and development and marketing of the applications, (3) Zone4Play (UK) Limited, a United Kingdom corporation, incorporated in November 2002, which is engaged in marketing of the applications, (4) MixTV Ltd., an Israeli corporation which develops and markets participation TV games applications(see note 1d)., and (5) Gaming Ventures Plc ("Gaming"), a company incorporated in the Isle of Man (see note 1e).

                  The consolidated financial statements for prior years have been presented as if the Company was considered to be a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. In fiscal 2006 the Company ceased to report as a development stage enterprise.

                  The Company's shares are currently traded on the OTC Bulletin Board under the trading symbol "ZFPI.OB."

            b. The Company and its subsidiaries are devoting substantially all of its efforts toward conducting research, development and marketing of its software. The Company's and its subsidiaries' activities also include raising capital and recruiting personnel. In the course of such activities, the Company and its subsidiaries have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiaries have not generated sufficient revenues and have not achieved profitable operations or positive cash flow from operations. The Company's accumulated deficit aggregated to $ 13,347,994 as of December 31, 2006. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

                  The Company plans to continue to finance its operations with a combination of stock issuance and private placements and revenues from product sales.

            c.    Acquisition of Zone4Play (Delaware):

                  According to the agreement between the Company and Zone4Play (Delaware), the Company issued 10,426,190 Common stock to the former holders of equity interest in Zone4Play (Delaware). The acquisition has been accounted for as a reverse acquisition, whereby the Company was treated as the acquiree and Zone4Play (Delaware) as the acquirer, primarily because Zone4Play (Delaware) shareholders owned a majority, approximately 58% of the Company's Common stock, upon completion of the acquisition. Immediately prior to the consumption of the transaction, Zone4Play Inc. had no material assets and liabilities, hence the reverse acquisition is treated as a capital stock transaction in which Zone4Play (Delaware) is deemed to have issued the Common stock held by the Company shareholders for the net assets of the Company. The historical financial statements of Zone4Play (Delaware) became the historical financial statements of the Company.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 1:  -  GENERAL (CONT.)

            d. In June 2004, the Company and NetFun Ltd. ("Netfun") formed a new company named MIX TV Ltd ("MIX TV") in order to pursue the marketing, deployment and support of the MIX TV system. The controlling stake of 50.1% is held by the Company. NetFun had a 20% share of the new company, which could had increased to up to 49.9% as pre-defined two milestones: (a) Upon MIX TV reaching its operational break-even, 10% of the shares will be transferred to Netfun. (b) Upon repayment to the Company of all the sums provided to MIX TV, 19.9% of the shares will be transferred to Netfun. A trustee was holding the remaining shares (29.9%). The Company provided capital for one year of operating the new company, whereas NetFun delivered its Intellectual Properties assets (MIX TV). MIX TV has commenced its operations in July 2004 and generated losses as of December 31, 2004 that had been consolidated in the company's report since July 2004.

                  On March 10, 2005, the Company signed a stock purchase agreement with NetFun, regarding which the closing took place in April 2005. According to the Agreement, the Company acquired the remaining minority interests held by NetFun of 49.9% in its consolidated subsidiary MIX TV, for a consideration of 625,000 shares of Common stock of the Company, which had a fair value of $ 1,000,000 based on the average market price of the share around the announcement date. As a result of the Agreement, the Company holds the entire ownership interest in MIX TV. The acquisition was accounted under the purchase method of accounting. The purchase price has been attributed to MIX TV's technology. The technology is amortized over its useful life which management estimated to be three years. No other significant assets were acquired and no other liabilities were assumed.

            e. On July 11, 2006, the Company formed Gaming. Gaming conducts its operations and business with and through its wholly-owned subsidiaries: RNG Gaming Limited ("RNG"), an Isle of Man corporation incorporated on July 12, 2006 which is engaged in development of its software and licensing it to third parties, and Get21 Limited ("Get21"), an Isle of Man corporation incorporated on July 12, 2006 which is engaged in providing marketing services of gaming applications. On August 4, 2006, Gaming filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 20-F, which is now effective. As a result, Gaming is now a separate reporting entity with the SEC that has the reporting obligations of a foreign private issuer, despite it being the Company's wholly owned subsidiary.

                  According to an agreement dated July 12, 2006 between Gaming and Zone4Play (Delaware), Gaming purchased from Zone4Play (Delaware) all right, title, and interest in its Intellectual Property Rights and assets related to its Black Jack business ("BJ Business") on a "Going concern" and "As is" basis, in exchange for a promissory note in the principal amount of $2.25 million. The valuation was based on an appraisal report made by an independent appraiser. This Promissory Note is in effect for five years (60 months). Principal is paid in five
                  (5) equal annual installments of $450,000 each and is carrying interest of $US Libor +1.5% per annum.

            f. Concentration of risk that may have a significant impact on the Company:

                  The Company derived 84% of its revenues in the year 2006 from 3 major customers (see Note 8b).

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES

            The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

            a.    Use of estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

            b.    Financial statements in U.S. dollars:

                  Most of the revenues of the Company and most of its subsidiaries are generated in U.S. dollars ("dollar"). Company's management believes that the dollar is the primary currency of the economic environment in which the Company operates. Thus, the functional and reporting currency of the Company and certain of its subsidiaries is the dollar.

                  Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All transactions gains and losses of the remeasurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate.

                  The financial statements of Zone4Play (UK) Limited, whose functional currency has been determined to be its local currency, have been translated into dollars. All balance sheet amounts have been translated using the exchange rates in effect at each balance sheet dates. Statement of operation amounts have been translated using the average exchange rate prevailing during the period. The resulting translation adjustments are reported as a separate component of accumulated other comprehensive loss in stockholder's equity.

            c.    Principles of consolidation:

                  The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances, have been eliminated upon consolidation.

            d.    Cash equivalents:

                  Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            e.    Property and equipment:

                  Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets, at the following annual rates:

                                                                           %
                                                          ----------------------------------

                     Computers and peripheral equipment                   33
                     Electronic devices                                   15
                                                          Over the shorter of the lease term
                     Leasehold improvements                    or useful economic life

            f.    Impairment of long-lived assets:

                  The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. As of December 31, 2006, 2005 and 2004 no impairment losses have been identified.

            g.    Acquired technology:

                  Acquired technology is amortized over its useful life using a method of amortization that reflects the pattern in which the economic benefits of technology is consumed or otherwise used up. Acquired technology is amortized on a straight line basis over a period of three years.

            h.    Severance pay:

                  The Company's liability for severance pay in respect to its Israeli employees is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Israeli employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability for its employees is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                  The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

                  Severance expenses for the years ended December 31, 2006, 2005 and 2004 amounted to $ 133,517 $ 107,953 and $ 103,923, respectively.

            i.    Accounting for stock-based compensation:

                  Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123 (revised
                  2004) ("SFAS 123R"), "Share-Based Payment," and Staff Accounting Bulletin No. 107 ("SAB 107"), which was issued in March 2005 by the SEC. SFAS 123R addresses the accounting for share-based payment transactions in which the Company obtains employee services in exchange for equity instruments of the Company. This statement requires that employee equity awards be accounted for using the grant-date fair value method. SAB 107 provides supplemental implementation guidance on SFAS 123R, including guidance on valuation methods, classification of compensation expense, income statement effects, disclosures and other issues.

                  SFAS 123R supersedes the Company's previous accounting for its employee stock option plans using the intrinsic value-based method of accounting prescribed under Accounting Principles Board Opinion No. 25 and related interpretations ("APB 25").. The Company elected to adopt the modified prospective transition method permitted by SFAS 123R. Under such transition method, the new standard has been implemented as from January 1, 2006, with no restatement of prior periods to reflect the fair value method of expensing share-based compensation.

                  The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and previously presented in the pro forma footnote disclosures. Results for prior periods have not been restated as explained above. For the year ended December 31, 2006, the Company recorded stock-based compensation costs in the amount of $1,823,842. The total unrecognized compensation cost on employee stock options amounted to $1,639,544, at December 31, 2006, and is expected to be recognized over a weighted average period of 3 years.

                  The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                      YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                     2006                2005
                                                    -------             -------

                   Dividend yield                      0%                  0%
                   Expected volatility                76%                 63%
                   Risk-free interest rate           4.84                4.39%
                   Expected life (years)            6 years             3 years
                  Expected forfeiture                 23%                  -

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                  The Company issues stock options to its employees, directors and certain consultants and provides the right to purchase stock pursuant to approved stock option and employee stock purchase programs. Prior to the adoption of FAS 123R, the Company elected to follow APB 25, in accounting for its stock option plans. Under APB No. 25, when the exercise price of an employee stock option is less than the market price of the underlying stock on the date of grant, compensation expense is recognized.

                  The following table illustrates the effect on net income and earnings per share, assuming the Company had applied the fair value recognition provisions of SFAS 123 (as amended by SFAS
                  148) to its stock-based employee compensation in prior years:

                                                                                    YEAR ENDED     YEAR ENDED
                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                   ------------   ------------
                                                                                       2005           2004
                                                                                   ------------   ------------
                  Net loss, as reported                                            $  3,965,375   $  1,920,877
                     Deduct: stock-based employee compensation - intrinsic
                        value                                                           516,215        302,252
                  Add: Total stock-based employee compensation expense
                     determined under the fair value based method of SFAS No.
                     123 for all awards                                                 684,921        367,660
                                                                                   ------------   ------------

                                                                                   $  4,134,081   $  1,986,285
                                                                                   ============   ============
                  Pro forma net loss
                     Net loss per share:
                        Basic and diluted - as reported                            $      0.169   $      0.102
                                                                                   ============   ============

                        Basic and diluted - pro forma                              $      0.176   $      0.107
                                                                                   ============   ============

                  The Company applies EITF 96-18, "Accounting for Equity Instruments that Are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services" with respect to options and warrants issued to non-employees.

            j.    Revenue recognition:

                  The Company accounts for revenues from software applications agreements in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). The revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable.

                  SOP 97-2 specifies that extended payment terms in a licensing arrangement may indicate that the license fees are not deemed to be fixed or determinable. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer unless collection is not considered probable then revenue is recognized as payments are collected from the customer, provided that all other revenue recognition criteria have been met.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                  The arrangements that include multiple elements are usually arrangements where the Company sells software products and Post Contract Support ("PCS"). For these multiple elements, SOP 97-2 requires that the fair value of each component in a multiple element arrangement will be determined based on the vendor's specific objective evidence ("VSOE") for that element, and revenue is allocated to each component based on its fair value. SOP 98-9 requires that revenue be recognized under the "residual method" when VSOE does not exist for all the delivered elements, VSOE of fair value exists for all undelivered elements, and all other SOP 97-2 criteria are met. Under the residual method, any discount in the arrangement is allocated to the delivered elements. The specific objective evidence for the PCS is established by the price charged on separate PCS renewal contracts. The revenue associated with the delivered elements is recognized using the residual method discussed above.

                  Revenues from software licenses that require significant customization, integration and installation that take a short period of time to complete are recognized in accordance with Statement of Position 81-1, "Accounting for Performance of Construction - Type and Certain Production Type Contracts" ("SOP 81-1"), using the complete contract accounting method. After delivery, if uncertainty exists about customer acceptance of the software, license revenue is not recognized until acceptance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contract. As of December 31, 2006, 2005 and 2004, no such estimated losses were identified.

                  The Company is entitled to royalties from revenue sharing arrangements upon sublicensing of the Company's products to end-users. The Company recognizes royalties from revenue sharing arrangements during the period based on reports obtained from its customers through the reporting period on a monthly basis.

            k.    Research and development costs:

                  Research and development costs are charged to the Statement of Operations as incurred. SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

                  Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working models and the point at which the products are ready for general releases have been insignificant. Therefore, all research and development costs have been expensed.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            l.    Income taxes:

                  The Company and its subsidiaries account for income taxes in accordance with SFAS, "Accounting for Income Taxes" ("SFAS No. 109"). This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

            m.    Concentrations of credit risk:

                  Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The majority of the Company's cash and cash equivalents are invested in dollar instruments with major banks in Israel, the United Kingdom and the United States. Such cash and cash equivalents in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound and accordingly, minimal credit risk exists with respect to these investments.

                  Trade receivables of the Company and its subsidiaries are derived from sales to customers located primarily in the U.S., U.K. and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses.

                  The Company and its subsidiaries have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

            n.    Fair value of financial instruments:

                  The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

                  The carrying amounts of cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, short-term loans, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

            o.    Basic and diluted net loss per share:

                  Earnings (loss) per share ("EPS") were computed in accordance with provisions of SFAS No. 128"Earnings per share" ("SAFS 128"). SFAS 128 requires the presentation of both basic and diluted EPS.

                  Basic net earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year. Diluted earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year, plus dilutive potential common shares considered outstanding during the year. For the years ended December 31, 2006, 2005 and 2004, all the options and warrants outstanding have been excluded from the calculations because the effect on net loss per share would have been antidilutive.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            p.    Gain on Realization of Shareholdings:

                  Gain on realization of shareholdings includes the results of realization of the Company's shareholdings in investee arising either from the sale of such shareholdings or from issuance of stock by the investee to third parties, which is recognized in accordance with the provisions of Staff Accounting Bulletin No. 51 ("SAB 51") of the Securities and Exchange Commission ("SEC") or SAB Topic 5H. where the investee is a newly-formed, in a process of research and development, start-up or development Stage Company.

                  The Company charges such results to earnings, provided that the conditions stipulated in SAB 51 for such recognition have been met or into equity where SAB Topic H2 conditions have been met.

            p.    Advertising Costs

                  The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 2006 were $109,348. There were no advertising costs in prior years.

            r.    Impact of recently issued Accounting Standards:

                  In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Statements No. 133 and 140". This statement permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently evaluating the impact of this statement, if any, on its consolidated financial statements.

                  In July 2006, the FASB issued FASB Interpretation No 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes an interpretation of SFAS No. 109." This financial interpretation clarifies the accounting for uncertainty in income taxes, and prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on various related matters such as derecognition, interest and penalties and disclosure. As applicable to the Company, the interpretation prescribed by FIN 48 will be effective commencing January 1, 2007. The Company is currently evaluating the impact that the adoption of FIN 48 would have on its consolidated financial statements.

                  In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". This standard establishes a framework for measuring fair value and expands related disclosure requirements; however, it does not require any new fair value measurement. As applicable to the Company, this statement will be effective as of the year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 157 would have on its consolidated financial statements.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 2:  -  SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                  In September 2006, the SEC issued Staff Accounting Bulletin 108, which expresses the Staff's views regarding the process of quantifying financial statement misstatements. The bulletin was effective as of the year beginning January 1, 2006. The implementation of this bulletin had no impact on the Company's consolidated financial statements.

                  In February 2007, the FASB issued FAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities." This standard permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. As applicable to the Company, this statement will be effective as of the year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of FAS 159 would have on its consolidated financial statements.

                  In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--An Amendment of FASB No. 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires that the funded status of defined benefit postretirement plans be recognized on the company's balance sheet, and changes in the funded status be reflected in comprehensive income, effective fiscal years ending after December 15, 2006. The adoption of this statement did not have an impact on the consolidated financial statements.

NOTE 3:  -  OTHER ACCOUNTS RECEIVABLE, PREPAID EXPENSES AND RELATED PARTIES

                                                               DECEMBER 31,
                                                          ---------------------
                                                             2006        2005
                                                          ---------   ---------

            Government authorities                        $  44,428   $  19,220
            Prepaid expenses and other                       81,332      62,118
            Related parties                                  38,888      38,848
                                                          ---------   ---------

                                                          $ 164,648   $ 120,186
                                                          =========   =========

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 4:  -  PROPERTY AND EQUIPMENT, NET

                                                                        DECEMBER 31,
                                                                 -------------------------
                                                                     2006          2005
                                                                 -----------   -----------
            Cost:
               Computers and peripheral equipment                $ 1,184,446   $   894,453
               Leasehold improvements                                 34,814        34,781
               Electronic devices                                     72,293        66,242
                                                                 -----------   -----------

                                                                   1,291,553       995,476
                                                                 -----------   -----------
            Accumulated depreciation:
               Computers and peripheral equipment                    563,617       256,612
               Leasehold improvements                                 10,747         6,265
               Electronic devices                                     18,149         7,771
                                                                 -----------   -----------

                                                                     592,513       270,648
                                                                 -----------   -----------

            Depreciated cost                                     $   699,040   $   724,828
                                                                 ===========   ===========

            Depreciation expenses were $ 321,865 $ 194,545 and $ 47,421 for the years ended December 31, 2006, 2005 and 2004, respectively.

NOTE 5:  -  ACQUIRED TECHNOLOGY, NET

            Acquired technology from the acquisition of the business from MIX TV in April 2005 (see Note 1d).

                                                                        DECEMBER 31,
                                                                 -------------------------
                                                                     2006          2005
                                                                 -----------   -----------

            Cost                                                 $ 1,000,000   $ 1,000,000
            Accumulated amortization                                 559,359       226,027
                                                                 -----------   -----------

            Amortized cost                                       $   440,641   $   773,973
                                                                 ===========   ===========

            Depreciation expenses were $ 333,332 and $ 226,027 for the years ended December 31, 2006, and 2005, respectively.

            Estimated amortization expenses for the year ended:

                                              AMORTIZATION
            YEAR ENDING DECEMBER 31,            EXPENSES
            -------------------------------   ------------

            2007                              $    333,333
            2008                                   107,308
                                              ------------

                                              $    440,641
                                              ============

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 6:  -  SHORT-TERM BANK CREDIT

                                                       INTEREST RATE            DECEMBER 31,
                                                   ---------------------   ---------------------
                                                      2006        2005        2006        2005
                                                   ---------   ---------   ---------   ---------
                                                             %
                                                   ---------------------

            Short-term bank credit linked to New
               Israeli Shekel (NIS)                 9.0-10.0     8.0-9.0   $  16,751   $  17,747
                                                                           =========   =========

            (1)   Total authorized credit lines                            $  23,669   $  21,725
                                                                           =========   =========

NOTE 7:  -  COMMITMENTS AND CONTINGENT LIABILITIES

            Lease commitments:

            The Company leases its facilities under lease agreements in Israel, which will expire in December 2009. The rent of this property increases once every 12 months by 5% of the space rate. Future minimum commitments under non-cancelable operating leases as of December 31, 2006 are as follows:

                                                   RENTAL OF
            YEAR ENDING DECEMBER 31,               PREMISES
            -----------------------------------   ----------

            2007                                  $  150,222
            2008                                     155,650
            2009                                     151,376
                                                  ----------

                                                  $  457,248
                                                  ==========

            Total rent and other attendant expenses for the years ended December 31, 2006, 2005 and 2004 were approximately $120,072, $ 86,100 and $
            21,947, respectively.

NOTE 8:  -  GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

            a.    Summary information about geographic areas:

                  The Company manages its business on the basis of one reportable segment (see Note 1 for a brief description of the Company's business) and follows the requirements of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information".

                  The following is a summary of revenues within geographic areas, based on customer's location:

                                                                        YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                    2006           2005         2004
                                                                -----------   ------------   ----------

                  Antigua and Barbuda                           $   837,457   $          -   $        -
                  United Kingdom                                    245,161        507,602      568,347
                  United States                                     220,003        340,392      154,606
                  Australia                                         350,000        175,000            -
                  Other                                               3,758         39,426       45,671
                                                                -----------   ------------   ----------

                                                                $ 1,656,379   $  1,062,420   $  768,624
                                                                ===========   ============   ==========

                  All long-lived assets are located in Israel at the Company's premises.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 8:  -  GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS (CONT.)

            b.    Major customer data as percentage of total revenues:

                                                                    2006           2005         2004
                                                                -----------   ------------   ----------

                  Customer A                                         51%             -             -
                  Customer B -                                       21%            19%            -
                  Customer C                                         12%            14%        *)  -
                  Customer D                                      *)  -             24%           38%
                  Customer E                                      *)  -             11%        *)  -
                  Customer F                                      *)  -             11%            -
                  Customer G (related party)                          -              -            26%
                  Customer h                                      *)  -          *)  -            11%

                  *)    Represents an amount lower than 10%.

NOTE 9:  -  SHARE CAPITAL

            a.    Shareholders' rights:

                  The shares of common stock confer upon the holders the right to elect the directors and to receive notice to participate and vote in the stockholders meetings of the Company, and the right to receive dividends, if and when declared.

            b.    Private placement:

                  1. In April 2001, upon commencement of operations, the Company issued 104,314 shares of Common stock of $ 0.001 par value in consideration of $ 0.1 and in addition was obligated to issue 10,321,876 shares of its Common stock to its founders. These shares were issued in August 2003 (9,233,880 shares), in September 2003 (734,371 shares)
                        and in November 2003 (353,625 shares). All Common stock and per share amounts have been adjusted to give retroactive effect to these issuances of shares totaling 10,426,190, as described in note 1c.

                  2. In April 2004, the Company completed a $ 1.2 million private placement, consisting of 1,497,252 shares of its Common stock of $ 0.001 par value and two warrants to purchase one share of Common stock each. One warrant is exercisable for 24 months at a price of $ 1.85 per share and one warrant is exercisable for 36 months at a price of $ 2.50 per share. The purchase price for each Common stock and two warrants was $ 0.80. The private placement agreement was signed with a group of institutional and individual investors.

                        According to the private placement, the Company has no obligation to register the shares that would derive from exercising the warrants.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

                  3. In April 2004, the Company issued 44,348 shares of Common stock to a service provider, pursuant to his service agreement. Expense in the amount of $ 39,914 was recorded in the Company's statements of operations, based on the market share price at the date of grant.

                  4. On August 17, 2004, the Company issued 22,222 shares of Common stock to a service provider, pursuant to his service agreement. Expense in the amount of $ 12,000 was recorded in the Company's statements of operations, based on the market share price at the date of grant.

                  5. On August 17, 2004, the Company completed a $ 1 million private placement consisting of 1,000,000 shares of its Common stock of $ 0.001 par value and two warrants to purchase one share of Common stock each. One warrant is exercisable for 24 months at a price of $ 2.00 per share and one warrant is exercisable for 36 months at a price of $ 2.50 per share. The purchase price for each Common stock and two warrants was $ 1.

                        According to the private placement, the Company has no obligation to register the shares that would derive from exercising the warrants.

                  6. On January 27, 2005, the Company completed a private placement, pursuant to which it sold an aggregate of 2,659,998 shares of Common stock for aggregate gross proceeds of $ 3,989,999, in two steps (January 3 and January 27). In connection with the aforementioned private placement the Company issued to its investment bank 25,000 warrants exercisable until December 31, 2007 at a price of $ 0.80 per share, and 53,200 warrants exercisable until December 31, 2007 at a price of $ 1.50 per share, in compensation for services related to this investment.

                  7. On January 3, 2005 and April 20, 2005, the Company issued 50,000 and 50,000 shares of common stock respectively to a service provider, pursuant to a consulting contract. Expenses in the amounts of $ 69,000 and $ 79,500, respectively, were recorded in the Company's statements of operations, based on the market share price at the date of grant.

                  8. On February 2, 2006, the Company issued 30,000 shares of common stock to a service provider, pursuant to a service agreement. Therefore, an expense in the amount of $18,000 was recognized on the date of grant, according to Emerging Issues Task Force ("EITF")96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

                  9. On March 24, 2006, the Company completed a $4.5 million private placement consisting of 6,234,485 units consisting of one share of its common stock of $0.001 par value and one warrant to purchase one share of common stock each. The purchase price per unit for the common stock and the warrant was $0.725. Each warrant is exercisable for 36 months at a price of $1.125 per share. The Company agreed to prepare and file with the SEC a registration statement covering the resale of the common stock on or before May 9, 2006 for certain investors. If such registration statement covering the shares of common stock purchased by those certain investors was not declared effective within 120 days from the closing date, then the Company would have had to pay those investors liquidated damages equal to 1% per month of the aggregate purchase price paid by them which would not exceed fifteen percent (15.0%) of the aggregate purchase. On May 4, 2006 the Company filed a registration statement covering the resale of the shares and the shares underlying the warrants, which went effective on June 6, 2006.

                  10. On March 30, 2006, the Company completed a $2.0 million private placement consisting of 2,000,000 units consisting of one share of its common stock of $0.001 par value and one warrant to purchase one share of Common stock each. The purchase price per unit for the common stock and the warrant was $1. Each warrant is exercisable for 36 months at a price of $1.35 per share. The Company agreed to prepare and file with the SEC a registration statement covering the resale of the common stock on or before May 15, 2006 for certain investors. If such registration statement covering the shares of common stock purchased by those certain investors was not declared effective within 120 days from the closing date, then the Company would have had to pay those investors liquidated damages equal to 1% per month of the aggregate purchase price paid by them which would not exceed fifteen percent (15.0%) of the aggregate purchase. On May 4, 2006 the Company filed a registration statement covering the resale of the shares and the shares underlying the warrants, which went effective on June 6, 2006.

                  11. On April 3, 2006 the Company issued to one of its non-employee directors an option to purchase up to 200,000 shares of common stock of the Company under the terms of the Company's option plan ("Director Option"). The exercise price for the shares subject to the Director Option is $ 0.725 per share of common stock of the Company. The option is fully vested. This transaction was recorded in accordance with EITF 96-18.

                  12. On April 27, 2006, the Company issued to two of its advisors warrants to purchase a total of 200,000 shares of the Company's common stock with an exercise price of $1.00 per share. . This transaction was recorded in accordance with EITF 96-18.

                  13. On May 15, 2006, the Company issued to one of its advisors a warrant to purchase a total of 200,000 shares of the Company's common stock with an exercise price of $1.35 per share. This transaction was recorded in accordance with EITF 96-18.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

                  14. On June 6, 2006, the Company issued to its financial advisor a warrants to purchase a total of 110,345 shares of the Company's common stock with an exercise price of $1.00 per share, and a warrant to purchase 40,000 shares of the Company's common stock with an exercise price of $1.35 per share. This transaction was recorded in accordance with EITF 96-18.

                  15. On September 14, 2006, Gaming, RNG, and Golden Palace Ltd. ("Golden Palace"), entered into an agreement under which Golden Palace agreed to invest $600,000 in RNG in return for 20% of the ordinary shares of RNG.. The Company posted a gain of $341,150 resulting from this issuance in accordance with SAB Topic 5H. According to the SAB, realization of a gain is not assured where the subsidiary is a newly-formed, in a process of research and development, start-up or development Stage Company. In such situations, the change in the holding company's proportionate share of the subsidiary equity resulting from the additional equity raised by the subsidiary should be accounted for as an equity transaction and no gain will be recognized. Accordingly, the Company charged a gain of $341,150 into equity.

                        Pursuant to terms of this agreement, Golden Palace has an option, that can be exercised upon the occurrence of certain events as defined in the agreement, to acquire an additional 30% of the ordinary shares of RNG (but not more than 50% of RNG or more than the amount owned by Gaming) at a price of $100,000 per each additional percentage interest of the ordinary shares of RNG. Concurrently, Gaming, RNG and Golden Palace entered into a shareholders agreement under which Golden Palace has a right to appoint one of RNG's 4 directors (as long as Golden Palace owns 20% of RNG) and Gaming has a right to appoint the 3 other directors. Upon Golden Palace becoming an owner of 50% of RNG, it will have the right to appoint an equal number of directors to the number we are entitled to appoint. At issuance date, the Company recorded the call option granted to Golden Palace as a derivative against additional paid in capital. . The call option is being measured at fair value and it is marked to market in accordance with "Accounting for Freestanding Derivative Financial Instruments Indexed to, and Potentially Settled in, the Stock of a Consolidated Subsidiary" ("EITF 00-6 ").

                  16. On December 7, 2006, the Company granted 250,000 warrants to service providers. Therefore, an expense in the amount of $61,750 was recognized on the date of grant, according to EITF 96-18.

            c.    Dividends:

                  In the event that cash dividends are declared in the future, such dividends will be paid in U.S. dollars. The Company does not intend to pay cash dividends in the foreseeable future.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

            d.    Stock option plans:

                  1. On November 23, 2004, the Company adopted the 2004 Global Share Option Plan (the "2004 Global Share Option Plan"). The 2004 Global Share Option Plan is intended to provide incentives to employees, directors and consultants by providing them with opportunities to purchase shares of the Company's common stock. Under the terms of the 2004 Global Share Option Plan, it is effective as of November 23, 2004 and terminates at the end of ten years from such date. The Company has reserved 5,000,000 authorized but unissued shares of common stock to be issued under the 2004 Global Share Option Plan. On May 4, 2006, our board of directors approved an amendment to our 2004 Global Share Option Plan under which the number of shares reserved by us for the purpose of the Plan was increased from 5,000,000 to 8,000,000.

                        The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised. The options vest primarily over three years. Any options that are forfeited or not exercised before expiration become available for future grants.

                  2. On December 31, 2004, the board of directors issued an aggregate of 1,460,000 options under the 2004 Global Share Option Plan to various employees. 1,300,000 of these options are exercisable at a price of $ 0.55 per share and 160,000 of such options are exercisable at $
                        1.00 per share. All of the options expire on December 31, 2014.

                  3. On December 30, 2005, the board of directors issued an aggregate of 370,000 options under the 2004 Global Share Option Plan to various employees. All of these options are exercisable at a price of $ 0.70 per share. All of the options expire on December 31, 2015.

                  4. On February 15, 2005, the Company signed an agreement with a non-employee director. Pursuant to the terms of the agreement, the Company will pay an annual director's fee of $ 7,000, payable in quarterly installments and an additional $ 750 per each board meeting. In addition, the Company agreed to grant an option to purchase up to 192,261 shares of common stock of the Company under the terms of the Company's option plan. The exercise price for the shares subject to the option is $ 1.368 per share of common stock of the Company on the date of the grant. The options were forfeited during 2005.

                  5. On March 31, 2005, the Company granted to two of its non-employee directors, an option under the terms of the Company's option plan, to purchase 192,261 shares of Common stock of the Company at an exercise price of $ 1 per share. Each director's right to exercise such option will vest in three equal annual installments during a period of three years commencing in May 2005, provided that the Company's agreement with such director does not terminate earlier. The Company recorded in 2005 deferred stock compensation in the amount of $ 307,618 in respect of those options.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

                  6. On January 15, 2006, the Company signed an agreement with a new non-employee director. Under which the Company granted an option to purchase up to 192,261 shares of common stock of the Company under the terms of the Company's option plan ("Option"). The exercise price for the shares subject to the Option is $1 per share of common stock of the Company on the date of grant. The Option vests in three equal annual installments, whereby the director has the right to purchase 1/3 of the shares subject to the Option at the expiration of the first, second and third year respectively from the date of the agreement, provided that the director remains a member of the Board of Directors at such time. In the event of termination of the agreement for cause at any time, the Option, if not exercised, shall terminate and be cancelled and non-exercisable. During the reported period the Company recognized an expense of $20,925 according to SFAS 123(R).

                  7. On April 3, 2006, pursuant to Section 4(2) of the Securities Act of 1933, as amended, The Company issued to a company, which is owned by the Company's Chief Executive Officer, an option to buy 1,863,000 shares of the Company's common stock with an exercise price of $1.15 per share in consideration for services provided by the Chief Executive Officer to the Company. The option vests in the following manner: 1,500,750 shares on July 1, 2006, 155,250 shares on October 1, 2006, 155,250 shares on January, 1, 2007 and 51,750 shares on April 1, 2007. During the reported period the Company recognized an expense in the amount of $1,157,545 according to SFAS 123(R). The Company used the graded vesting attribution method for these options.

                  8. On October 22, 2006, the Company granted to two of its non-employee directors, an option under the terms of the Company's option plan, to purchase 113,537 shares of Common stock of the Company at an exercise price of $
                        1.15 per share. Each director's right to exercise such option will vest in 8 equal annual installments during a period of two years commencing in October 2006 provided that the Company's agreement with such director does not terminate earlier.

                  9. On December 7, 2006, the Company granted to two of its non-employee directors, an option under the terms of the Company's option plan, to purchase 192,261 shares of Common stock of the Company at an exercise price of $
                        1.00 per share. Each director's right to exercise such option will vest in 12 equal annual installments during a period of three years commencing in April 2006, provided that the Company's agreement with such director does not terminate earlier.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

                  14. A summary of the Company's share option activity to employees and directors, and related information is as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------
                                                                2006                      2005
                                                       ----------------------    ----------------------
                                                                     WEIGHTED                  WEIGHTED
                                                                      AVERAGE                   AVERAGE
                                                         NUMBER      EXERCISE      NUMBER      EXERCISE
                                                       OF OPTIONS      PRICE     OF OPTIONS     PRICE
                                                       ----------    --------    ----------    --------
                                                                         $                         $
                                                                     --------                  --------
                        Outstanding at the              2,194,522      0.68       1,460,000      0.60
                          beginning of the year

                        Granted                         7,106,857      1.01         946,783      0.96
                        Exercised                          14,583      0.58               -         -
                        Forfeited                       1,633,750      0.99         212,261      1.33
                                                       ----------                ----------

                        Outstanding at the end of
                          the year                      7,653,046      1.01       2,194,522      0.68
                                                       ==========      ====      ==========      ====

                        Options exercisable at the
                          end of the year               3,471,864      0.95         979,852      0.63
                                                       ==========      ====      ==========      ====

                        Weighted-average fair value
                          of options granted during
                          the year                     $     0.52                $     0.82
                                                       ==========                ==========

                        o The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0% for all years: expected volatility: 2006 - 76%, 2005 - 63%' risk-free interest rate: 2006 - 4.84% and 2005 - 4.39%' and expected life: 2006 - 6 years and 2005 3 years.

                        o The expected volatility is based on the historical volatility of the Company's stock. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected term of the stock options granted. As permitted by SAB 107, the Company used the simplified method to compute the expected option term for options granted in 2006. The dividend yield assumption reflects the expected dividend yield based on historical dividends. Pre-vesting forfeiture rates were estimated based on pre-vesting forfeiture experience

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 9:  -  SHARE CAPITAL (CONT.)

                        The options outstanding as of December 31, 2006, have been classified by ranges of exercise price, as follows:

                                                                                             WEIGHTED
                                      OPTIONS       WEIGHTED                   OPTIONS       AVERAGE
                                    OUTSTANDING      AVERAGE     WEIGHTED    EXERCISABLE     EXERCISE
                                       AS OF        REMAINING     AVERAGE       AS OF        PRICE OF
                        EXERCISE   DECEMBER 31,    CONTRACTUAL   EXERCISE   DECEMBER 31,     OPTIONS
                          PRICE        2006       LIFE (YEARS)     PRICE        2006       EXERCISABLE
                        --------   ------------   ------------   --------   ------------   -----------
                            $                                        $                          $
                        --------                                 --------                  -----------

                          0.55        1,034,167          8.5        0.55         953,334       0.55
                         0.575        1,640,000          10        0.575          67,083      0.575
                          0.70          132,500          9          0.70          62,500       0.70
                          1.00        1,081,305          8.5        1.00         407,947       1.00
                          1.15        3,765,074          9.43       1.15       1,981,000       1.15
                                   ------------                             ------------

                                      7,653,046                     0.92       3,471,864       0.95
                                   ============   ============   ========   ============   ===========

NOTE 10: -  RELATED PARTY TRANSACTIONS

            a. On February 22, 2005, the Company signed an agreement with Two Way Media Limited ("TWM") and a related party- Winner.Com (UK) Limited ("Winner") to enter into an Interactive Services Agreement (the "Agreement"). TWM, entered into an agreement with the Company and Winner to provide client-side game applications, server-side software for the management of such platforms and project management support and technical services using Winner's trademark and brand. Each party is entitled to a certain profit share, based on the kind of platform pursuant to which the profit was generated and the amount of profit generated.

            b. During the year 2004 the Company sold software application as part of its regular course of business one of its related parties.

            c. In the fourth quarter of 2006, since the Company's revenues exceeded $750,000, the base salary of the Company's Chief Executive Officer has increased to $15,000 a month effective February 1, 2004 as agreed in the employment agreement signed with the Chief Executive Officer. As a result, the Company has recorded an allowance on behalf of this liability in the amount of $305,727.

NOTE 11: -  INCOME TAXES

            a. Measurement of taxable income under the Income Tax Law (Inflationary Adjustments), 1985:

                  Results for tax purposes of the Israeli subsidiaries are measured in terms of earnings in NIS, after certain adjustments for increases in the Israeli Consumer Price Index ("CPI"). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Israeli subsidiaries have not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 11: -  INCOME TAXES (CONT.)

                  Israeli tax reform:

                  On January 1, 2003, a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of "controlled foreign corporation" was introduced, according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains.

            b.    loss before taxes on income:

                                                 YEAR ENDED DECEMBER 31,
                                         ---------------------------------------
                                             2006          2005          2004
                                         -----------   -----------   -----------

                  Domestic               $ 2,498,758   $ 3,267,999   $ 1,759,724
                  Foreign                  3,901,819       695,476       161,153
                                         -----------   -----------   -----------

                                         $ 6,400,577   $ 3,963,475   $ 1,920,877
                                         ===========   ===========   ===========

            c.    Taxes on income:

                  Taxes on income consist of the following:

                  Current:
                     Domestic            $         -   $         -   $         -
                     Foreign                       -         1,900             -
                                         -----------   -----------   -----------

                  Taxes on income        $         -   $     1,900   $         -
                                         ===========   ===========   ===========

            d.    Deferred income taxes:

                  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiaries' deferred tax assets are as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                            2006           2005           2004
                                                        ------------   ------------   -----------

                  Operating loss carryforward           $  3,360,291   $  2,226,194   $   985,723
                  Tax withholding                                            10,255             -
                  Foreign                                     76,062         22,629        33,628
                                                        ------------   ------------   -----------

                  Deferred tax asset before valuation
                     allowance                             3,436,353      2,259,078     1,019,351
                  Valuation allowance                     (3,436,353)    (2,259,078)   (1,019,351)
                                                        ------------   ------------   -----------

                  Net deferred tax asset                $          -   $          -   $         -
                                                        ============   ============   ===========

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 11: -  INCOME TAXES (CONT.)

                  On December 31, 2006, the Company and its subsidiaries have provided valuation allowances of $ 3,367,733 in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that since the Company and its subsidiaries have a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future. The change in valuation allowance was $ 1,108,555.

            e.    Net operating losses carryforwards:

                  The US subsidiaries have accumulated losses for tax purposes as of December 31, 2006, in the amount of $ 8,390,654 which may be carried forward and offset against taxable income, and which expires during the years 2022 through 2025.

                  Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

                  Zone4Play (Israel) Ltd., has accumulated losses for tax purposes as of December 31, 2006, in the amount of approximately $ 231,666 which may be carried forward and offset against taxable income in the future, for an indefinite period.

                  MIX TV Ltd an Israeli subsidiary of the Company has accumulated losses for tax purposes as of December 31, 2006, in the amount of approximately $ 682,789 which may be carried forward and offset against taxable income in the future, for an indefinite period.

                  Gaming, an Isle of Man subsidiary of the Company has accumulated losses for tax purposes as of December 31, 2006, in the amount of approximately $ 233,355 which may be carried forward and offset against taxable income in the future, for an indefinite period.

                  Get21 an Isle of Man subsidiary of the Company has accumulated losses for tax purposes as of December 31, 2006, in the amount of approximately $ 864,616 which may be carried forward and offset against taxable income in the future, for an indefinite period.

            f. The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carry forward among the various subsidiaries worldwide due to the uncertainty of the realization of such tax benefits.

            g.    Tax rates:

                  Taxable income of Israeli subsidiaries is subject to tax at the rate of 31% in 2006, 29% in 2007, 27% in 2008, 26% in 2009 and 25% in 2010 and thereafter.

                                          ZONE 4 PLAY, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
U.S. DOLLARS, EXCEPT SHARE DATA

NOTE 11: -  INCOME TAXES (CONT.)

            h.    Income taxes on non-Israeli subsidiaries:

                  Non-Israeli subsidiaries are taxed according to the tax laws in their respective country of residence.

                  Israeli income taxes and foreign withholding taxes were not provided for on undistributed earnings of the Company's foreign subsidiaries. The Company intends to reinvest these earnings indefinitely in its foreign subsidiaries. If these earnings were distributed to Israel in the form of dividends or otherwise, the Company would be subject to additional Israeli income taxes (subject to an adjustment for foreign tax credits) and foreign withholding taxes.

NOTE 12: -  FINANCIAL EXPENSES

                                                                    YEAR ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                  2006        2005        2004
                                                               ---------   ---------   ---------
                  Financial (Income) expenses:
                    Interest, bank charges and fees, net       $ (67,836)  $ (14,238)  $  18,067
                    Foreign currency translation differences      58,655      14,332      22,829
                                                               ---------   ---------   ---------

                                                               $  (9,181)  $      94   $  40,896
                                                               =========   =========   =========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws require that we indemnify and hold harmless each of our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Zone 4 Play, Inc. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

     The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

     (a)  The person conducted himself or herself in good faith;

     (b)  The person reasonably believed:

          (1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

          (2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

     The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the registration of the securities:

NATURE OF EXPENSE                                            AMOUNT
-----------------                                            ------

SEC registration fee                                      $  1,828.38
Accounting fees and expenses                              $    500.00*
Legal fees and expenses                                     10,000.00*
                                                          -----------
                      TOTAL                               $*12,328.38
                                                          ===========

     *    Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to a Stock Purchase Agreement dated December 1, 2003, we issued 10,426,191 shares of common stock to 21 individuals and entities in consideration for all of the issued and outstanding capital stock of Zone 4 Play, Inc., a Delaware corporation.

In March 2004, we issued 44,348 shares of common stock to The Equity Group Inc., a New York corporation, pursuant to a consulting contract.

On April 1, 2004, we sold 1,500,000 units of common stock and common stock purchase warrants at a purchase price of $0.80 per unit, for an aggregate of $1,200,000. Each unit consists of one share of our common stock and two common stock purchase warrants. One warrant is exercisable for 24 months at a price of $1.85 per share and one warrant is exercisable for 36 months at a price of $2.50 per share. The completed private placement consisted of an aggregate of 1,500,000 shares of our common stock and 3,000,000 warrants.

In August 2004, we issued 22,222 shares of common stock to PortfolioPR Inc., a New York corporation, pursuant to a consulting contract.

On August 17, 2004, we sold 1,000,000 units of common stock and common stock purchase warrants at a purchase price of $1.00 per unit, for an aggregate of $1,000,000. Each unit consists of one share of common stock and two common stock purchase warrants. One warrant is exercisable for 24 months at a price of $2.00 per share and one warrant is exercisable for 36 months at a price of $2.50 per share.

On January 3, 2005, we sold 50,000 shares of common stock to Benchmark Consulting Inc., a New York corporation, pursuant to a consulting contract.

On January 3, 2005, we sold an aggregate of 2,483,332 shares of common stock to nine accredited investors for aggregate gross proceeds of $3,724,999.

On January 27, 2005, we sold an aggregate of 176,666 shares of common stock to four accredited investors for aggregate gross proceeds of $264,999.

On February 10, 2005, we issued to Punk, Ziegel & Company, L.P. warrants to purchase up to 78,200 shares of common stock, of which 25,000 shares have an exercise price of $0.80 per share and 53,200 shares have an exercise price of $1.50 per share. These warrants were issued pursuant to a certain placement agent agreement dated August 9, 2004.

On April 20, 2005, we sold 50,000 shares of common stock to Benchmark Consulting Inc., a New York corporation, pursuant to a consulting contract.

On April 27, 2005, pursuant to an agreement with NetFun Ltd, dated March 10, 2005, under which the Company increased its ownership percentage of the issued and outstanding share capital of MixTV Ltd. From 50.1% to 100%, the Company issued Netfun Ltd. 625,000 shares of common stock of the Company, par value $.001 per share.

On March 24, 2006, we completed an offering that consisted of 6,234,485 units sold at a price of $.725 per unit to certain accredited investors for aggregate gross proceeds of $4,520,000. Each unit is comprised of one share of our common stock and a warrant to purchase one share at an exercise price of $1.125 per share for a period of 36 months.

On March 28, 2006, pursuant to an agreement between the Company and Ori Sasson and Jonathan Medved, the Company issued to each of Mr. Medved and Mr. Sasson as advisors of the Company a warrant to purchase 200,000 of the Company's shares of common stock with an exercise price of $1.00 per share.

On March 30, 2006, we completed an offering that consisted of 2,000,000 units sold at a price of $1.00 per unit to certain accredited investors for aggregate gross proceeds of $2,000,000. Each unit is comprised of one share of our common stock and a warrant to purchase one share at an exercise price of $1.35 per share for a period of 36 months.

On April 3, 2006, we issued Citron Investments Ltd., which is owned by Shimon Citron, an option to buy 1,863,000 shares of the Company's common stock in consideration for services provided by Mr. Citron to the Company. The option vests in the following manner: 1,500,750 shares on July 1, 2006, two equal installments of 155,250 shares, one vests on October 1, 2006 and one vests on January, 1, 2007 and an installment of 51,750 shares on April 1, 2007.

All of the above issuances and sales were deemed to be exempt under Regulation S, Regulation D and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act.

ITEM 27. EXHIBITS

                                  EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION
--------------      ------------------------------------------------------------

2.1 Stock Purchase Agreement dated December 1, 2003 between Zone 4 play, Inc. and Old Goat Enterprises, Inc. (incorporated by reference to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 5, 2004).

3.1 Composite copy of the Company's Articles of Incorporation as amended on February 5, 2004. (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 11, 2006).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form SB-2 (File No. 333-91356) filed with the Securities and Exchange Commission on June 27, 2002).

4.1 Registration Rights Agreement dated January 3, 2005 by and among the Company and a list of purchasers identified in the signature pages of this agreement (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2005).

4.2 Registration Rights Agreement dated January 27, 2005 by and among Zone 4 Play, Inc. and each of the purchasers signatory thereto (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2005).

4.3 Registration Rights Agreement dated March 20, 2006 between the Company and certain accredited investors (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

4.4                 Form of Stock Purchase Warrant (incorporated by reference to
                    Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

4.5 Registration Rights Agreement dated March 29, 2006 between the Company and certain accredited investors (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2006).

4.6                 Form of Stock Purchase Warrant (incorporated by reference to
                    Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2006).

5.1 Opinion and Consent of Z.A.G/S&W LLP (incorporated by reference to Exhibit 5.1 to the Company's registration statement number 333-133820 on Form SB-2 filed with the Securities and Exchange Commission on May 4, 2006).

10.1 Director Appointment Agreement of Oded Zucker dated January 1, 2004 (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 16, 2004).

10.2 Director Appointment Agreement of Shlomo Rothman dated January 1, 2004 (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 16, 2004).

10.3 Agreement, dated August 8, 2004, between The Gaming Channel Limited and Zone4Play (UK) Ltd. (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company's Form SB-2 (File No. 333-120174) filed with the Securities and Exchange Commission on December 21, 2004).

10.4 Content License Agreement, dated August 24, 2004, by and between CSC Holdings, Inc. and Zone 4 Play, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Company's Form SB-2 (File No. 333-120174) filed with the Securities and Exchange Commission on December 21,
                    2004).

10.5 Securities Purchase Agreement dated January 3, 2005 by and among the Company and a list of the purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2005).

10.6 Agreement dated January 17, 2005 between Eurobet UK Limited and Zone Play (UK) Limited (incorporated by reference to
                    Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2005).

10.7 Agreement dated January 24, 2005 between The Poker Channel Ltd. And Zone4Play Inc. (incorporated by reference to
                    Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2005).

10.8 Interactive Fixed Odds Betting Services Agreement dated February 22, 2005 by and among Zone4Play Inc. Winner.Com
                    (UK) Limited and Two Way Media Limited (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2005).

10.9 Agreement, dated January 17, 2005 between Eurobet UK Limited and Zone4Play (UK) Limited (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 28, 2005).

10.10 Securities Purchase Agreement dated January 27, 2005 among the Company and the purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2005).

10.11 Director Appointment Agreement of Sean Ryan dated February 15, 2005 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2005).

10.12 Stock Purchase Agreement dated March 10, 2005 by and between the Company and Netfun Ltd. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2005).

10.13 License Agreement, dated April 21, 2005, by and between Zone4Play (UK) Limited and Cosmotrade Investments Limited (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2005).

10.14 Amended Employment Agreement with Uri Levy dated May 1, 2005 (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 9, 2005).

10.15 Amended Employment Agreement dated July 25, 2005, by and between Zone 4 Play (Israel) Ltd. and Mr. Shimon Citron. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2005).

10.16 Agreement, dated August 17, 2005 between Two Way TV Australia Limited and Zone 4 Play, Inc., (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2005).

10.17 Securities Purchase Agreement dated March 20, 2006 between the Company and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2006).

10.18 Securities Purchase Agreement dated March 29, 2006 between the Company and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2006).

10.19 Director Appointment Agreement dated as of January 15, 2006 by and between Zone 4 Play, Inc. and Adiv Baruch ((incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2006).

10.20 A Summary of Directors Ongoing Compensation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 11, 2006).

10.21 Sample Agreement under the Company's 2004 Global Option Share Plan (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 11, 2006).

10.22 Master Services Agreement dated April 17, 2006, by and among Zone4Play, Inc., Two Way Media Limited and Ladbrokes E-Gaming Limited, and Statement of Work dated April 17, 2006 issued by Ladbrokes E-Gaming Limited (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2006).

10.23 Amendment to 2004 Global Share Option Plan of Zone 4 Play, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2006).

10.24               2004 Global Share Option Plan of Zone 4 Play, Inc.
                    (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2004).

10.25 Option Agreement between Zone 4 Play, Inc. and Citron Investments Ltd. dated April 3, 2006 (incorporated by reference to Exhibit 10.1. to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 15, 2006).

10.26 Share Subscription and Option Agreement dated September 14, 2006, by and among, RNG Gaming Ltd., Golden Palace Ltd.,and Gaming Ventures plc. (incorporated by reference to Exhibit
                    10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14,
                    2006).

10.27 Software License Agreement dated October 31, 2006, by and among, RNG Gaming Ltd. and Golden Palace Ltd. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2006).

10.28 Agreement dated April 30, 2007 between Zone 4 Play, Inc. and Two Way Limited. (incorporated by reference to Exhibit 10.1. to the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 21, 2007).

16.1 Letter from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global to the Securities and Exchange Commission dated July 10, 2006 (incorporated by reference to Exhibit
                    16.1 to the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 10,
                    2006).

21.1                List of Subsidiaries (incorporated by reference to Exhibit
                    21.1 to the Company's Annual Report on Form 10K-SB filed with the Securities and Exchange Commission on March 30,
                    2007).

23.1                Consent of Z.A.G./S&W LLP (see Exhibit 5.1).

23.2                Consent of Kost Forer Gabbay & Kasierer, a member of Ernst &
                    Young Global. *

23.3                Consent of Ziv Haft, a member of the BDO network.*

24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's registration statement number 333-133820 on Form SB-2 filed with the Securities and Exchange Commission on May 4, 2006).

99.1 Letter from the Company to Mr. Ori Sasson and Mr. Jonathan Medved dated March 24, 2006 (incorporated by reference to
                    Exhibit 99.1 to the Company's registration statement number 333-133820 on Form SB-2 filed with the Securities and Exchange Commission on May 4, 2006).

                    * Filed herewith.

ITEM 28. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) For determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each such post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

     (7) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated of deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel-Aviv, Israel on July 18, 2007.

                                             ZONE 4 PLAY, INC.


                                             By: /s/ Uri Levy
                                             ----------------
                                             Uri Levy,
                                             Acting Chief Executive Officer
                                             And Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Shimon Citron and Uri Levy and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith,
(iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

      SIGNATURE                      TITLE                            DATE
      ---------                      -----                            ----

/s/ Uri Levy        Acting Chief Executive Officer and Chief      July 18, 2007
------------        Financial Officer (Principal Executive,
Uri Levy            Financial and Accounting Officer)

*                   Director                                      July 18, 2007
--------------
Shlomo Rothman

*                   Director                                      July 18, 2007
--------------
Oded Zucker

*                   Director                                      July 18, 2007
--------------
Shimon Citron

*                   Director                                      July 18, 2007
--------------
Adiv Baruch

* The undersigned by signing his name hereto, does sign and execute this registration statement pursuant to the powers of attorney executed by the above-named directors of the registrant. Which have been filed with the Securities and Exchange Commission on behalf of such directors.

By: /s/ Uri Levy
----------------
Uri Levy
Attorney-in-Fact